     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 2005

                                                   Registration No. 333-123974

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
             (Exact name of registrant as specified in its charter)

                           Delaware                                             23-2811925

(State or other jurisdiction of incorporation or organization)    (I.R.S. employer identification number)

                                 200 WITMER ROAD
                           HORSHAM, PENNSYLVANIA 19044
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    DAVID E. CREAMER, DIRECTOR AND PRESIDENT
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                 200 WITMER ROAD
                           HORSHAM, PENNSYLVANIA 19044
                                 (215) 328-3164
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                            ROBERT L. SCHWARTZ, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                          GMAC COMMERCIAL HOLDING CORP.
                                 200 WITMER ROAD
                           HORSHAM, PENNSYLVANIA 19044

        DIANE CITRON, ESQ.                        JOSHUA E. RAFF, ESQ.
 MAYER, BROWN, ROWE & MAW LLP              ORRICK, HERRINGTON & SUTCLIFFE LLP
          1675 BROADWAY                               666 FIFTH AVENUE
 NEW YORK, NEW YORK 10019                         NEW YORK, NEW YORK 10103

         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box: |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, other than securities offered only in connection with
dividend or interest plans, please check the following box: |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
registration statement for the same offering: |_|

         If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration
statement for the same offering: |_|

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                          PROPOSED MAXIMUM      PROPOSED MAXIMUM
       TITLE OF SECURITIES                AMOUNT           OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
         BEING REGISTERED            TO BE REGISTERED        PER UNIT(1)            PRICE(1)         REGISTRATION FEE(2)
---------------------------------   -------------------  -------------------  --------------------- --------------------

Mortgage Pass-Through Certificates    $6,000,000,000            100%             $6,000,000,000          $706,200
========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

(2) $189,537.60 of this amount was previously paid in connection with (a) the original Registration Statement filed on April 8, 2005 and (b) unsold Mortgage
Pass-Through Certificates registered by the Registrant under Registration No.
333-115244 with an initial filing date of May 6, 2004, and is being offset against the total filing fee due for this Registration Statement pursuant to
Sections 457(b) and 457(p) of the General Rules and Regulations under the
Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

         This Registration Statement includes (i) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through
Certificates representing beneficial ownership interests in a trust fund consisting primarily of commercial mortgage loans and (ii) the basic prospectus relating to the Mortgage Pass-Through Certificates.

                  PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [ ]
                               $[ ] (APPROXIMATE)

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                    Depositor

                      GMAC COMMERCIAL MORTGAGE CORPORATION
                      Master Servicer and Special Servicer

                  SERIES [ ] MORTGAGE PASS-THROUGH CERTIFICATES

---------------------------   THE CERTIFICATES WILL CONSIST OF:

YOU SHOULD CONSIDER           o  The [ ] classes of offered certificates
CAREFULLY THE RISK               described in the table on page S-[ ].
FACTORS BEGINNING ON PAGE
S-[ ] IN THIS PROSPECTUS      o  [    ] additional classes of private
SUPPLEMENT AND PAGE [ ]          certificates, [   ] of which are subordinated
IN THE PROSPECTUS.               to, and provide credit enhancement for, the
                                 offered certificates.
The certificates
represent interests only      THE ASSETS UNDERLYING THE CERTIFICATES WILL
in the trust created for      INCLUDE:
Series [ ]. They do not
represent interests in or     o  A pool of [ ] fixed rate, monthly pay mortgage
obligations of GMAC              loans secured by first priority liens on [    ]
Commercial Mortgage              commercial and multifamily residential
Securities, Inc., GMAC           properties. The mortgage pool will have an
Commercial Mortgage              initial pool balance of approximately $[  ].
Corporation or any of
their affiliates.             CREDIT ENHANCEMENT:

This prospectus               o  The subordination of certificates other than
supplement may be used to        the Class [     ] certificates will provide
offer and sell the               credit enhancement to the Class [     ]
offered certificates only        certificates. Each class of subordinated
if accompanied by the            certificates will provide credit enhancement to
Prospectus.                      subordinated certificates with earlier
                                 alphabetical class designations.
---------------------------
                              NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR
                              ANY STATE SECURITIES COMMISSION HAS APPROVED THE
                              OFFERED CERTIFICATES OR DETERMINED THAT THIS
                              PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS
                              ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE
                              CONTRARY IS A CRIMINAL OFFENSE.

     The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage
Securities, Inc. from the sale of the offered certificates will be approximately
[ ]% of their principal balance plus accrued interest, before deducting expenses. The underwriters' commission will be the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public.

                             [names of underwriters]

                                     [DATE]

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in two separate documents that progressively provide more detail:

     o    the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o    this prospectus supplement, which describes the specific terms of your series of certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT TOGETHER PROVIDE A DESCRIPTION
OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION
IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC
DESCRIPTION OF YOUR CERTIFICATES.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a "Glossary" of capitalized terms used in this prospectus supplement beginning on page S[  ] in this prospectus supplement.

               SUMMARY OF SERIES 200[_]-C[_] MORTGAGE PASS-THROUGH
                      CERTIFICATES AND POOL CHARACTERISTICS

            THE SERIES 200[_]-C[_] MORTGAGE PASS-THROUGH CERTIFICATES

                                 ORIGINAL                             APPROXIMATE     APPROXIMATE
                               PRINCIPAL OR        APPROXIMATE          INITIAL      WEIGHTED AVG.     PRINCIPAL
                RATINGS          NOTIONAL       PERCENT OF CREDIT    PASS-THROUGH     LIFE (3) (IN     WINDOW (4)
   CLASS       [       ]        AMOUNT (1)         SUPPORT (2)           RATE           YEARS)       (MONTH/YEAR)
------------   ---------      --------------    -----------------    ------------    -------------   -------------

------------------------
(1)  These amounts are approximate.

(2)  The percent of credit support reflects the aggregate certificate balances of all classes of certificates that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.

(3)  The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid. The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under "Yield and Maturity
     Considerations" in this prospectus supplement.

(4)  The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under
     "Yield and Maturity Considerations" in this prospectus supplement.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date, which is the due date of any mortgage loan in [ ]. All weighted averages set forth below are based on the balances of the mortgage loans in the mortgage pool as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in [ ] is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.

                    SERIES [ ] MORTGAGE POOL CHARACTERISTICS

CHARACTERISTICS                                      ENTIRE MORTGAGE POOL
---------------                                      --------------------
Initial pool balance...............................     $
Number of mortgage loans...........................
Number of mortgaged properties.....................
Average balance as of the cut-off date.............     $
Range of mortgage rates as of the cut-off date.....     % to %
Weighted average mortgage rate.....................     %
Weighted average remaining term to maturity........     months
Weighted average remaining amortization term.......     months
Weighted average debt service coverage ratio.......     x
Weighted average loan-to-value ratio...............     %

The calculation of loan-to-value ratio and debt service coverage ratio is described in Annex A to this prospectus supplement and the calculations of the weighted average debt service coverage ratio and weighted average loan to value ratio.

                   SUMMARY OF SERIES [     ] TRANSACTION

     This summary highlights selected information from this document. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

                      RELEVANT PARTIES AND IMPORTANT DATES

TITLE OF SERIES:           Series [   ] Mortgage Pass-Through Certificates

THE ISSUER:                GMAC Commercial Mortgage Securities, Inc. Series [  ]
                           Trust formed to issue the mortgage pass-through
                           certificates and to acquire the mortgage pool.

DEPOSITOR:                 GMAC Commercial Mortgage Securities, Inc.
                           200 Witmer Road
                           Horsham, Pennsylvania
                           19044-8015
                           (215) 328-4622

SELLER:                    GMAC Commercial Mortgage Corporation

MASTER SERVICER:           GMAC Commercial Mortgage Corporation

SPECIAL SERVICER:          GMAC Commercial Mortgage Corporation

TRUSTEE:

CLOSING DATE:              On or about [  ].

DETERMINATION DATE:        The [ ] day of each month or, if the [ ] day is not a
                           business day, the immediately succeeding business
                           day.

COLLECTION PERIOD:         For any distribution date, the period that begins
                           immediately following the determination date in the
                           prior calendar month and continues through and
                           includes the determination date in the calendar month
                           in which that distribution date occurs. The first
                           collection period, however, for each mortgage loan
                           begins immediately following its cut-off date.

INTEREST ACCRUAL PERIOD:   With respect to any distribution date, the calendar
                           month immediately preceding the month in which such
                           distribution date occurs.

CUT-OFF DATES:

DISTRIBUTION DATE:

                                       5

THE MORTGAGE POOL

The mortgage pool will consist of mortgage loans. The assets of the trust consist of, among other things, the mortgage loans. Each of the mortgage loans is secured by first mortgage liens on real property interests held by borrowers that own or lease the mortgaged properties. The mortgaged properties are used for commercial or multifamily residential purposes.

GMAC Commercial Mortgage Corporation originated all of the mortgage loans. The mortgage loans were originated between [ ] and [ ].

The seller will make representations and warranties regarding the mortgage loans. The depositor will assign these representations and warranties to the trustee.

In this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property, divided by the aggregate pool balance. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their cut-off dates, after taking into account all payments of principal due on or before that date, whether or not received. All mortgage pool information in this prospectus supplement is approximate and depends upon the final composition of the mortgage loans sold to the trust.

Annex A to this prospectus supplement provides characteristics of the mortgage loans on a loan-by-loan basis. See also "Description of the Mortgage Pool" in this prospectus supplement.

GEOGRAPHIC CONCENTRATIONS OF THE MORTGAGED PROPERTIES

The mortgaged properties are located in [ ] states. The following table lists the number and percentage of mortgaged properties that are located in the five states with the highest concentrations of mortgaged properties.

                                Number of Percentage of
                                Mortgaged Initial Pool
       Property State             Properties Balance
       --------------           -----------------------

PROPERTY TYPES

The following table lists the number and percentage of mortgaged properties that are operated for each indicated purpose.

                               Number of Percentage of
                                Mortgaged Initial Pool
       Property State             Properties Balance
       --------------           -----------------------

PREPAYMENT OR CALL PROTECTION PROVIDED BY THE MORTGAGE LOANS

The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan. All the mortgage loans permit defeasance after a lockout period. For a description of defeasance provisions in the mortgage loans, see "Description of the Mortgage Pool--Defeasance."

PAYMENT TERMS OF THE MORTGAGE LOANS

All the mortgage loans accrue interest at a fixed rate. However, the rate on a mortgage loan with an anticipated repayment date may increase if that mortgage loan is not repaid on its anticipated repayment date. See "Description of the
Mortgage Pool--

                                       6

Calculations of Interest," and "- ARD Loans" in this prospectus supplement.

THE CERTIFICATES

Your certificates represent the right to a portion of the collections on the trust's assets. The certificates represent all of the beneficial ownership interests in the trust. The offered certificates are the only securities offered through this prospectus supplement. The private certificates are not offered by this prospectus supplement.

CERTIFICATE DESIGNATIONS

We refer to the certificates by the following designations:

--------------------------------------------------------
Designation                   Related Class(es)
--------------------------------------------------------
Offered certificates
--------------------------------------------------------
Senior certificates
--------------------------------------------------------
Interest only certificates
--------------------------------------------------------
Subordinate certificates
--------------------------------------------------------
Residual certificates
--------------------------------------------------------
REMIC regular certificates
--------------------------------------------------------

INITIAL CERTIFICATE BALANCES OF THE CERTIFICATES

The aggregate principal balance of the certificates issued by the trust will be approximately $[ ], but may vary upward or downward by no more than 5%.

The senior certificates (excluding the Class X certificates) will comprise approximately [ ]% and the subordinate certificates will comprise approximately
[ ]% of the initial aggregate certificate balance of the certificates.

The Class X certificates will not have a certificate balance. The Class X certificates will have a notional amount and will accrue interest on that notional amount. The Class X certificates will not receive any distributions of principal.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

The trustee will make distributions to certificateholders on each distribution date in the order of priority described below.

Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest. The borrowers are required to make payments of interest and/or principal on the mortgage loans to the master servicer. The master servicer will deduct its master servicing fee and other amounts required by the pooling and servicing agreement and send the remainder to the trustee. See "The Pooling and Servicing Agreement" in this prospectus supplement. After deducting its trustee fee, the trustee will distribute the available certificate distribution amount to the certificateholders as follows:

                  --------------------------------------------

                     Amount available to certificateholders

                  --------------------------------------------

                  --------------------------------------------

                                     Step 1

                         Distribution of interest to the
                               senior certificates

                  --------------------------------------------

                  --------------------------------------------

                                     Step 2

                        Distribution of principal to the
                             Class A[ ] certificates

                  --------------------------------------------

                                       7

                  --------------------------------------------

                                     Step 3

                   Distribution of the amount of interest due
                     and principal due on each class of the
                         subordinate certificates. These
                    distributions are made in the priority of
                    the alphabetical order of the subordinate
                      certificates and as described below.

                  --------------------------------------------

                  --------------------------------------------

                                     Step 4

                           Any remaining funds to the
                              residual certificates

                  --------------------------------------------

Distributions of interest and principal are not made to a class of certificates if its certificate balance or notional amount has been reduced to zero. However, realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the amount available for distribution is sufficient. See "Description of the
Certificates--Distributions" for a discussion of the amount available for distribution and the priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make each of the payments described above after making distributions on certificates with a higher priority. Funds may be insufficient if the trust experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for the delay in distribution of interest.

The amount of interest distributable on each class on each distribution date will equal:

o    1/12th of the pass-through rate for that class

     multiplied by

o    the related class certificate balance or class notional amount.

Due to allocations of losses, expenses and any net aggregate prepayment interest shortfall, the actual amount of interest distributed on each distribution date may be less than this amount.

See "Description of the Certificates--Distributions" in this prospectus supplement.

SUBORDINATION OF CLASSES OF CERTIFICATES

The senior certificates will receive all distributions of interest and principal or, in the case of the Class X certificates, only interest, before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.

ALLOCATION OF LOSSES AND EXPENSES TO CLASSES OF CERTIFICATES

A loss is realized on a mortgage loan when the master servicer or the special servicer, as applicable, determines that it has received all amounts it expects to receive from the

                                       8

mortgage loan and that amount is less than the outstanding principal balance on the mortgage loan plus accrued and unpaid interest.

An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment from a borrower. Additional trust fund expenses include, among other things:

o    special servicing compensation;

o    interest on advances made by the master servicer or the trustee;

o    extraordinary expenses, such as indemnification and reimbursements paid to the trustee; and

o    loan specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses and additional trust fund expenses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated to the certificates if the aggregate outstanding principal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates will be reduced as shown in the following chart:

                        ---------------------------------

                                     Step 1

                         Reduce the certificate balances
                          of the Class [ ] certificates
                               to zero, that order

                         ---------------------------------

                         ---------------------------------

                                     Step 2

                         Reduce the certificate balances
                          of the Class [ ] certificates
                                pro-rata, to zero

                         ---------------------------------

Any reductions in the certificate balances of the certificates as the result of the allocation of losses and additional trust fund expenses will also have the effect of reducing the aggregate notional amount of the Class X certificates.

For a detailed description of the allocation of losses and additional trust fund expenses among the certificates, see "Description of the
Certificates--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

ADVANCES MADE BY THE MASTER SERVICER

For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received, the master servicer is required to make P&I advances from its own funds to cover that shortfall. The master servicer is also required to make servicing advances with respect to the related mortgaged property. However, the master servicer is required to make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The master servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or

                                       9

excess interest that may be due on any ARD loan. If the master servicer fails to make a required advance, the trustee will be required to make such advance.
However, the trustee will make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The master servicer and the trustee will each be entitled to recover any advance made by it from related proceeds collected on the mortgage loan for which that advance was made. If at any time an advance made by the master servicer or the trustee is determined to be a nonrecoverable advance, the master servicer or the trustee will be entitled to recover the amount of that advance out of funds received on or in respect of other mortgage loans. The master servicer or the trustee may, in its sole discretion, defer recovery of any advance, provided that no such deferral may exceed six (6) months without the consent of the majority certificateholder of the controlling class or twelve (12) months overall. Reimbursement for nonrecoverable advances will be made from amounts received in respect of principal on such other mortgage loans before being made from other amounts received on such other mortgage loans and such amounts will be deducted from the principal distribution amount for the related distribution date (provided, however, that to the extent any such nonrecoverable advances are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs).

In addition, if at any time an advance is made with respect to a mortgage loan and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance (together with interest on such advance to the extent accrued and unpaid) will constitute a workout-delayed reimbursement amount and, unless determined to be nonrecoverable, will be reimbursable only from amounts in the certificate account that represent principal on the mortgage loans. Any principal collections used to reimburse the master servicer or the trustee for such workout-delayed reimbursement amounts will be deducted from the principal distribution amount for the related distribution date, and to the extent any such workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs. The master servicer and the trustee will each be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf. See "Description of the
Certificates--P&I and Servicing Advances" in this prospectus supplement and
"Description of the Certificates--Advances in Respect of Delinquencies" and "The
Pooling and Servicing Agreements--Certificate Account" in the prospectus.

In addition, in considering whether any advance is, or any proposed advance, if made, would constitute, a nonrecoverable advance, any person making such determination will be entitled to give due regard to the existence of any nonrecoverable advances or workout-delayed reimbursement amounts with respect to other mortgage loans, the

                                       10

recovery of which is being deferred or delayed at the time of such consideration by the master servicer or, if applicable, the trustee, in light of the fact that proceeds on the related mortgage loan are a source of recovery not only for the advance under consideration, but also as a potential source of recovery of such nonrecoverable advance or workout-delayed reimbursement amounts the recovery of which is being, or may be, deferred or delayed.

The master servicer and the trustee will each be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf. See "Description of the Certificates--P&I and
Servicing Advances" in this prospectus supplement and "Description of the
Certificates--Advances in Respect of Delinquencies" and "The Pooling and
Servicing Agreements--Certificate Account" in the prospectus.

OPTIONAL TERMINATION OF THE TRUST

If, on any distribution date, the remaining aggregate principal balance of the mortgage pool is less than [ ]% of the initial pool balance, the master servicer, the majority certificate holder of the controlling class or the depositor may purchase the mortgage loans. None of the master servicer, the majority certificate holder of the controlling class or the depositor, however, is required to do so. If the master servicer, the majority certificate holder of the controlling class or the depositor does purchase the mortgage loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. Provided that the aggregate principal balances of the
Class [ ] certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then outstanding certificates, including the interest only certificates, for the mortgage loans remaining in the trust, but all of the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange. See
"Description of the Certificates--Certificate Balances and Notional Amounts" and
"--Termination; Retirement of Certificates."

BOOK-ENTRY REGISTRATION

Generally, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company in the United States or
through Clearstream or the Euroclear System in Europe. See "Description of the
Certificates--Book-Entry Registration of the Offered Certificates" and "Annex D"
in this prospectus supplement and "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

DENOMINATIONS

The offered certificates are offered in minimum denominations of $[ ] each and multiples of $[ ] in excess thereof.

Yield and Prepayment Considerations

The yield to maturity of each class of certificates will depend upon:

o    the purchase price of the certificates;

o    the applicable pass-through rate;

o    the characteristics of the mortgage loans; and

o    the rate and timing of payments on the mortgage loans.

For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and Maturity

                                       11

Considerations" in this prospectus supplement.

LEGAL INVESTMENT IN THE CERTIFICATES

At the time of their issuance, any of the offered certificates rated in the category of "AAA" or "AA" or the equivalent by at least one rating agency will be "mortgage related securities" and all other offered certificates will not be
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your legal advisors in determining the extent to which the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS FOR CERTIFICATEHOLDERS

If the conditions described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus are satisfied, the Class [ ]
certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

TAX STATUS OF THE CERTIFICATES

The certificates, other than the residual certificates and the Class [ ]
certificates (which enable the Class [ ] certificateholders to receive certain excess interest on the ARD loans), will be treated as regular interests in a
REMIC and generally as debt for federal income tax purposes. Holders of regular interest certificates will be required to include in income all interest and original issue discount in respect of their certificates in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.

For federal income tax purposes, elections will be made to treat the mortgage pool that comprises the trust (other than excess interest on the ARD loans) as separate real estate mortgage investment conduits. The certificates, other than the residual certificates and the Class [  ] Certificates, will represent ownership of regular interests in their respective real estate mortgage investment conduit. For federal income tax purposes, the residual certificates will be the residual interests in their respective real estate mortgage investment conduit. The Class [ ] certificates will represent only the right to excess interest on the ARD loans and, for federal income tax purposes, will constitute interests in a grantor trust.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

RATINGS ON THE CERTIFICATES

The offered certificates are required to receive ratings from

[  ] that are not lower than those indicated under "Summary of Series [  ]
Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in
[  ]. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings do not

                                       12

address the likelihood that holders will receive any yield maintenance charges, prepayment premiums, default interest or excess interest. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "Ratings" in this prospectus supplement.

                                       13

     RISK FACTORSThe offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

ALLOCATIONS OF LOSSES ON      If losses on the mortgage loans are allocated to
THE MORTGAGE LOANS WILL       your class of certificates, the amount payable to
REDUCE YOUR PAYMENTS AND      you will be reduced by the amount of these losses
YIELD ON YOUR CERTIFICATES    and the yield to maturity on your certificates
                              will be reduced. Losses allocated to a class
                              reduce the principal balance of the class without
                              making a payment to the class.

                              Because losses on the mortgage loans, together
                              with expenses relating to defaulted mortgage
                              loans, will be allocated first to the most
                              subordinated class of subordinated certificates
                              with a positive balance, the yields on the
                              subordinate certificates will be extremely
                              sensitive to losses on the mortgage loans and the
                              other related expenses.

                              If the principal balance of all of the subordinate
                              certificates has been reduced to zero due to
                              losses on and expenses of defaulted mortgage
                              loans, losses and expenses will be allocated pro
                              rata to the Class [ ] certificates.

                              Reductions in the principal balance of any class
                              will reduce the notional amount of the Class X
                              certificates by a corresponding amount, resulting
                              in smaller interest distributions to the Class X
                              certificateholders. See "Description of the
                              Certificates--Subordination; Allocation of Losses
                              and Expenses" in this prospectus supplement.

                                       14

DELINQUENCIES, LOSSES AND     The yield to maturity on the certificates will
PREPAYMENTS ON THE MORTGAGE   depend significantly on the rate and timing of
LOANS WILL AFFECT THE YIELD   payments of principal and interest on the
ON THE CERTIFICATES           certificates. The rate and timing of principal and
                              interest payments on the mortgage loans, including
                              the rates of delinquency, loss and prepayment,
                              will affect the rate and timing of payments of
                              principal and interest on the certificates. Some
                              of the mortgage loans are secured by cash reserves
                              or other credit enhancement that, if certain
                              leasing-related or other conditions are met, may
                              be applied to partially defease or prepay the
                              related mortgage loan. For a discussion of the
                              impact on the yields of the certificates of the
                              rate of delinquency, loss and prepayment on the
                              mortgage loans, and factors that affect those
                              rates, see "Yield and Maturity Considerations" and
                              "Description of the Certificates--Subordination;
                              Allocation of Losses and Expenses" in this
                              prospectus supplement and "Risk Factors" and
                              "Yield and Maturity Considerations" in the
                              prospectus.

THE MORTGAGE LOANS ARE        None of the mortgage loans are insured or
NOT INSURED                   guaranteed by the United States, any governmental
                              entity or instrumentality, by any private mortgage
                              insurer or by the depositor, the underwriters, the
                              master servicer, the special servicer, the seller
                              or the trustee. Therefore, you should consider
                              payment on each mortgage loan to depend
                              exclusively on the borrower and any guarantor(s)
                              under the particular mortgage loan documents. If
                              the borrower or any guarantor fails to make all
                              payments when due on the mortgage loans, the yield
                              on your class of certificates may be adversely
                              affected and any resulting losses may be allocated
                              to your certificates.

CONFLICTS OF INTEREST MAY     Affiliates of the depositor, the master servicer
OCCUR WHEN CERTIFICATEHOLDERS and the special servicer may purchase a portion of
OF VARIOUS CLASSES HAVE       the certificates. This ownership could cause a
DIFFERING INTERESTS           conflict between the master servicer's or the
                              special servicer's respective duties to the trust
                              under the pooling and servicing agreement and
                              their respective interests as a holder of a
                              certificate. In addition, the holder of certain of
                              the subordinate certificates has the right to

                                       15

                              remove the special servicer and appoint a
                              successor, which may be an affiliate of such
                              holder. It is possible that the special servicer
                              or an affiliate thereof may be the holder of such
                              non-offered certificates. However, the pooling and
                              servicing agreement provides that the mortgage
                              loans are required to be administered in
                              accordance with the servicing standard without
                              regard to ownership of any certificate by the
                              master servicer, the special servicer or any of
                              their affiliates. See "Servicing of the Mortgage
                              Loans--Servicing Standard" in this prospectus
                              supplement.

                              Additionally, any of those parties, especially if
                              it or an affiliate holds certificates, or has
                              financial interests in, or other financial
                              dealings with, a borrower under any of the
                              mortgage loans, may have interests when dealing
                              with the mortgage loans that conflict with those
                              of holders of the offered certificates. For
                              instance, a special servicer that holds
                              subordinate certificates could seek to reduce the
                              potential for losses allocable to those
                              certificates from a troubled mortgage loan by
                              deferring acceleration in hope of maximizing
                              future proceeds. However, that action could result
                              in less proceeds to the trust than would be
                              realized if earlier action had been taken. In
                              general, the master servicer and the special
                              servicer are not required to act in a manner more
                              favorable to the offered certificates or any
                              particular class of offered certificates than to
                              the subordinate certificates.

                              In connection with the servicing of the mortgage
                              loans, the majority certificateholder of the
                              controlling class may withhold its approval to
                              proposed actions to be taken by the master
                              servicer or the special servicer that could
                              adversely affect some or all of the classes of
                              certificates. The majority certificateholder of
                              the controlling class may have interests in
                              conflict with those of the other
                              certificateholders. As a result, it is possible
                              that the majority certificateholder of the
                              controlling class may withhold its approval to
                              actions proposed by the master servicer or the
                              special servicer and the

                                       16

                              majority certificateholder of the controlling
                              class will have no liability to any other
                              certificateholder for any action it takes or fails
                              to take. However, neither the master servicer nor
                              the special servicer is permitted to take actions
                              which are prohibited by law, violate the servicing
                              standard, violate any other term of the pooling
                              and servicing agreement or violate the applicable
                              mortgage loan documents.

                              See "Servicing of the Mortgage Loans--The Majority
                              Certificateholder of the Controlling Class,"
                              "--Termination of the Special Servicer for
                              Specially Serviced Mortgage Loans and REO
                              Properties" and "--Modifications, Waivers,
                              Amendments and Consents" in this prospectus
                              supplement.

ADVERSE ENVIRONMENTAL         The trust could become liable for an environmental
CONDITIONS AT A MORTGAGED     condition at a mortgaged property. Any potential
PROPERTY MAY REDUCE OR DELAY  liability could reduce or delay payments to
YOUR PAYMENTS                 certificateholders.

                              "Phase I" environmental assessments have been
                              performed on all of the mortgaged properties. None
                              of the environmental assessments revealed material
                              adverse environmental conditions or circumstances
                              affecting any mortgaged property, except those
                              cases:

                              o  in which the adverse conditions were remediated
                                 or abated before the date of issuance of the
                                 certificates;

                              o  in which an operations and maintenance plan or
                                 periodic monitoring of the mortgaged property
                                 or nearby properties was in place or
                                 recommended;

                              o  involving a leaking underground storage tank or
                                 groundwater contamination at a nearby property
                                 that had not yet materially affected the
                                 mortgaged property and for which a responsible
                                 party either has been identified under
                                 applicable law or was then conducting
                                 remediation of the related condition;

                                       17

                              o  in which groundwater, soil or other
                                 contamination was identified or suspected at
                                 the subject mortgaged property, and a
                                 responsible party either has been identified
                                 under applicable law or was then conducting
                                 remediation of the related condition, or an
                                 escrow reserve, indemnity, environmental
                                 insurance or other collateral was provided to
                                 cover the estimated costs of continued
                                 monitoring, investigation, testing or
                                 remediation;

                              o  involving radon; or

                              o  in which the related borrower has agreed to
                                 seek a "case closed" or similar status for the
                                 issue from the applicable governmental agency.

                              To decrease the likelihood of environmental
                              liability against the trust, the special servicer
                              is required to obtain a satisfactory environmental
                              site assessment of a mortgaged property and see
                              that any required remedial action is taken before
                              acquiring title or assuming its operation. See
                              "Description of the Mortgage Pool--Underwriting
                              Matters--Environmental Assessments and Insurance"
                              in this prospectus supplement and "The Pooling and
                              Servicing Agreements--Realization Upon Defaulted
                              Mortgage Loans," "Risk Factors--Environmental
                              conditions may subject the mortgaged property to
                              liens or impose costs on the property owner" and
                              "Legal Aspects of Mortgage Loans--Environmental
                              Considerations" in the prospectus.

                              Problems associated with mold may pose risks to
                              the real property and may also be the basis for
                              personal injury claims against a borrower.
                              Although the mortgaged properties are required to
                              be inspected periodically, there is no set of
                              generally accepted standards for the assessment of
                              mold currently in place. If left unchecked, the
                              growth of mold could result in the interruption of
                              cash flow, litigation and remediation expenses
                              which could adversely impact collections from a

                                       18

                              mortgaged property.

GEOGRAPHIC CONCENTRATION MAY  The five states with the highest concentration of
INCREASE REALIZED LOSSES ON   mortgage loans secured by mortgaged properties are
THE MORTGAGE LOANS            listed in the table under "Summary of Series [ ]
                              Transaction--Geographic Concentrations of the
                              Mortgaged Properties."

                              Any deterioration in the real estate market or
                              economy or events in that state or region,
                              including earthquakes, hurricanes and other
                              natural disasters, may increase the rate of
                              delinquency experienced with mortgage loans
                              related to properties in that region. As a result,
                              realized losses may occur on the mortgage loans in
                              the trust.

                              In addition, some mortgaged properties are located
                              in states, such as California and Washington, that
                              may be more susceptible to earthquakes, or states
                              such as Florida and Texas, that may be more
                              susceptible to hurricanes than properties located
                              in other parts of the country. Generally the
                              mortgaged properties are not insured for
                              earthquake or hurricane risk. If mortgaged
                              properties are insured, they may be insured for
                              amounts less than the outstanding principal
                              balances of the related mortgage loans.

THE MORTGAGE LOANS ARE        All of the mortgage loans are or should be
NON-RECOURSE LOANS            considered non-recourse loans. If a borrower
                              defaults on a non-recourse loan, only the
                              mortgaged property, and not the other assets of
                              the borrower, is available to satisfy the debt.
                              The borrowers generally have no material assets
                              other than ownership of the related mortgaged
                              property. Even if the mortgage loan documents
                              permit recourse to the borrower or a guarantor, we
                              have not necessarily undertaken an evaluation of
                              the financial condition of any of these persons
                              and the trust may not be able to ultimately
                              collect the amount due under that mortgage loan.
                              Any resulting losses may reduce your payments and
                              yield on your certificates.

                              Consequently, you should consider payment on each
                              mortgage loan to depend primarily on the

                                       19

                              sufficiency of the cash flow from the related
                              mortgaged property or properties. At scheduled
                              maturity or upon acceleration of maturity after a
                              default, payment depends primarily on the market
                              value of the mortgaged property or the ability of
                              the borrower to refinance the mortgaged property.
                              See "Legal Aspects of Mortgage
                              Loans--Foreclosure--Anti-Deficiency Legislation"
                              in the prospectus.

THE SELLER OF A MORTGAGE      The seller will be the only person making
LOAN IS THE ONLY ENTITY       representations and warranties on a mortgage loan.
MAKING REPRESENTATIONS AND    Neither the depositor nor any of its other
WARRANTIES ON THAT            affiliates will be obligated to repurchase a
MORTGAGE LOAN                 mortgage loan upon a breach of a seller's
                              representations and warranties or any document
                              defects if the applicable seller defaults on its
                              obligation to repurchase a mortgage loan. The
                              applicable seller may not have the financial
                              ability to effect these repurchases. Any resulting
                              losses will reduce your payments and yield on your
                              certificates. See "Description of the Mortgage
                              Pool--Assignment of the Mortgage Loans;
                              Repurchases and Substitutions" and
                              "--Representations and Warranties; Repurchases" in
                              this prospectus supplement.

BALLOON PAYMENTS MAY
INCREASE LOSSES ON THE        [ ] mortgage loans, which represent [ ]% of the
MORTGAGE LOANS AND EXTEND     initial pool balance, require balloon payments at
THE WEIGHTED AVERAGE LIFE     their stated maturity. These mortgage loans
OF YOUR CERTIFICATE           involve a greater degree of risk than fully
                              amortizing loans because the ability of a borrower
                              to make a balloon payment typically depends on its
                              ability to refinance the mortgage loan or sell the
                              mortgaged property at a price sufficient to permit
                              repayment. A borrower's ability to achieve either
                              of these goals will be affected by:

                              o  the availability of, and competition for,
                                 credit for commercial or multifamily real
                                 estate projects, which fluctuates over time;

                              o  the prevailing interest rates;

                              o  the fair market value of the property;

                                       20

                              o  the borrower's equity in the property;

                              o  the borrower's financial condition;

                              o  the operating history and occupancy level of
                                 the property;

                              o  tax laws; and

                              o  prevailing general and regional economic
                                 conditions.

                              Any delay in collection of a balloon payment that
                              otherwise would be distributable to a class,
                              whether the delay is due to borrower default or to
                              modification of the mortgage loan by the master
                              servicer or special servicer, is likely to extend
                              the weighted average life of that class. If the
                              weighted average life of your class of
                              certificates is extended, your yield on those
                              certificates may be reduced to less than what it
                              would otherwise have been.

                              See "Servicing of the Mortgage
                              Loans--Modifications, Waivers, Amendments and
                              Consents," "Description of the Mortgage
                              Pool--Balloon Loans" and "Yield and Maturity
                              Considerations" in this prospectus supplement and
                              "Risk Factors--Investment in commercial and
                              multifamily mortgage loans is riskier than
                              investment in single-family mortgage loans" and
                              "Yield and Maturity Considerations" in the
                              prospectus.

RISKS PARTICULAR TO
MULTIFAMILY PROPERTIES:

REDUCTIONS IN OCCUPANCY AND   [    ] mortgaged properties, securing mortgage
RENT LEVELS ON MULTIFAMILY    loans that represent [   ]% of the initial pool
PROPERTIES COULD ADVERSELY    balance, are multifamily rental properties. A
AFFECT THEIR VALUE AND        decrease in occupancy or rent levels at these
CASH FLOW                     properties could result in realized losses on the
                              mortgage loans. Occupancy and rent levels at a
                              multifamily property may be adversely affected by:

                              o  local, regional or national economic
                                 conditions, which may limit the amount of rent

                                       21

                                 that can be charged for rental units or result
                                 in a reduction in timely rent payments;

                              o  construction of additional housing units in the
                                 same market;

                              o  local military base or industrial/business
                                 closings;

                              o  the tenant mix (such as tenants being
                                 predominantly students, military personnel,
                                 corporate tenants or employees of a particular
                                 business);

                              o  developments at local colleges and
                                 universities;

                              o  national, regional and local politics,
                                 including current or future rent stabilization
                                 and rent control laws and agreements;

                              o  trends in the senior housing market;

                              o  the level of mortgage interest rates, which may
                                 encourage tenants in multifamily rental
                                 properties to purchase housing; and

                              o  a lack of amenities, unattractive physical
                                 attributes or bad reputation of the mortgaged
                                 property.

THE VALUE AND SUCCESSFUL      [    ] multifamily properties, which secure
OPERATION OF MANUFACTURED     mortgage loans that represent [  ]% of the initial
HOUSING PROPERTIES WILL BE    pool balance, are manufactured housing properties.
AFFECTED BY VARIOUS FACTORS   Many of the factors that affect the value of
                              multifamily housing properties also apply to
                              manufactured housing properties. In addition,
                              manufactured housing properties are generally
                              considered to be "special purpose" properties
                              because they cannot readily be converted to
                              general residential, retail or office use. Some
                              states, in fact, regulate changes in the use of
                              manufactured housing properties. For example, some
                              states require the landlord of a manufactured
                              housing property to notify its tenants in writing
                              a substantial period of time before any proposed
                              change in the use of the

                                       22

                              property. Therefore, if the operation of any
                              manufactured housing property becomes unprofitable
                              because of competition, the age of improvements or
                              other factors and the borrower is unable to make
                              the required payments under the related mortgage
                              loan, the liquidation value of the mortgaged
                              property may be substantially less than it would
                              be if the property were readily adaptable to other
                              uses and may be less than the amount owing on the
                              mortgage loan.

RESTRICTIONS IMPOSED ON       Tax credit, city, state and federal housing
MULTIFAMILY PROPERTIES BY     subsidies, rent stabilization, elder housing or
GOVERNMENT PROGRAMS COULD     similar programs may apply to multifamily
ALSO ADVERSELY AFFECT THEIR   properties. The limitations and restrictions
VALUE AND CASH FLOW           imposed by these programs could result in realized
                              losses on the mortgage loans that may be allocated
                              to your class of certificates. These programs may
                              include:

                              o  rent limitations that could adversely affect
                                 the ability of borrowers to increase rents to
                                 maintain the condition of their mortgaged
                                 properties and satisfy operating expenses; and

                              o  tenancy and tenant income restrictions that may
                                 reduce the number of eligible tenants in those
                                 mortgaged properties and result in a reduction
                                 in occupancy rates.

                              The differences in rents between subsidized or
                              supported properties and other multifamily rental
                              properties in the same area may not be a
                              sufficient economic incentive for some eligible
                              tenants to reside at a subsidized or supported
                              property that may have fewer amenities or be less
                              attractive as a residence.

STUDENT HOUSING PROPERTIES    [________] mortgage loans, which represent [___]%
IN THE MORTGAGE POOL WILL     of the initial pool balance are student housing
SUBJECT YOUR INVESTMENT TO    properties or have a high concentration of student
THE SPECIAL RISKS OF STUDENT  tenants. Properties with a high concentration of
HOUSING PROPERTIES            student tenants may be more susceptible to damage
                              or wear and tear than other types of multifamily
                              housing due to their tenant mix, although
                              borrowers are generally required to fund larger
                              reserves to cover related costs.

                                       23

                              Student housing may experience more frequent
                              tenant turnover than other types of multifamily
                              housing due to shorter-term leases. Additionally,
                              construction of additional housing units in any
                              particular market (for example, if local colleges
                              or universities construct dormitories or
                              off-campus housing), may affect occupancy and rent
                              levels at the mortgaged properties, and student
                              housing units may be difficult to convert to
                              general residential use due to their location,
                              layout or lack of amenities.

RISKS PARTICULAR TO RETAIL
PROPERTIES:

A SIGNIFICANT TENANT CEASING  [   ] mortgaged properties, securing mortgage
TO OPERATE AT A RETAIL        loans that represent [   ]% of the initial pool
PROPERTY COULD ADVERSELY      balance, are retail properties.
AFFECT ITS VALUE AND
CASH FLOW                     A significant tenant ceasing to do business at a
                              retail property could result in realized losses on
                              the mortgage loans that may be allocated to your
                              certificates. The loss of a significant tenant may
                              be the result of the tenant's voluntary decision
                              not to renew a lease or to terminate it in
                              accordance with its terms, the bankruptcy or
                              insolvency of the tenant, the tenant's general
                              cessation of business activities or other reasons.
                              There is no guarantee that any tenant will
                              continue to occupy space in the related retail
                              property.

                              Some component of the total rent paid by retail
                              tenants may be tied to a percentage of gross
                              sales. As a result, the correlation between the
                              success of a given tenant's business and property
                              value is more direct for retail properties than
                              other types of commercial properties. Significant
                              tenants or anchor tenants at a retail property
                              play an important part in generating customer
                              traffic and making a retail property a desirable
                              location for other tenants at that property. A
                              retail "anchor tenant" is typically understood to
                              be a tenant that is larger in size and is
                              important in attracting customers to a retail
                              property, whether or not it is located on the
                              mortgaged property. Some tenants at retail
                              properties may be entitled to terminate their
                              leases or pay reduced rent if an anchor tenant or
                              one or more major tenants cease

                                       24

                              operations at that property or fails to open. If
                              anchor stores in a mortgaged property were to
                              close, the borrower may be unable to replace those
                              anchor tenants in a timely manner on similar
                              terms, and customer traffic may be reduced,
                              possibly affecting sales at the remaining retail
                              tenants. These risks with respect to an anchored
                              retail property may be increased when the property
                              is a single tenant property.

RETAIL PROPERTIES ARE         Changes in consumer preferences and market
VULNERABLE TO CHANGES IN      demographics may adversely affect the value and
CONSUMER PREFERENCES          cash flow from retail properties, particularly
                              properties with a specialty retail focus. You may
                              experience losses on the certificates due to these
                              changes. Retail properties are particularly
                              vulnerable to changes in consumer preferences and
                              market demographics that may relate to:

                              o  seasonality in tenant sales, cash flows and
                                 occupancy changes in consumer spending
                                 patterns;

                              o  local competitive conditions, such as an
                                 increased supply of retail space or the
                                 construction of other shopping centers;

                              o  the attractiveness of the properties and the
                                 surrounding neighborhood to tenants and their
                                 customers;

                              o  with respect to value-oriented retail
                                 properties, such properties may contain tenants
                                 that sell discounted, "last season" or
                                 close-out merchandise, or may have higher than
                                 average levels;

                              o  the public perception of the safety of the
                                 neighborhood; or

                              o  the need to make major repairs or improvements
                                 to satisfy major tenants.

COMPETITION FROM ALTERNATIVE  Retail properties face competition from sources
RETAIL DISTRIBUTION CHANNELS  outside their local real estate market. Catalog
MAY ADVERSELY AFFECT THE      retailers, home shopping networks, the internet,
VALUE AND CASH FLOW FROM      telemarketing and outlet centers all compete with
RETAIL PROPERTIES

                                       25

                              more traditional retail properties for consumer
                              dollars. These alternative retail outlets are
                              often characterized by lower operating costs.
                              Continued growth of these alternative retail
                              outlets could adversely affect the rents
                              collectible at the retail properties which secure
                              mortgage loans in the trust and result in realized
                              losses on the mortgage loans.

RISKS PARTICULAR TO OFFICE
PROPERTIES:

ECONOMIC DECLINE IN TENANT    [   ] mortgaged properties, securing mortgage
BUSINESSES OR CHANGES IN      loans that represent [   ]% of the initial pool
DEMOGRAPHIC CONDITIONS COULD  balance, are office properties.
ADVERSELY AFFECT THE VALUE
AND CASH FLOW FROM OFFICE     Economic decline in the businesses operated by the
PROPERTIES                    tenants of office properties may increase the
                              likelihood that the tenants may be unable to pay
                              their rent, which could result in realized losses
                              on the mortgage loans that may be allocated to
                              your class of certificates. A number of economic
                              and demographic factors may adversely affect the
                              value of office properties, including:

                              o  the quality of the tenants in the building;

                              o  the physical attributes of the building in
                                 relation to competing buildings;

                              o  access to transportation;

                              o  the availability of tax benefits;

                              o  the strength and stability of businesses
                                 operated by the tenant or tenants;

                              o  the desirability of the location for business;
                                 and

                              o  the cost of refitting office space for a new
                                 tenant, which is often significantly higher
                                 than the cost of refitting other types of
                                 properties for new tenants.

                              These risks may be increased if rental revenue
                              depends on a single tenant, if the property is

                                       26

                              owner-occupied or if there is a significant
                              concentration of tenants in a particular business
                              or industry. [ ] mortgaged property, securing a
                              mortgage loan that represents [ ]% of the initial
                              pool balance, is a single tenant office property.
                              For a description of risk factors relating to
                              single tenant properties, see "--Losses may be
                              caused by tenant credit risk on the mortgage
                              loans" below.

COMPETITION WITH OTHER        Competition from other office properties in the
OFFICE PROPERTIES COULD ALSO  same market could decrease occupancy or rental
ADVERSELY AFFECT THE VALUE    rates at office properties. Decreased occupancy or
AND CASH FLOW FROM OFFICE     rental revenues could result in realized losses on
PROPERTIES                    the mortgage loans that may be allocated to your
                              class of certificates. A property's age,
                              condition, design (such as floor sizes and
                              layout), location, access to transportation and
                              ability to offer amenities to its tenants,
                              including sophisticated building systems (such as
                              fiber optic cables, satellite communications or
                              other base building technological features) may
                              affect the property's ability to compete with
                              office properties in the same market.

RISKS PARTICULAR TO INDUSTRIAL
PROPERTIES:

CHANGES IN ECONOMIC AND       [   ] mortgaged properties, securing mortgage
DEMOGRAPHIC CONDITIONS COULD  loans that represent [   ]% of the initial pool
ADVERSELY AFFECT THE VALUE    balance, are industrial properties. Economic
AND CASH FLOW FROM            decline in the businesses operated by the tenants
INDUSTRIAL PROPERTIES         of industrial properties could result in realized
                              losses on the mortgage loans that may be allocated
                              to your class of certificates.

                              These risks are similar to those of tenants of
                              office properties. Industrial properties, however,
                              may be more dependent on a single tenant. [ ] of
                              the mortgaged properties, securing mortgage loans
                              that represent [   ]% of the initial pool balance,
                              are single tenant industrial properties. For a
                              description of risk factors relating to office
                              properties, see "--Economic decline in tenant
                              businesses or changes in demographic conditions
                              could adversely affect the value and cash flow
                              from office properties," and for a description of
                              risk factors relating to single tenant properties,

                                       27

                              see "--Losses may be caused by tenant credit risk
                              on the mortgage loans" below.

RESTRICTIONS IMPOSED BY SITE  Site characteristics at industrial properties may
CHARACTERISTICS COULD ALSO    impose restrictions that may limit the properties'
ADVERSELY AFFECT THE VALUE    suitability for tenants, affect the value of the
AND CASH FLOW FROM            properties and contribute to losses on the
INDUSTRIAL PROPERTIES.        mortgage loans that may be allocated to your class
                              of certificates. Site characteristics which affect
                              the value of an industrial property include:

                              o  clear heights;

                              o  column spacing;

                              o  number of bays and bay depths;

                              o  truck turning radius;

                              o  divisibility;

                              o  zoning restrictions; and

                              o  overall functionality and accessibility.

                              An industrial property also requires availability
                              of labor sources, proximity to supply sources and
                              customers, and accessibility to rail lines, major
                              roadways and other distribution channels.

                              Properties used for many industrial purposes are
                              more prone to environmental concerns than other
                              property types. Increased environmental risks
                              could adversely affect the value and cash flow
                              from industrial properties. For a description of
                              risk factors relating to environmental risks, see
                              "--Adverse environmental conditions at a mortgaged
                              property may reduce or delay your payments" above.

RISKS PARTICULAR TO
HOSPITALITY PROPERTIES:

                                       28

REDUCTIONS IN ROOM RATES OR   [   ] mortgaged properties, securing mortgage
OCCUPANCY AT A HOSPITALITY    loans that represent [  ]% of the initial pool
PROPERTY COULD ADVERSELY      balance, are hospitality properties. A decrease in
AFFECT ITS VALUE AND          room rates or occupancy at hospitality properties
CASH FLOW                     could result in realized losses on the mortgage
                              loans that may be allocated to your class of
                              certificates. Room rates and occupancy levels may
                              depend upon the following factors:

                              o  the proximity of a hospitality property to
                                 major population centers or attractions;

                              o  adverse local, regional or national economic
                                 conditions or the existence or construction of
                                 competing hospitality properties. Because
                                 hospitality property rooms typically are rented
                                 for short periods of time, the performance of
                                 hospitality properties tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than other commercial properties;

                              o  a hospitality property's ability to attract
                                 customers and a portion of its revenues may
                                 depend on its having a liquor license. A liquor
                                 license may not be transferable if a
                                 foreclosure on the mortgaged property occurs;

                              o  in many parts of the country the hotel and
                                 lodging industry is seasonal in nature.
                                 Seasonality will cause periodic fluctuations in
                                 room and other revenues, occupancy levels, room
                                 rates and operating expenses; and

                              o  limited service hospitality properties have
                                 lower barriers to entry than other types of
                                 hospitality properties, and over-building could
                                 occur.

                              The viability of hospitality properties that are
                              franchisees of national, international or regional
                              hotel chains or managed by hotel management
                              companies depends in large part on the continued
                              existence and financial strength of the franchisor
                              or management company, as applicable. The public
                              perception of the franchise or chain service mark
                              and the duration of the franchise license

                                       29

                              agreement or hotel management agreement are also
                              important. If the borrower defaults on its debt,
                              the trustee may be unable to use the franchise
                              license without the consent of the franchisor or
                              hotel management company due to restrictions on
                              transfers imposed by the franchise license
                              agreement or hotel management agreement, as
                              applicable.

                              In addition, air travel has been significantly
                              reduced since the terrorist attacks on the World
                              Trade Center and the Pentagon on September 11,
                              2001 and recent military action in Iraq and
                              Afghanistan, which has had a negative effect on
                              revenues for hospitality properties. See "--The
                              effect on certificateholders of recent events in
                              the United States is unclear."

RISKS PARTICULAR TO           [   ] mortgaged properties, securing mortgage
SELF-STORAGE FACILITIES:      loans that represent [   ]% of the initial pool
                              balance, are self-storage properties. Self-storage
                              properties are considered vulnerable to
                              competition, because the self-storage facility
                              market has low barriers to entry and acquisition
                              costs and break-even occupancy are relatively low.
                              The conversion of self-storage facilities to
                              alternative uses would generally require
                              substantial capital expenditures. Thus, if the
                              operation of any of the self-storage properties
                              becomes unprofitable due to:

                              o  decreased demand;

                              o  competition;

                              o  lack of proximity to apartment complexes or
                                 commercial users;

                              o  apartment tenants moving to single-family
                                 homes;

                              o  decline in services rendered, including
                                 security;

                              o  dependence on business activity ancillary to
                                 renting units;

                                       30

                              o  age of improvements; and

                              o  other factors so that the borrower becomes
                                 unable to meet its obligations on the related
                                 mortgage loan.

                              The liquidation value of that self-storage
                              property may be substantially less, relative to
                              the amount owing on the mortgage loan, than if the
                              self-storage property was readily adaptable to
                              other uses.

                              Tenant privacy, anonymity and efficient access may
                              heighten environmental risks. No environmental
                              assessment of a mortgaged property included an
                              inspection of the contents of the self-storage
                              units included in the self-storage properties and
                              there is no assurance that all of the units
                              included in the self-storage properties are free
                              from hazardous substances or other pollutants or
                              contaminants or will remain so in the future

RISKS ASSOCIATED WITH OTHER
PROPERTY TYPES:

LIMITED ALTERNATIVE USES OF   [   ] mortgaged properties, securing mortgage
OTHER PROPERTY TYPES COULD    loans that represent approximately [  ]% of the
ADVERSELY AFFECT THEIR VALUE  initial pool balance, are mixed use properties.
AND CASH FLOW                 These limited alternative uses could result in
                              realized losses on the mortgage loans that may be
                              allocated to your class of certificates.

                              Mortgage loans secured by such property types may
                              pose risks not associated with mortgage loans
                              secured by liens on other types of income
                              producing mortgaged properties.

RISKS ASSOCIATED WITH TENANTS
GENERALLY:

LOSSES MAY BE CAUSED BY       Cash flow or value of a mortgaged property could
TENANT CREDIT RISK ON THE     be reduced if tenants are unable to meet their
MORTGAGE LOANS                lease obligations or become insolvent. The
                              inability of tenants to meet their obligations may
                              result in realized losses on the mortgage loans
                              that may be allocated to your class of
                              certificates.

                                       31

                              If tenant sales in retail properties decline,
                              rents based on sales will decline. Tenants may be
                              unable to pay their rent or other occupancy costs
                              as a result of poor cash flow due to sales
                              declines or the amount of the gross sales
                              component of rent will be reduced.

                              If a tenant defaults, the borrower may experience
                              delays and costs in enforcing the lessor's rights.
                              If a tenant were to become insolvent and subject
                              to any bankruptcy or similar law, the collection
                              of rental payments could be interrupted and
                              foreclosure on the mortgaged property made more
                              difficult. See "Legal Aspects of Mortgage
                              Loans--Bankruptcy Laws" in the prospectus.

TENANT CONCENTRATION ENTAILS  In those cases where a mortgaged property is
RISKS BECAUSE THE FINANCIAL   leased to a single tenant, or is primarily leased
CONDITION OF A SINGLE TENANT  to one or a small number of major tenants, a
OR A FEW TENANTS MAY          deterioration in the financial condition or a
ADVERSELY AFFECT NET CASH     change in the plan of operations of that tenant
FLOW 32                       can have a particularly significant effect on the
                              net cash flow generated by the mortgaged property.
                              If any major tenant defaults under or fails to
                              renew its lease, the resulting adverse financial
                              effect on the operation of the mortgaged property
                              will be substantially greater than would otherwise
                              be the case with respect to a property occupied by
                              a large number of less significant tenants.

                              [   ] of the mortgaged properties, securing
                              mortgage loans that represent [  ]% of the initial
                              pool balance, are single tenant properties.

                              In addition, retail, office or industrial
                              properties also may be adversely affected if there
                              is a concentration of tenants in a particular
                              business or industry at any related property and
                              that particular business or industry declines.

                              These adverse financial effects could result in
                              insufficient cash flow received by a borrower with
                              respect to a mortgaged property which could, in
                              turn, result in the inability of the borrower to
                              make required payments on its mortgage loan, pay
                              for maintenance and other operating expenses, fund
                              capital improvements

                              and pay other debtor obligations it may have.

VOLATILITY OF BUSINESS OF     Technology and internet start-up companies have
TECHNOLOGY/INTERNET START-UP  experienced a variety of factors that tend to make
TENANTS MAY ADVERSELY AFFECT  their businesses relatively volatile. In addition,
TENANT CASH FLOW              technology and internet start-up companies often
                              require significant build-out costs related to
                              special technology which may adversely affect the
                              ability of the landlord to relet the properties.

                              Some publicly traded technology and internet
                              companies have suffered significant stock price
                              declines, further demonstrating the relatively
                              volatile nature of such companies and the risks
                              that technology and internet start-up companies
                              may pose as tenants of the properties. The
                              relative instability of these tenants may
                              adversely affect the ability of the borrowers to
                              repay their mortgage loans.

LOSSES MAY BE CAUSED BY THE   The income from and market value of retail,
EXPIRATION OF, OR TENANT      office, multifamily and industrial properties
DEFAULTS ON, LEASES           would decline if space leases expired or
                              terminated, or tenants defaulted and the borrowers
                              were unable to renew the leases or relet the space
                              on comparable terms.

                              If leases are not renewed at all or are not
                              renewed on favorable terms, the trust may
                              experience realized losses on the mortgage loans
                              that may be allocated to your class of
                              certificates.

                              Even if borrowers successfully relet vacated
                              space, the costs associated with reletting,
                              including tenant improvements, leasing commissions
                              and free rent, can exceed the amount of any
                              reserves maintained for that purpose and reduce
                              cash flow from the mortgaged properties. Although
                              many of the mortgage loans require the borrower to
                              maintain escrows or other collateral for leasing
                              expenses, there is no guarantee that these
                              reserves will be sufficient. See "--Leases at
                              certain properties contain early termination or
                              space surrender provisions that could reduce cash
                              flow from tenants" for information regarding
                              certain of these reserves.

                                       33

LEASES AT CERTAIN PROPERTIES  Leases at certain mortgaged properties are subject
CONTAIN EARLY TERMINATION OR  to provisions which may entitle the tenant to
SPACE SURRENDER PROVISIONS    surrender a portion of the demised premises or
THAT COULD REDUCE CASH FLOW   terminate the lease prior to the expiration date
FROM TENANTS                  of the lease. The terms of each such lease provide
                              for, among other things, the payment by the
                              applicable tenant of a surrender, termination or
                              similar fee. These provisions may affect cash flow
                              from tenants, and affect a borrower's ability to
                              make its mortgage loan payments.

TENANT BANKRUPTCY             Certain tenants at some of the mortgaged
ENTAILS RISKS                 properties may have been or may in the future
                              become a party to a bankruptcy proceeding. The
                              bankruptcy or insolvency of a major tenant, such
                              as an anchor tenant, or a number of smaller
                              tenants, may adversely affect the income produced
                              by a mortgaged property and result in realized
                              losses on the mortgage loans that may be allocated
                              to your class of certificates. Under the federal
                              bankruptcy code, a tenant has the option of
                              assuming or rejecting any unexpired lease. If the
                              tenant rejects the lease, the landlord's claim for
                              breach of the lease would be a general unsecured
                              claim against the tenant, unless collateral
                              secures the claim. The claim would be limited to
                              the unpaid rent reserved under the lease for the
                              periods before the bankruptcy petition or earlier
                              surrender of the leased premises that are
                              unrelated to the rejection, plus the greater of
                              one year's rent or 15% of the remaining reserved
                              rent, but not more than three years' rent. Even if
                              provisions in the lease prohibit assignment, in a
                              bankruptcy, the tenant may assign the lease to
                              another entity that could be less creditworthy
                              than the tenant may have been at the time of
                              origination of the mortgage loan. See "Legal
                              Aspects of Mortgage Loans" in the prospectus.

LOSSES MAY BE CAUSED BY       Losses may be realized on the mortgage loans that
INADEQUATE PROPERTY           may be allocated to your class of certificates if
MANAGEMENT                    property management is inadequate. Property
                              managers are normally responsible for the
                              following activities:

                              o  responding to changes in the local market;

                                       34

                              o  planning and implementing the rental structure,
                                 including establishing levels of rent payments;
                                 and

                              o  ensuring that maintenance and capital
                                 improvements are carried out in a timely
                                 fashion.

                              Sound property management controls costs, provides
                              appropriate service to tenants and ensures that
                              improvements are maintained.

                              Sound property management can also maintain cash
                              flow, reduce vacancy, leasing and repair costs and
                              preserve building value. Property management
                              errors can impair the long-term viability of a
                              property.

CONFLICTS OF INTEREST         Managers of mortgaged properties and the borrowers
BETWEEN PROPERTY MANAGERS     may experience conflicts of interest in the
AND OWNERS MAY RESULT         management or ownership of mortgaged properties.
IN LOSSES                     These conflicts of interest could result in
                              realized losses on the mortgage loans that may be
                              allocated to your class of certificates. These
                              conflicts of interest may exist because:

                              o  the mortgaged properties may be managed by
                                 property managers affiliated with the
                                 borrowers;

                              o  the mortgaged properties may be managed by
                                 property managers who also manage other
                                 properties that compete with the mortgaged
                                 properties; and

                              o  affiliates of the managers or the borrowers, or
                                 the managers or the borrowers or both, may also
                                 own other properties, including competing
                                 properties.

LOSSES MAY RESULT IF THE      An appraisal was conducted for each mortgaged
SPECIAL SERVICER IS UNABLE    property in connection with the origination of the
TO SELL A MORTGAGED PROPERTY  related mortgage loan or thereafter, and the
SECURING A DEFAULTED          loan-to-value ratios as of the cut-off date
MORTGAGE LOAN FOR ITS         referred to in this prospectus supplement are
APPRAISED VALUE               based on the appraisals. If the special servicer
                              forecloses on a mortgaged property and realizes
                              liquidation

                                       35

                              proceeds that are less than the appraised value, a
                              realized loss on the mortgage loan could result
                              that may be allocated to your class of
                              certificates.

                              Appraisals are not guarantees of present or future
                              value. Appraisals seek to establish the amount a
                              typically motivated buyer would pay a typically
                              motivated seller as of a designated date. This
                              amount could be significantly higher than the
                              amount obtained from the sale of a mortgaged
                              property under a distress or liquidation sale on a
                              subsequent date. If a borrower defaults on a
                              mortgage loan, the special servicer may be unable
                              to sell the related mortgaged property for its
                              appraised value.

                              Appraisals are estimates of value at the time of
                              the appraisal based on the analysis and opinion of
                              the appraiser. The values of the mortgaged
                              properties may have changed significantly since
                              the appraisal was performed. Most appraisals have
                              not been updated since the mortgage loan was
                              originated. Information regarding the values of
                              mortgaged properties available to the depositor as
                              of the cut-off date is presented in this
                              prospectus supplement for illustrative purposes
                              only.

ADDITIONAL SECURED DEBT ON    [____] of the mortgaged properties, securing
THE MORTGAGED PROPERTY MAY    [____]% of the initial pool balance, are
INCREASE REALIZED LOSSES      encumbered by subordinate debt that is not part of
ALLOCATED TO YOUR             the mortgage pool. Additionally, [____] of the
CERTIFICATES                  mortgaged properties, securing [____]% of the
                              initial pool balance, are encumbered by pari passu
                              debt that is not part of the mortgage pool. The
                              existence of such subordinate and pari passu
                              indebtedness, and the enforcement by a holder of
                              such debt of such holder's interest in the related
                              mortgage property, may adversely affect the
                              borrower's financial viability or the enforcement
                              of the trust's interest in the mortgaged property
                              and result in realized losses on the mortgage
                              loans that may be allocated to your class of
                              certificates. The borrower's financial viability
                              or the enforcement of the trust's security
                              interest could be adversely affected by
                              subordinate or

                                       36

                              pari passu financing because:

                              o  refinancing the mortgage loan at maturity for
                                 the purpose of making any balloon payments may
                                 be more difficult;

                              o  reduced cash flow could result in deferred
                                 maintenance; and

                              o  if the borrower defaults after the holder of
                                 the subordinated debt files for bankruptcy or
                                 is placed in involuntary receivership,
                                 foreclosing on the mortgaged property could be
                                 delayed.

                              The holder of any material subordinate debt on
                              each of the mortgaged properties has agreed not to
                              foreclose for so long as the mortgage loan is
                              outstanding and the trust is not pursuing a
                              foreclosure action. Substantially all of the
                              mortgage loans either prohibit the borrower from
                              encumbering the mortgaged property with additional
                              secured debt or require the consent of the holder
                              of the first lien before so encumbering the
                              mortgaged property. A violation of this
                              prohibition, however, may not become evident until
                              the mortgage loan otherwise defaults. For a
                              description of subordinate debt relating to the
                              mortgaged properties, see "Description of the
                              Mortgage Pool--Secured Subordinate Financing" in
                              this prospectus supplement.

MEZZANINE DEBT SECURED BY     For [ ] mortgaged properties securing mortgage
EQUITY IN THE BORROWER MAY    loans that represent [   ]% of the initial pool
INCREASE RISKS                balance, the direct parents of the related
                              borrowers have incurred mezzanine debt. [  ]
                              mortgaged properties securing mortgage loans that
                              represent [ ]% of the initial pool balance do not
                              restrict the direct parent from incurring
                              mezzanine debt. Any such indebtedness may be
                              secured by a pledge of the equity interest in the
                              related borrower. The existence of this
                              indebtedness could adversely affect the financial
                              viability of such borrower or the availability of
                              proceeds from the operation of the property to
                              fund items such as replacements, tenant
                              improvements or other capital expenditures. The
                              value of the equity in the borrower held by the

                                       37

                              sponsoring entities of the borrower could also be
                              adversely affected by the existence of mezzanine
                              indebtedness or other obligations. There is a risk
                              that any holder of mezzanine debt may attempt to
                              use its rights as owner of the mezzanine loan to
                              protect itself against an exercise of rights by
                              the lender under the mortgage loan. For a
                              description of mezzanine debt relating to the
                              mortgaged properties see "Description of the
                              Mortgage Pool--Unsecured Subordinate and Mezzanine
                              Financing" in this prospectus supplement.

RELATED BORROWERS MAY MAKE    Some borrowers under the mortgage loans are
LOSSES ON THE MORTGAGE LOANS  affiliated or under common control with one
MORE SEVERE                   another. When borrowers are related, any adverse
                              circumstances relating to one borrower or its
                              affiliates, and affecting one mortgage loan or
                              mortgaged property, also can affect the related
                              borrower's mortgage loans or mortgaged properties
                              which could make losses more likely or more severe
                              or both than would be the case if there were no
                              related borrowers.

                              For example, a borrower that owns or controls
                              several mortgaged properties and experiences
                              financial difficulty at one mortgaged property
                              might defer maintenance at other mortgaged
                              properties to satisfy current expenses of the
                              mortgaged property experiencing financial
                              difficulty. Alternatively, the borrower could
                              attempt to avert foreclosure by filing a
                              bankruptcy petition. The bankruptcy or insolvency
                              of a borrower or its affiliate could have an
                              adverse effect on the operation of all of the
                              mortgaged properties of that borrower and its
                              affiliates and on the ability of those mortgaged
                              properties to produce sufficient cash flow to make
                              required payments on the mortgage loans. The
                              insufficiency of cash flows could result in
                              realized losses on the mortgage loans that may be
                              allocated to your class of certificates. See
                              "Legal Aspects of Mortgage Loans--Bankruptcy Laws"
                              in the prospectus.

LARGER-THAN-AVERAGE BALANCE   Several mortgage loans, either individually or
LOANS MAY MAKE LOSSES         together with other mortgage loans that have
MORE SEVERE                   related sponsorship and may be
                              cross-collateralized, have outstanding balances
                              that are

                                       38

                              substantially higher than the average outstanding
                              balance. If a mortgage pool includes mortgage
                              loans with larger-than-average balances, any
                              realized losses on the mortgage loans with
                              larger-than-average balances could be more severe,
                              relative to the size of the pool, than would be
                              the case if the aggregate balance of the pool were
                              distributed among a larger number of mortgage
                              loans. See "Description of the Mortgage
                              Pool--Significant Mortgage Loans" in this
                              prospectus supplement.

LOSSES COULD RESULT FROM      [  ] mortgage loans, representing [  ]% of the
LIMITATION ON ENFORCEABILITY  initial pool balance, are cross-collateralized
OF CROSS-COLLATERALIZATION    with one or more other mortgage loans.
                              Cross-collateralization arrangements involving
                              more than one borrower could be challenged as a
                              fraudulent conveyance by creditors of a borrower
                              or by the representative or the bankruptcy estate
                              of a borrower, if that borrower were to become a
                              debtor in a bankruptcy case.

                              Generally, under federal and most state fraudulent
                              conveyance statutes, a lien granted by a borrower
                              to secure repayment of another borrower's mortgage
                              loan could be voided if a court were to determine
                              that:

                              o  the borrower was insolvent at the time of
                                 granting the lien, was rendered insolvent by
                                 the granting of the lien, or was left with
                                 inadequate capital or was unable to pay its
                                 debts as they matured; and

                              o  when it allowed its mortgaged property to be
                                 encumbered by a lien securing the entire
                                 indebtedness represented by the other mortgage
                                 loan, the borrower did not receive fair
                                 consideration or reasonably equivalent value in
                                 return.

                              The additional security provided by
                              cross-collateralization would not be available if
                              a court determines that the grant was a fraudulent
                              conveyance. If a creditor were to successfully
                              assert a fraudulent conveyance claim it could
                              result in realized losses on the mortgage loans

                                       39

                              that may be allocated to your class of
                              certificates. See "Legal Aspects of Mortgage
                              Loans--Bankruptcy Laws" in the prospectus and
                              "Description of the Mortgage Pool--Related
                              Borrowers, Cross-Collateralized Mortgage Loans and
                              Mortgage Loans Collateralized by Multiple
                              Properties" in this prospectus supplement.

TAX CONSIDERATIONS RELATED    Payment of taxes on any net income from
TO FORECLOSURE MAY REDUCE     "foreclosure property" acquired by the trust will
PAYMENTS TO                   reduce the net proceeds available for distribution
CERTIFICATEHOLDERS            to certificateholders. If the trust acquires a
                              mortgaged property after a default on the related
                              mortgage loan under a foreclosure or delivery of a
                              deed in lieu of foreclosure, that property will be
                              considered "foreclosure property" under the tax
                              rules applicable to real estate mortgage
                              investment conduits. It will continue to be
                              considered "foreclosure property" for a period of
                              three full years after the taxable year of
                              acquisition by the trust, with possible
                              extensions. Any net income from this "foreclosure
                              property," other than qualifying "rents from real
                              property," will subject the real estate mortgage
                              investment conduit containing the mortgage loans
                              to federal and possibly state or local tax on that
                              income at the highest marginal corporate tax rate.

STATE LAW LIMITATIONS ON      Some jurisdictions, including California, have
REMEDIES MAY REDUCE PAYMENTS  laws that prohibit more than one "judicial action"
TO CERTIFICATEHOLDERS         to enforce a mortgage, and some courts have viewed
                              the term "judicial action" broadly. The pooling
                              and servicing agreement will require the special
                              servicer and any replacement special servicer to
                              obtain legal advice before enforcing any rights
                              under the mortgage loans that relate to properties
                              where the rule could be applicable. In the case of
                              mortgage loans which are secured by mortgaged
                              properties located in multiple states, the special
                              servicer may be required to foreclose first on
                              properties in states where the one "judicial
                              action" rules apply before foreclosing on
                              properties located in states where judicial
                              foreclosure is the only permitted method of
                              foreclosure. See "Legal Aspects of Mortgage
                              Loans--Foreclosure" in the prospectus.

                                       40

                              Because of these considerations, the ability of
                              the special servicer to foreclose on the mortgage
                              loans may be limited by the application of state
                              laws. Actions could also subject the trust to
                              liability as a "mortgagee-in-possession" or result
                              in equitable subordination of the claims of the
                              trustee to the claims of other creditors of the
                              borrower. The special servicer will be required to
                              consider these factors in deciding which
                              alternatives to pursue after a default.

BANKRUPTCY RULES MAY LIMIT    Operation of the federal bankruptcy code and
THE ABILITY OF A LENDER TO    related state laws may interfere with the ability
ENFORCE REMEDIES              of a lender to foreclose upon a mortgaged property
                              and to take other actions to enforce its remedies
                              against the borrower or the mortgaged property.
                              Further, in a recent decision by the United States
                              Court of Appeals for the Seventh Circuit, the
                              court ruled with respect to an unrecorded lease of
                              real property that where a statutory sale of the
                              fee interest in leased property occurs under
                              Section 363(f) of the Bankruptcy Code (11 U.S.C.
                              363(f)) upon the bankruptcy of a landlord, such
                              sale terminates a lessee's possessory interest in
                              the property, and the purchaser assumes title free
                              and clear of any interest, including any leasehold
                              estates. Pursuant to Section 363(e) of the
                              Bankruptcy Code (11 U.S.C. 363(a)), a lessee may
                              request the bankruptcy court to prohibit or
                              condition the statutory sale of the property so as
                              to provide adequate protection of the leasehold
                              interest; however, the court ruled that this
                              provision does not ensure continued possession of
                              the property, but rather entitles the lessee to
                              compensation for the value of its leasehold
                              interest, typically from the sale proceeds. While
                              there are certain circumstances under which a
                              "free and clear" sale under Section 363(f) of the
                              Bankruptcy Code would not be authorized (including
                              that the lessee could not be compelled in a legal
                              or equitable proceeding to accept a monetary
                              satisfaction of his possessory interest, and that
                              none of the other conditions of Section
                              363(f)(1)-(4) of the Bankruptcy Code otherwise
                              permits the sale), we cannot provide assurances
                              that those circumstances would be present in any
                              proposed sale of a leased premises. As a result,

                                       41

                              we cannot provide assurances that, in the event of
                              a statutory sale of leased property pursuant to
                              Section 363(f) of the Bankruptcy Code, the lessee
                              may be able to maintain possession of the property
                              under the ground lease. In addition, we cannot
                              provide assurances that the lessee and/or the
                              lender will be able to recuperate the full value
                              of the leasehold interest in bankruptcy court. For
                              a description of risks related to bankruptcy, see
                              "Legal Aspects of Mortgage Loans--Bankruptcy Laws"
                              in the prospectus.

INCREASES IN GROUND RENTS     Mortgage loans secured by leasehold interests may
MAY ADVERSELY AFFECT A        provide for the resetting of ground lease rents
BORROWER'S ABILITY TO MAKE    based on factors such as the fair market value of
PAYMENTS UNDER A RELATED      the related mortgaged property or prevailing
MORTGAGE LOAN AND CAUSE       interest rates. Bankruptcy rules may limit the
REALIZED LOSSES ON THE        ability of a lender to enforce remedies.
MORTGAGE LOANS
                              The bankruptcy of a lessor or a lessee under a
                              ground lease could result in losses on the
                              mortgage loans. Upon bankruptcy of a lessor or a
                              lessee under a ground lease, the debtor entity has
                              the right to assume and continue or reject and
                              terminate the ground lease. Section 365(h) of the
                              federal bankruptcy code permits a ground lessee
                              whose ground lease is rejected by a debtor ground
                              lessor to remain in possession of its leased
                              premises under the rent reserved in the lease for
                              the term of the ground lease, including renewals.
                              The ground lessee, however, is not entitled to
                              enforce the obligation of the ground lessor to
                              provide any services required under the ground
                              lease. If a ground lessee/borrower in bankruptcy
                              rejected any or all of its ground leases, the
                              leasehold mortgagee would have the right to
                              succeed to the ground lessee/borrower's position
                              under the lease only if the ground lessor had
                              specifically granted the mortgagee that right. If
                              the ground lessor and the ground lessee/borrower
                              are involved in concurrent bankruptcy proceedings,
                              the trustee may be unable to enforce the bankrupt
                              ground lessee/borrower's obligation to refuse to
                              treat a ground lease rejected by a bankrupt ground
                              lessor as terminated. If this happened, a ground
                              lease could be terminated notwithstanding lender
                              protection provisions

                                       42

                              contained therein or in the mortgage. If the
                              borrower's leasehold were to be terminated after a
                              lease default, the leasehold mortgagee would lose
                              its security.

                              Each of the ground leases related to the mortgage
                              loans that are not secured by the related fee
                              interest, however, generally contains the
                              following protections to mitigate this risk:

                              It requires the lessor to give the leasehold
                              mortgagee notice of lessee defaults and an
                              opportunity to cure them.

                              It permits the leasehold estate to be assigned to
                              and by the leasehold mortgagee at and after a
                              foreclosure sale.

                              It contains certain other protective provisions
                              typically included in a "mortgageable" ground
                              lease.

                              In originating a mortgage loan secured in whole or
                              in part by a borrower's leasehold interest under a
                              ground lease, a lender may obtain an estoppel
                              certificate from the landlord under the ground
                              lease confirming, among other things, that the
                              lease is not in default and that copies of all the
                              relevant documents have been delivered to the
                              lender.

                              See "Description of the Mortgage Pool--Ground
                              Leases" in this prospectus supplement.

BORROWERS MAY NOT FULLY       In the case of condominiums, a board of managers
CONTROL MORTGAGED PROPERTIES  has discretion to make decisions affecting the
CONSISTING OF COMMERCIAL      condominium building and there is no assurance
CONDOMINIUM OWNERSHIP         that the borrower under a mortgage loan secured by
INTERESTS, WHICH MAY IMPAIR   one or more interests in that condominium will
THE VALUE, SERVICING AND      have any control over decisions made by the
LIQUIDATION OF SUCH           related board of managers. As a result, decisions
MORTGAGED PROPERTIES          made by that board of managers, including
                              regarding assessments to be paid by the unit
                              owners, insurance to be maintained on the
                              condominium building and many other decisions
                              affecting the maintenance of that building, may
                              have a significant impact on

                                       43

                              any mortgage loan secured by mortgaged properties
                              consisting of such condominium interests. A
                              borrower may not hold voting rights sufficient to
                              continue the decisions made by the board of
                              managers. Due to the nature of condominiums, a
                              default on the part of the borrowers with respect
                              to such mortgaged real properties will not allow
                              the trustee the same flexibility in realizing on
                              the collateral as is generally available with
                              respect to commercial properties that are not
                              condominiums. The documents governing the
                              management of the condominium units and the state
                              and local laws applicable to condominium units
                              must be considered. In addition, in the event of a
                              casualty with respect to the subject mortgaged
                              real property, there could be a delay in the
                              allocation of related insurance proceeds, if any.
                              Consequently, servicing and realizing upon the
                              collateral described above could subject the
                              certificateholders to a greater delay, expense and
                              risk than with respect to a mortgage loan secured
                              by commercial property that is not a condominium.

YOUR PAYMENTS MAY BE REDUCED  Noncompliance with zoning and building codes may
OR DELAYED IF ZONING AND      cause the borrower to experience cash flow delays
BUILDING CODE NONCOMPLIANCE   and shortfalls. These delays or shortfalls in
ON THE MORTGAGED PROPERTIES   payments could result in realized losses in the
ADVERSELY AFFECTS THE         mortgage loans that may be allocated to your class
ABILITY OF BORROWERS TO MAKE  of certificates.
PAYMENTS ON THE MORTGAGE
LOANS                         Each seller has taken steps to establish that the
                              use and operation of the related mortgaged
                              properties securing the mortgage loans are in
                              compliance in all material respects with all
                              applicable zoning, land-use, building, fire and
                              health ordinances, rules, regulations and orders.
                              Evidence of this compliance may be in the form of
                              legal opinions, certifications from government
                              officials, title policy endorsements or
                              representations by the related borrower in the
                              related mortgage loan documents. These steps may
                              not have revealed all possible violations. Some
                              violations may exist at any particular mortgaged
                              property, but the seller does not consider those
                              defects known to it to be material.

                                       44

                              In many cases, the use, operation or structure of
                              a mortgaged property constitutes a permitted
                              nonconforming use or structure that may not be
                              rebuilt to its current state if a material
                              casualty event occurs. Generally, insurance
                              proceeds will be available in the event of a
                              casualty affecting the mortgaged property. The
                              insurance proceeds will be available to rebuild
                              the mortgaged property or to make principal and/or
                              interest payments on the mortgage loan. If a
                              mortgaged property could not be rebuilt to its
                              current state or its current use were no longer
                              permitted due to building violations or changes in
                              zoning or other regulations, then the borrower
                              might experience cash flow delays and shortfalls
                              as referred to above.

CHANGES IN CONCENTRATIONS OF  As the mortgage loans are repaid, liquidated or
BORROWERS, MORTGAGE LOANS OR  repurchased, the characteristics of the pool may
PROPERTY CHARACTERISTICS MAY  vary. For example, the relative concentrations of
INCREASE THE LIKELIHOOD OF    properties, geographic location, property
LOSSES ON THE CERTIFICATES    characteristics, and number of borrowers and
                              affiliated borrowers may change. Classes that have
                              a lower priority for payment of principal are more
                              likely to be exposed to risks associated with any
                              of these changes.

COMPLIANCE WITH THE           If a borrower were required to pay expenses and
AMERICANS WITH DISABILITIES   fines imposed by the Americans with Disabilities
ACT MAY REDUCE PAYMENTS TO    Act of 1990, the amount available to make payments
CERTIFICATEHOLDERS            on its mortgage loan would be reduced. Reductions
                              in funds available to make mortgage loan payments
                              could result in realized losses on the mortgage
                              loans that may be allocated to your class of
                              certificates. Under the Americans with
                              Disabilities Act, all public accommodations are
                              required to meet federal requirements related to
                              access and use by disabled persons. If the
                              mortgaged properties do not comply with this law,
                              the borrowers may be required to incur costs of
                              compliance. Noncompliance could result in the
                              imposition of fines by the federal government or
                              an award of damages to private litigants.

LITIGATION MAY REDUCE         Principals or affiliates of certain borrowers may
PAYMENTS TO                   have been involved in bankruptcy or similar
CERTIFICATEHOLDERS            proceedings or may have otherwise been parties

                                       45

                              to real estate-related or other litigation. Such
                              legal proceedings may be pending and, from time to
                              time, threatened, against the borrowers and their
                              affiliates relating to the business of the
                              borrowers and their affiliates, or arising out of
                              the ordinary course of that business. This
                              litigation could have a material adverse effect on
                              the distributions to certificateholders.

RISKS RELATING TO             Provisions requiring yield maintenance charges,
ENFORCEABILITY OF YIELD       penalty charges or lockout periods may not be
MAINTENANCE CHARGES OR        enforceable in some states and under federal
DEFEASANCE PROVISIONS MAY     bankruptcy law. Provisions requiring yield
REDUCE PAYMENTS TO            maintenance charges or penalty charges also may be
CERTIFICATEHOLDERS            interpreted as constituting the collection of
                              interest for usury purposes. Accordingly, there is
                              no assurance that the obligation to pay any yield
                              maintenance charge or penalty charge will be
                              enforceable. Also, there is no assurance that
                              foreclosure proceeds will be sufficient to pay an
                              enforceable yield maintenance charge.
                              Additionally, although the collateral substitution
                              provisions related to defeasance do not have the
                              same effect on the certificateholders as
                              repayment, there is no assurance that a court
                              would not allow those provisions to be deemed
                              satisfied upon payment of a yield maintenance
                              charge. In certain jurisdictions, those collateral
                              substitution provisions might be deemed
                              unenforceable under applicable law or public
                              policy, or usurious.

THE EFFECT ON                 On September 11, 2001, the United States was
CERTIFICATEHOLDERS OF RECENT  subjected to multiple terrorist attacks which
EVENTS IN THE UNITED STATES   resulted in considerable uncertainty in the world
IS UNCLEAR                    financial markets. The full impact of these events
                              is not yet known, but could include, among other
                              things, increased volatility in the price of
                              securities including your certificates. The
                              terrorist attacks may also adversely affect the
                              revenues or costs of operation of the mortgaged
                              properties.

                              The terrorist attacks may also adversely affect
                              the revenues or costs of operation of the
                              mortgaged properties. The terrorist attacks on the
                              World Trade Center and the Pentagon suggest an
                              increased likelihood that large public areas such

                                       46

                              as shopping malls or large office buildings could
                              become the target of terrorist attacks in the
                              future. The possibility of such attacks could (i)
                              lead to damage to one or more of the mortgaged
                              properties if any such attacks occur, (ii) result
                              in higher costs for security and insurance
                              premiums, particularly for large properties, which
                              could adversely affect the cash flow at those
                              mortgaged properties, or (iii) impact leasing
                              patterns or shopping patterns which could
                              adversely impact leasing revenue and mall traffic
                              and percentage rent. As a result, the ability of
                              the mortgaged properties to generate cash flow may
                              be adversely affected. See "Recent developments
                              may limit the availability or scope or increase
                              the cost of insurance required by the mortgage
                              loans" below. The terrorist attacks and the
                              military conflict in Iraq may continue to
                              significantly reduce air travel throughout the
                              United States, and, therefore, continue to have a
                              negative effect on revenues in areas heavily
                              dependent on tourism. The decrease in air travel
                              may have a negative effect on certain of the
                              mortgaged properties, including hospitality
                              mortgaged properties and those mortgaged
                              properties located in tourist areas, which could
                              reduce the ability of such mortgaged properties to
                              generate cash flow. It is uncertain what continued
                              effect armed conflict involving the United States,
                              including the recent war between the United States
                              and Iraq or any future conflict with any other
                              country, will have on domestic and world financial
                              markets, economies, real estate markets, insurance
                              costs or business segments. Foreign conflicts of
                              any kind could have an adverse effect on the
                              mortgaged properties.

                              Accordingly, these disruptions, uncertainties and
                              costs could materially and adversely affect your
                              investment in the certificates.

RECENT DEVELOPMENTS MAY       The mortgage loans typically require the borrowers
LIMIT THE AVAILABILITY OR     to maintain hazard insurance policies on the
SCOPE, OR INCREASE THE COST,  mortgaged properties as well as comprehensive
OF INSURANCE REQUIRED BY THE  general liability and business interruption or
MORTGAGE LOANS                rent loss insurance policies, except in certain
                              instances where credit tenants are

                                       47

                              required to obtain this insurance or may
                              self-insure. These insurance policies are
                              generally subject to periodic renewals during the
                              term of the related mortgage loans and certain of
                              the mortgage loans cap the amount that a borrower
                              must spend on terrorism insurance, or otherwise do
                              not require terrorism insurance if not available
                              at commercially reasonable rates.

                              The September 11, 2001 terrorist attacks have
                              caused many reinsurance companies (which assume
                              some of the risk of policies sold by primary
                              insurers) to eliminate, or to indicate that they
                              intend to eliminate, coverage for acts of
                              terrorism from their reinsurance policies. Without
                              that reinsurance coverage, primary insurance
                              companies would have to assume that risk
                              themselves, which may cause them to eliminate such
                              coverage in their policies, increase the amount of
                              the deductible for acts of terrorism or charge
                              higher premiums for such coverage. In order to
                              offset this risk, Congress passed the Terrorism
                              Risk Insurance Act of 2002, which established the
                              Terrorism Insurance Program. The Terrorism
                              Insurance Program is administered by the Secretary
                              of the Treasury and will provide financial
                              assistance from the United States government to
                              insurers in the event of another terrorist attack
                              that results in insurance claims. The Treasury
                              Department has established procedures for the
                              Terrorism Insurance Program under which the
                              federal share of compensation is equal to 90% of
                              that portion of insured losses that exceeds an
                              applicable insurer deductible required to be paid
                              during each program year. The federal share in the
                              aggregate in any program year may not exceed $100
                              billion. An insurer that has paid its deductible
                              is not liable for the payment of any portion of
                              total annual United States-wide losses that exceed
                              $100 billion, regardless of the terms of the
                              individual insurance contracts. The Terrorism
                              Insurance Program required that each insurer, for
                              policies in place prior to November 26, 2002,
                              provide its insureds with a statement within 90
                              days after November 26, 2002, detailing the
                              proposed premiums for terrorism coverage and
                              identifying the portion of the risk

                                       48

                              that the federal government will cover. Insureds
                              had 30 days to accept the continued coverage and
                              pay the premium. If an insured did not pay the
                              premium, insurance for acts of terrorism may be
                              excluded from the policy. Subject to the
                              foregoing, any commercial property and casualty
                              terrorism insurance exclusion that was in force on
                              November 26, 2002 is automatically voided to the
                              extent that it excludes losses that would
                              otherwise be insured losses. Any state approval of
                              such types of exclusions in force on November 26,
                              2002 is also voided. All policies for insurance
                              issued after November 26, 2002 must make similar
                              disclosure. The Terrorism Risk Insurance Act of
                              2002 does not require insureds to purchase the
                              coverage nor does it stipulate the pricing of the
                              coverage. In addition, there can be no assurance
                              that all of the borrowers under the mortgage loans
                              have accepted the continued coverage.

                              Through December 2005, insurance carriers are
                              required under the program to provide terrorism
                              coverage in their basic "all-risk" policies.
                              However, the Terrorism Insurance Program applies
                              to United States risks only and to acts that are
                              committed by an individual or individuals acting
                              on behalf of a foreign person or foreign interest
                              as an effort to influence or coerce United States
                              civilians or the United States government. It is
                              unclear what acts will fall under the purview of
                              the Terrorism Insurance Program. Furthermore,
                              because the Terrorism Insurance Program was only
                              recently passed into law, there can be no
                              assurance that it or any state legislation will
                              substantially lower the cost of obtaining
                              terrorism insurance. Finally, the Terrorism
                              Insurance Program terminates on December 31, 2005.
                              There can be no assurance that this temporary
                              program will create any long-term changes in the
                              availability and cost of such insurance. Moreover,
                              there can be no assurance that such program will
                              be renewed or extended or that subsequent
                              terrorism insurance legislation will be passed
                              upon its expiration. To the extent that uninsured
                              or underinsured casualty losses occur with respect
                              to the mortgaged properties,

                                       49

                              losses on the mortgage loans may result. Insurance
                              policies for [_________] mortgaged properties,
                              securing mortgage loans which represent [___]% of
                              the initial pool balance, currently have no
                              coverage for terrorism or terrorist acts or
                              coverage in an amount less than the outstanding
                              principal balance of such mortgage loan. To the
                              extent that uninsured or underinsured casualty
                              losses occur with respect to the mortgaged
                              properties, losses on the mortgage loans may
                              result.

CONDEMNATIONS OF MORTGAGED    From time to time, there may be condemnations
PROPERTIES MAY RESULT IN      pending or threatened against one or more of the
LOSSES                        mortgaged properties securing mortgage loans
                              included in the trust fund. The proceeds payable
                              in connection with a total condemnation may not be
                              sufficient to restore the related mortgaged
                              property or to satisfy the remaining indebtedness
                              of the related mortgage loan. The occurrence of a
                              partial condemnation may have a material adverse
                              effect on the continued use of, or income
                              generation from, the affected mortgaged property.
                              Therefore, we cannot assure you that the
                              occurrence of an condemnation will not have a
                              negative impact upon distributions on your
                              certificates.

                                       50

                        DESCRIPTION OF THE MORTGAGE POOL

     A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis and in tabular format is presented in Annex A to this prospectus supplement.

CALCULATIONS OF INTEREST

     [____] of the mortgage loans, which represent [__]% of the initial pool balance, accrue interest at fixed interest rates on the basis of a 360-day year consisting of twelve 30-day months. [____] of the mortgage loans, which represent [___]% of the initial pool balance, accrue interest on the basis of a
360-day year and the actual number of days elapsed.

     In addition, [___] mortgage loans, which represent [___]% of the initial pool balance, provide for payments of interest only for up to [___] months after origination, during which period no payments of principal are due. A one-time increase in the amount of the monthly payment for some of these mortgage loans may be permitted to commence scheduled amortization of the mortgage loan. No mortgage loan, other than the ARD loans, permits negative amortization or the deferral of accrued interest.

     Each mortgage loan bears interest at a mortgage rate that is fixed for the entire remaining term of the mortgage loan, except that the ARD loans will accrue interest at a revised rate if not repaid on or before their respective anticipated repayment dates.

BALLOON LOANS

     [ ] of the mortgage loans, which represent approximately [ ]% of the initial pool balance, are balloon loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. [ ] of the mortgage loans begin monthly payments of principal after an interest-only period. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date. [____] of the mortgage loans, which represent approximately [___]% of the initial pool balance, are fully amortizing.

ARD LOANS

     [___] of the mortgage loans, which represent approximately [___]% of the initial pool balance, are ARD loans that provide for changes in the accrual of interest and the payment of principal as of their respective anticipated repayment dates. The anticipated repayment date for each ARD loan is set forth on Annex A to this prospectus supplement. If a borrower elects to repay its ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, the ARD loan will bear interest at a revised rate that will be a fixed rate per annum equal to the mortgage rate plus [ ]%
per annum. Beginning on its anticipated repayment date, excess interest or interest accrued on an ARD loan at the excess of the revised rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of the ARD loan has been reduced to zero. If a borrower does not prepay its ARD loan on or before its

                                       51

anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses will be applied to the payment of principal on the ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

     The failure to pay excess interest will not constitute a default under the
ARD loans before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the revised rate.

     As of, or shortly after the anticipated repayment date, borrowers under ARD loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a designated lockbox account controlled by the master servicer. From and after the anticipated repayment date, in addition to paying interest at the mortgage rate and principal based on the amortization schedule, the related borrower will be required to apply all remaining monthly cash flow from the related mortgaged property to pay the following amounts in the following order of priority:

     (1)  payments to required escrow funds;

     (2)  payment of operating expenses under the terms of an annual budget approved by the master servicer;

     (3)  payment of approved extraordinary operating expenses or capital expenses not a part of the approved annual budget or allotted for in any escrow fund;

     (4)  principal on the mortgage loan until the principal is paid in full;
          and

     (5)  excess interest.

     ARD loans typically prohibit the related borrower from prepaying the mortgage loan before or, in some cases, until a specified date before, the anticipated repayment date. At that time, the borrower may prepay the loan in whole or in part, without payment of a penalty or yield maintenance in the form of a prepayment premium. Any excess interest received on an ARD loan will be distributed to the holders of the Class [____] certificates.

AMORTIZATION OF PRINCIPAL

     In addition to the balloon loans and the ARD loans, the mortgage pool includes [____] fully amortizing mortgage loans, which represent [___]% of the initial pool balance. [____] mortgage loans, which represent [____]% of the initial pool balance, are step amortization mortgage loans, each of which amortizes on an initial amortization schedule for a specified period following origination, and then amortizes at a different amortization schedule until maturity.

                                       52

DUE DATES

     A due date is the date in the month on which a monthly payment on a mortgage loan is first due. [ ] of the mortgage loans, which represent [ ]% of the initial pool balance, provide for scheduled monthly payments of principal or interest or both to be due on the first day of each month. [ ] of the mortgage loans, which represent [ ]% of the initial pool balance, provide for due dates on the [ ] day of each month. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     None of the mortgage loans provide for a grace period for the payment of monthly payments of more than [ ] days.

DEFEASANCE

     All but [ ] of the mortgage loans, which mortgage loans represent [ ]% of the initial pool balance, provide that after a specified period, if no default exists under the mortgage loan, the borrower may exercise a defeasance option to obtain the release of one or more of the mortgaged properties, from the lien of the mortgage upon satisfaction of conditions, including that the borrower:

     (1)  pays on any due date,

          o    all interest accrued and unpaid on the principal balance of the mortgage loan to and, including that due date,

          o    all other sums due under the mortgage loan, excluding scheduled interest or principal payments not yet due and owing, and

          o    any costs and expenses related to the release,

     (2)  delivers or pledges defeasance collateral to the trustee,

          o    that consists of direct, non-callable obligations of, or
               non-callable obligations, fully guaranteed as to timely payment by, the United States of America, and

          o    that provides payments:

               o    on or before all successive scheduled payment dates from
                    that due date to the related maturity date, or anticipated repayment date in the case of any ARD loan, and

               o    in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for
                    cross-collateralized mortgage loans or mortgage loans
                    secured by multiple mortgaged properties which permit
                    defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property, and

                                       53

     (3)  delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

     The related mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met. The depositor makes no representation as to the enforceability of the defeasance provisions of any mortgage loan.

PREPAYMENT PROVISIONS

     Each mortgage loan prohibits voluntary principal prepayments at any time except during an open period following the expiration of the lockout period and defeasance period for that mortgage loan or during a period following the lockout period when any prepayment must be accompanied by a prepayment premium or yield maintenance charge. See Annex A to this prospectus supplement for information regarding the lockout and defeasance periods for each mortgage loan.

     Any prepayment premiums or yield maintenance charges actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions" and "--Distributions of Prepayment Premiums or
Yield Maintenance Charges" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium or yield maintenance charge upon a prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium or yield maintenance charge with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

     Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and unpaid principal and interest before being applied to cover any prepayment premium or yield maintenance charge due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or yield maintenance charge or as to the collectability of any prepayment premium. See "Legal Aspects of Mortgage Loans--Default Interest
and Limitations on Prepayments" in the prospectus.

     In most cases, no prepayment premium or yield maintenance charge will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium or yield maintenance charge will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium or yield maintenance charge will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the holder of certificates representing the greatest percentage interest in the controlling class, or the seller. See
"--Assignment of the Mortgage Loans; Repurchases and Substitutions,"
"--Representations and Warranties; Repurchases" and "Description of the
Certificates--Termination; Retirement of Certificates" in this prospectus supplement.

                                       54

RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND MORTGAGE LOANS
COLLATERALIZED BY MULTIPLE PROPERTIES

         The mortgage pool includes [ ] groups of mortgage loans, representing [
]% of the initial pool balance, made to affiliated or related borrowers. These [
] groups include [ ] groups of cross-collateralized loans containing [ ]
mortgage loans, which represent in the aggregate [ ]% of the initial pool balance. [ ] mortgage loans, other than the cross-collateralized mortgage loans, which represent [ ]% of the initial pool balance, are secured by one or more mortgages encumbering multiple mortgaged properties. [ ] mortgage loans, which represent [ ]% of the initial pool balance, are represented by [ ] mortgage
notes made to [    ] borrowers, and each mortgage note is secured by [ ]
mortgaged properties. Each of these mortgage loans is evidenced by a separate mortgage note and is not treated as a set of cross-collateralized mortgage loans. Because of this, the total number of mortgage loans in the mortgage pool is [ ], while the total number of mortgaged properties in the mortgage pool is
[  ]. In most cases, this prospectus supplement treats a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when this prospectus supplement describes the geographic concentration and property type distribution of the mortgage pool, this prospectus supplement treats these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount. Losses could result from limitations on the enforceability of cross-collateralization. For a discussion of risks related to cross-collateralized loans, see "Risk Factors" in this prospectus supplement.
See Annex A to this prospectus supplement for information regarding the cross-collateralized mortgage loans.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

     permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or prohibit the borrower from doing so without the consent of the holder of the mortgage. See "--Secured Subordinate Financing" in this prospectus supplement.

     Some of the mortgage loans permit either:

     o    transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

     o    transfers to specified parties related to the borrower.

     The master servicer or special servicer, as applicable, will determine, with the approval of the majority certificateholder of the controlling class, and in accordance with the servicing standard, whether to exercise any right the holder of the mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See "The Pooling and

                                       55

Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Legal
Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the
prospectus.

SECURED SUBORDINATE FINANCING

     [___] mortgage loans representing [___]% of the initial pool balance are secured by mortgaged properties known to be encumbered but subordinated debt that is not part of the mortgage pool. In all cases, the holder of any material subordinated debt has agreed not to foreclose for so long as the related mortgage loan is outstanding and the trust is not pursuing a foreclosure action.
Substantially all of the remaining mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or will require the consent of the trustee before so encumbering the property. In addition, on [____] mortgage loans, representing [___]% of the initial pool balance, the principals of the borrowers are known to have incurred debt secured by interests in the borrower. See "Risk Factors--Subordinate financing on the mortgaged property may increase risks" in this prospectus supplement and "Legal
Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     The following table indicates those mortgaged properties that are known to the depositor to be encumbered by secured subordinate debt, the initial principal amount of the secured subordinate debt and the cut-off date principal balances of the related mortgage loans.

                            SECURED SUBORDINATE DEBT

                                 [insert table]

UNSECURED SUBORDINATE AND MEZZANINE FINANCING

     Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     Except as described above, the depositor has not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

GROUND LEASES

     [ ] mortgaged properties securing mortgage loans, which represent [ ]% of the initial pool balance, are subject to the lien of a mortgage solely on the borrower's leasehold interest in such mortgaged property.

     [ ] mortgaged properties securing a mortgage loans, which represents [ ]%
of the initial pool balance, is subject to the lien of a mortgage on both the borrower's fee simple and leasehold interests in such mortgaged property.

                                       56

     None of the ground leases (including any extension options) expire less than 10 years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.

LOAN DOCUMENTATION

     Except as otherwise described under "Description of the Mortgage
Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans
Collateralized by Multiple Properties," each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, warehouse, hospitality or other commercial property.

SIGNIFICANT MORTGAGE LOANS

     Brief summaries of certain of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans in the mortgage pool are contained in "Annex B" to this prospectus supplement.

THE SELLER

     GMAC Commercial Mortgage Corporation (GMACCM). GMAC Commercial Mortgage
Corporation, a California corporation, is an indirect wholly-owned subsidiary of
GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General
Motors Acceptance Corporation. GMACCM is also an affiliate of the depositor. The principal offices of GMACCM are located at 200 Witmer Road, Horsham,
Pennsylvania 19044. Its telephone number is (215) 328-4622.

     The information set forth herein concerning the seller, and the underwriting conducted by it with respect to the mortgage loans has been provided by the seller, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of this information.

UNDERWRITING MATTERS

ENVIRONMENTAL ASSESSMENTS AND INSURANCE

     "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties. "Phase II"
environmental site assessments were performed on some mortgaged properties.
These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. For all but [ ] of the mortgaged properties, these environmental assessments were performed during the
[ ]-month period before the cut-off date.

                                       57

     Material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in
"Risk Factors--Adverse environmental conditions at a mortgaged property may reduce or delay your payments."

     The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, the seller, the master servicer, the special servicer, the underwriters or any of their respective affiliates.

PROPERTY CONDITION ASSESSMENTS

     Inspections or updates of previously conducted inspections of all except [
] of the mortgaged properties were conducted in connection with the origination or the purchase of the related mortgage loan by independent licensed engineers or architects or both. For all but [ ] mortgaged properties, which secure mortgage loans representing [ ]% of the initial pool balance, the inspections were conducted within the [ ]-month period before the cut-off date. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.

APPRAISALS

     An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but [ ] of the mortgaged properties, which secures mortgage loans representing [ ]% of the initial pool balance, the appraisals were performed during the [ ]-month period before the cut-off date.
The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans.
All appraisals except [ ] were conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for each of the mortgaged properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title
XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989,
were followed in preparing the appraisal. However, none of the depositor, the master servicer, the special servicer, the underwriters, the sellers or the originators has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk
Factors--Losses may result if the special servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value."

     For information about the values of the mortgaged properties available to the depositor as of the cut-off date, see Annex A to this prospectus supplement.

HAZARD, LIABILITY AND OTHER INSURANCE

     The mortgage loans require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the

                                       58

outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

     Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

     o    the outstanding principal balance of the mortgage loan;

     o    the full insurable value of the mortgaged property;

     o    the maximum amount of insurance available under the National Flood
          Insurance Act of 1968; and

     o    100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

     The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally each of the mortgage loans requires that the mortgaged property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates, and in some cases there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

     Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

     Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

     The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the related seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In general, the related borrower was required to obtain earthquake insurance if the seismic report indicated that the probable maximum loss is greater than 20%. Some of these

                                       59

mortgaged properties may be insured for earthquake risk in amounts less than the outstanding principal balances of the mortgage loan.

     See "Risk Factors--Recent developments may limit the availability or scope or increase the cost of insurance required by the mortgage loans."

EARNOUTS AND ADDITIONAL COLLATERAL LOANS

     Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. All but [ ] of these mortgage loans require that if these conditions are not met, the related reserve or credit enhancement amount may be applied to partially defease or prepay the related mortgage loan. Any resulting partial prepayment may not be required to be accompanied by payment of a prepayment premium or yield maintenance charge. For a description of the cash reserves or letters of credit and related earnout information, see Annex A to this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before [ ], the depositor will acquire the mortgage loans, directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement dated as of the delivery date or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates.

     The seller is a "mortgage loan seller" for purposes of the prospectus.

     The seller is required to deliver, or cause to be delivered, to the trustee, the following documents:

     o    the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

     o    the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case with evidence of recording thereon unless the document(s) have not been returned by the applicable recorder's office;

     o    the original or a copy of any assignment(s) of rents and leases, if the assignment is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless the document(s) have not been returned by the applicable recorder's office;

     o    an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

                                       60

     o    an assignment of any assignment(s) of rents and leases, if the item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

     o    any UCC financing statements and related original assignments to the trustee;

     o    an original or copy of the related lender's title insurance policy, or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan;

     o    when relevant, the ground lease or a copy of the ground lease;

     o    the original or a copy of any letter of credit and related transfer documents; and

     o    when relevant, copies of franchise agreements and franchisor comfort letters for hospitality properties.

     If the seller cannot deliver the original mortgage note for any mortgage loan sold by it to the depositor, the seller will deliver a copy or duplicate original of the mortgage note, together with an affidavit certifying that the related original has been lost or destroyed.

     The trustee will be required to review the documents delivered to it for each mortgage loan within 60 days following the delivery date. The trustee will hold the documents in trust. Within 60 days following the delivery date, the trustee, at the expense of the seller, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions, subject to receipt of the applicable recording information.

     The trustee will certify on the closing date that, without exception, it has received for each mortgage loan, the original mortgage note, an original or a copy of the mortgage, an original or a copy of the related lender's title insurance policy, the related ground lease (if any) and an original or copy of any letter of credit and related transfer documents, if applicable. If the trustee determines that any of the remaining required documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan, the related mortgaged property or the interests of the trust therein or of any certificateholder, the trustee, or the special servicer on its behalf, will request in writing that the seller, not later than ninety (90) days from receipt of such written request: (i) cure such defect, (ii) repurchase the affected mortgage loan, (iii) within two years of the delivery date, substitute a replacement mortgage loan for such affected mortgage loan and pay any substitution shortfall amount, or (iv) at the sole discretion of the majority certificateholder of the controlling class (so long as such holder is not the related seller or an affiliate thereof), provide to the master servicer a letter of credit or deposit in a special reserve account an amount equal to 25% of the stated principal balance of any mortgage loan for which certain types of defects relating to delay in the return of documents from local filing or recording offices remaining uncorrected for 18 months following the delivery date. If any such defect is capable of being cured, but not within such ninety (90) day period, and such defect does not relate to treatment of the mortgage loan as a
"qualified mortgage" within the meaning of the REMIC provisions, then the seller shall have an additional period, as set forth in the pooling and servicing agreement, to cure such defect.

                                       61

The seller's obligation to cure, repurchase, substitute or provide a letter of credit or cash collateral as described above will be the sole remedy available to the certificateholders and the trustee.

     If the seller elects or is required to repurchase the affected mortgage loan, the purchase price for such mortgage loan will be at least equal to the sum of: (1) the unpaid principal balance of the mortgage loan; (2) any accrued but unpaid interest on the mortgage loan; (3) any related unreimbursed servicing advances and interest on such advances; (4) any unpaid special servicing fees and workout fees; and (5) all expenses incurred by the master servicer, the special servicer, the depositor or the trustee in respect of the defect giving rise to such repurchase obligation. If the seller repurchases a mortgage loan after more than 180 days following its receipt of notice of a material breach of a representation or warranty or a defect or omission from a mortgage file, the seller will be required to pay a 1% liquidation fee. None of the depositor or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller defaults on its obligation to do so.

     Instead of repurchasing a mortgage loan, the seller is permitted, subject to approval by the majority certificateholder of the controlling class, for two years following the delivery date, to substitute a new replacement mortgage loan for the affected mortgage loan. To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

     A replacement mortgage loan must:

     o    have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan;

     o    accrue interest at a rate of interest at least equal to that of the deleted mortgage loan;

     o    be a fixed-rate mortgage loan;

     o    have a remaining term to stated maturity or anticipated repayment date, in the case of an ARD loan, of not greater than, and not more than two years less than, the deleted mortgage loan; and

     o    be a "qualified replacement mortgage" within the meaning of Section
          860G(a)(4) of the Code.

     In addition, the seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.

                                       62

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the mortgage loan purchase agreement or in related documentation, with some exceptions, the seller makes representations and warranties for each of the mortgage loans, as of the delivery date, or as of the date stated in the representation and warranty. Some of these representations and warranties are generally summarized below.

     (1) Immediately before the transfer to the depositor, the seller had good and marketable title to, and was the sole owner and holder of, the mortgage loan, free and clear of any and all liens, encumbrances and other interests on, in or to the mortgage loan other than, in some cases, the right of a sub-servicer to primary service the mortgage loan.

     (2) The seller has full right and authority to sell, assign and transfer the mortgage loan.

     (3) The information pertaining to the mortgage loan provided in the mortgage loan schedule attached to the mortgage loan purchase agreement was true and correct in all material respects as of the cut-off date for the mortgage loan.

     (4) The mortgage loan was not, as of the cut-off date for the mortgage loan, 30 days or more delinquent in respect of any monthly payment required thereunder, without giving effect to any applicable grace period.

     (5) The lien of the related mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the mortgage loan, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the mortgage loan after all advances of principal, subject only to permitted encumbrances including:

     o    the lien of current real property taxes and assessments not yet due and payable,

     o    covenants, conditions and restrictions, rights of way, easements and other matters of public record, and

     o    exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up"
          commitment, to be issued for the mortgage loan.

     The permitted encumbrances do not materially interfere with the security intended to be provided by the related mortgage, the current use or operation of the related mortgaged property or the current ability of the mortgaged property to generate net operating income sufficient to service the mortgage loan.

     (6) The seller has not waived any material default, breach, violation or event of acceleration existing under the related mortgage or mortgage note.

                                       63

     (7) There is no valid offset, defense or counterclaim to the mortgage loan.

     (8) The related mortgaged property is, except as otherwise stated in the related engineering report, to the knowledge of the seller, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan and the seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the mortgaged property.

     (9) At origination, the mortgage loan complied with all applicable usury laws.

     (10) The proceeds of the mortgage loan have been fully disbursed and there is no requirement for future advances.

     (11) The mortgage note and mortgage for the mortgage loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing the mortgage loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of its maker, subject to any applicable non-recourse provisions and any applicable state anti-deficiency legislation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether the enforcement is considered in a proceeding in equity or at law.

     (12) All improvements upon the mortgaged property are insured against loss by hazards of extended coverage in an amount, with a customary deductible, at least equal to the lesser of the outstanding balance of the mortgage loan and
100% of the full replacement cost of the improvements located on the mortgaged property, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance provisions and does not permit reduction in insurance proceeds for depreciation.

     (13) The mortgaged property was the subject of one or more environmental site assessments or an update of a previously conducted assessment, which was performed on behalf of the seller, or for which the related report was delivered to the seller in connection with its origination or acquisition of the mortgage loan; and the seller, having made no independent inquiry other than reviewing the resulting report(s) or employing an environmental consultant to perform that assessment(s) or both, has no knowledge of any material and adverse environmental condition or circumstance affecting the mortgaged property that was not disclosed in the related report(s).

     (14) The mortgage loan is not cross-collateralized with a mortgage loan other than another mortgage loan included in the mortgage pool.

     (15) All escrow deposits relating to the mortgage loan that were required to be deposited with the mortgagee or its agent under the terms of the related loan documents have been so deposited.

     (16) As of the date of origination of the mortgage loan and, to the actual knowledge of the seller, as of the delivery date, the related mortgaged property was and is free and clear of any mechanics' and materialmen's liens or similar liens which create a lien before that created by the

                                       64

related mortgage, except those which are insured against by the title policy referred to in (5) above.

     (17) No holder of the mortgage loan has, to the seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, directly or indirectly, for the payment of any amount required by the mortgage loan.

     (18) To the seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the seller, as of the date of origination of the mortgage loan, the related mortgagor or operator was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the mortgaged property as it was then operated.

     (19) The mortgage or mortgage note, together with applicable state law, contains customary and enforceable provisions, with the exceptions listed in paragraph (11) above, such as to render the rights and remedies of its holders adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

     (20) In connection with the origination or acquisition of the mortgage loan, the seller has inspected or caused to be inspected the mortgaged property.

     (21) The mortgage loan contains provisions for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without complying with the requirements of the mortgage loan, the related mortgaged property is directly or indirectly transferred or sold.

     (22) The related mortgagor is an entity, other than an individual, whose organizational documents or the mortgage loan documents provide substantially to the effect that the mortgagor:

     is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loan;

     o    may not engage in any business unrelated to the mortgaged property or properties;

     o    may not incur indebtedness other than as permitted by the mortgage or other mortgage loan documents;

     o    has its own books and records separate and apart from any other person;

     o    holds itself out as a legal entity, separate and apart from any other person; and

     o    does not have any material assets other than those related to its interest in and the operation of the mortgaged property or properties.

     If any of the foregoing representations and warranties of the seller are materially breached for any of the mortgage loans sold by it to the depositor, the seller may cure the breach

                                       65

within 90 days after the earlier of discovery or its receipt of notice of the breach. If the seller does not cure the breach, the mortgage loan purchase agreement requires the seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan. The seller will be obligated to repurchase the affected mortgage loan within that 90-day period at the applicable purchase price or, for two years following the delivery date, substitute a replacement mortgage loan for the affected mortgage loan within that 90-day period and pay any substitution shortfall amount. For a discussion of the purchase price to be paid upon such a repurchase, see "--Assignment of the Mortgage Loans; Repurchases and Substitutions" above. The seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of the seller's representations and warranties regarding the mortgage loans. The seller will be the sole warranting party for each mortgage loan sold by it to the depositor.
None of the depositor nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of the seller's representations and warranties if the seller defaults on its obligation to do
so. See "The Pooling and Servicing Agreements--Representations and Warranties;
Repurchases" in the prospectus.

POOL CHARACTERISTICS; CHANGES IN MORTGAGE POOL

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued.
The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the cut-off date. Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.

     A Current Report on Form 8-K will be available to purchasers of the offered certificates shortly after the delivery date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC within fifteen days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, the removal or addition will be noted
in the Form 8-K.

                                       66

                         SERVICING OF THE MORTGAGE LOANS

     The master servicer will be responsible for the servicing and administration of all the mortgage loans and the special servicer will be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties; however, the holder or holders of certificates evidencing a majority interest in the controlling class will be entitled to terminate substantially all the rights and duties of the special servicer in respect of specially serviced mortgage loans that are included in the trust and to appoint a replacement to perform such duties under the same terms and conditions as applicable to the special servicer. See "--The Majority
Certificateholder of the Controlling Class," "--Termination of the Special
Servicer for Specially Serviced Mortgage Loans and REO Properties" and "--REO
Properties."

THE MASTER SERVICER AND THE SPECIAL SERVICER

     As of [  ], GMAC Commercial Mortgage Corporation was the master servicer of a portfolio of multifamily and commercial loans totaling approximately $[ ]
billion in aggregate outstanding principal balance. As of [  ], GMAC Commercial
Mortgage Corporation was responsible for performing certain special servicing functions with respect to commercial and multifamily loans totaling approximately $[ ] billion in aggregate outstanding principal balance.

     Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans. Reference is also made to the prospectus, in particular to the section captioned "The
Pooling and Servicing Agreements" and to the section captioned "The Pooling and
Servicing Agreement" in this prospectus supplement, for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the master servicer and special servicer thereunder. You should read the information provided in the prospectus taking account of all supplemental information contained in this prospectus supplement.

SERVICING STANDARD

     The master servicer and the special servicer will be responsible for the servicing and administration of the mortgage loans. The master servicer and special servicer will be required to service and administer the mortgage loans under the following servicing standard:

     o    in the best interests of and for the benefit of the certificateholders as determined by the master servicer or special servicer, as applicable, in its good faith and reasonable judgment,

     o    in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans,
          and

     o    to the extent consistent with the foregoing, with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties
          (giving, in the case of any master servicer or special servicer other than GMACCM, due consideration to customary and usual standards of practice of prudent institutional lenders servicing their own

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          loans) or itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.

SPECIALLY SERVICED MORTGAGE LOANS

     A specially serviced mortgage loan is any mortgage loan as to which any of the following special servicing events has occurred:

     (1)  any balloon payment due has not been made, provided that if the related borrower continues to make the related assumed monthly payment and is diligently pursuing a refinancing, a special servicing event will not occur until 90 days following such payment default (or, if the related borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class, 150 days following such default); provided, further, the master servicer, with the consent of the majority certificateholder of the controlling class, will have the authority to extend the due date of a balloon payment for up to one year (but for no more than two (2) such one-year extensions) and in which event such mortgage loan will not be a specially serviced mortgage loan;

     (2)  any monthly payment or other payment required under the mortgage note or the mortgage(s), other than a balloon payment, is more than 60 days late;

     (3)  the master servicer or the majority certificateholder of the controlling class, as applicable, has determined in its good faith and reasonable judgment that a default in the making of a monthly payment or any other payment required under the mortgage note or the mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days, or, in the case of a balloon payment, for at least 30 days;

     (4)  a default under the loan documents, other than as described in clause
          (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

     (5)  a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

     (6)  the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and

                                       68

          liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

     (7)  the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations;

     (8)  the master servicer has received notice of the commencement of foreclosure or similar proceedings for the related mortgaged property or properties; and

     (9)  any change in property manager or, with respect to a hospitality loan, any change in franchise.

     A specially serviced mortgage loan will become a corrected mortgage loan if each special servicing event that applies to that mortgage loan is remedied as follows:

     o    for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three consecutive full and timely monthly payments under the terms of the mortgage loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer;

     o    for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the special servicer;

     o    for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

     o    for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

     The master servicer or the special servicer, as applicable, will be required to service and administer the respective groups of related cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. If any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it may, with the approval of the majority certificateholder of the controlling class, also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will become a corrected mortgage loan unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.

THE MAJORITY CERTIFICATEHOLDER OF THE CONTROLLING CLASS

     The controlling class will be the most subordinate class of principal balance certificates outstanding that has a certificate balance at least equal to 25% of its initial certificate balance. If

                                       69

no class of principal balance certificates has a certificate balance at least equal to 25% of its initial certificate balance, then the controlling class will be the most subordinate class of principal balance certificates outstanding.
Initially the controlling class will be the Class [  ] certificates. The holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class are referred to herein as the majority certificateholder of the controlling class.

     The majority certificateholder of the controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the majority certificateholder of the controlling class does not have any duties to the holders of any class of certificates, may act solely in the interests of the certificateholders of the controlling class, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

     Subject to the succeeding paragraph, the majority certificateholder of the controlling class is entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer is not permitted to take any of the following actions as to which the majority certificateholder of the controlling class has objected in writing within five business days of being notified thereof and of its receipt of such documents as the majority certificateholder of the controlling class may reasonably request
(provided that if such written objection has not been received by the special servicer within such five business day period, then the majority certificateholder of the controlling class's approval will be deemed to have been given):

     o    any proposed or actual foreclosure upon or comparable conversion
          (which may include acquisitions of an REO property) of the ownership of properties securing such of the specially serviced mortgage loans as come into and continue in default;

     o    any modification or waiver of any term of the related loan documents of a mortgage loan that relates to the maturity date, mortgage rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a prepayment premium or yield maintenance charge (other than a modification consisting of the extension of the maturity date of a mortgage loan for one year or less);

     o    any proposed or actual sale of an REO property (other than in connection with the termination of the trust fund as described under
          "Description of the Certificates--Termination; Retirement of
          Certificates" in this prospectus supplement or pursuant to a purchase option as described below under "--Sale of Defaulted Mortgage Loans");

     o    any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO property;

     o    any acceptance of substitute or additional collateral for a mortgage loan unless required by the underlying loan documents;

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     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o    any release of any performance or "earn-out" reserves, escrows or letters of credit; and

     o    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan.

     In the event the master servicer or special servicer, as applicable, determines that a refusal to consent by the majority certificateholder of the controlling class or any advice from the majority certificateholder of the controlling class would cause the special servicer or master servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the pooling and servicing agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans, modifications or the servicing standard), the special servicer or master servicer, as applicable, will disregard such refusal to consent or such advice.

     If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.

TERMINATION OF THE SPECIAL SERVICER FOR SPECIALLY SERVICED MORTGAGE LOANS AND
REO PROPERTIES

     The majority certificateholder of the controlling class may at any time terminate substantially all of the rights and duties of the special servicer and appoint a replacement special servicer to perform the duties under substantially the same terms and conditions as applicable to the special servicer. The majority certificateholder of the controlling class will designate a replacement by delivering to the trustee a written notice stating the designation. The trustee will, promptly after receiving that notice, notify the rating agencies, the special servicer and the master servicer.

     The designated replacement will become the special servicer as of the date the trustee has received:

     o    written confirmation from each rating agency stating that if the designated replacement were to serve as special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

     o    a written acceptance of all obligations of the special servicer, executed by the designated replacement; and

     o    an opinion of counsel to the effect that the designation of the replacement special servicer to serve as special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance

                                       71

          with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

     The special servicer will resign from its duties under the pooling and servicing agreement simultaneously with the designated replacement becoming the special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the majority certificateholder of the controlling class.

     A replacement special servicer will possess rights and obligations as to specially serviced mortgage loans and REO properties comparable to those of a master servicer described in the prospectus under "The Pooling and Servicing
Agreements--Evidence as to Compliance" and "--Matters Regarding the Master
Servicer and the Depositor." A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the special servicer described in this prospectus supplement or a master servicer under "The Pooling and Servicing Agreements" in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

     Following any appointment of a replacement special servicer, the master servicer will continue to collect information and prepare and deliver all reports to the trustee and to pay the trustee's fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The master servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both master servicer and special servicer, the master servicer and the replacement special servicer will not have any responsibility for the performance of each other's duties under the pooling and servicing agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the master servicing fee, and the principal compensation to be paid to the special servicer in respect of its servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

     Master Servicing Fee

     The master servicing fee will be payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan, including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property. The master servicing fee will accrue for each mortgage loan at the annual master servicing fee rate set forth in Annex A to this prospectus supplement. A portion of the master servicing fee will be paid to the trustee in respect of its trustee activities based on the trustee fee rate provided in the pooling and servicing agreement. The master servicing fee also includes any fee payable to any sub-servicer of the related mortgage loan. The master servicing fee will be

                                       72

computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed.

     Special Servicing Fee

     The special servicing fee will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property. The special servicing fee will accrue at a rate equal to [ ]% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account.

     Workout Fee

     A workout fee will be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be [ ]% of each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if such mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan. If the special servicer is terminated, is replaced or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of such termination, replacement or resignation. With respect to any specially serviced mortgage loan for which the special servicer has resolved all of the circumstances and/or conditions causing any such mortgage loan to be a specially serviced mortgage loan such that the related borrower has made at least one timely monthly payment as of the date of such termination, replacement or resignation, and such mortgage loan otherwise meets the requirements of a corrected mortgage loan, the special servicer will be entitled to the workout fees on such mortgage loan as long as such mortgage loan remains a corrected mortgage loan (provided that such workout fee will only be payable to the special servicer once such mortgage loan actually becomes a corrected mortgage loan). Any replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for the mortgage loan ceases to be payable in accordance with the preceding sentence.

     Liquidation Fee

     A liquidation fee will be payable for each specially serviced mortgage loan for which the special servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the special servicer receives any liquidation proceeds, which includes any condemnation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be [ ]% of the related payment or proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan or REO property by the master servicer, special servicer or any holder of certificates evidencing a majority interest

                                       73

in the controlling class, the purchase of all of the mortgage loans and REO properties by the master servicer, the majority certificate holder of the controlling class or the depositor, which results in the termination of the trust or the repurchase of the mortgage loan by a seller as a result of a material breach of a representation or warranty that occurs within 180 days of notice of such breach to the applicable seller. If, however, liquidation proceeds are received on any corrected mortgage loan and the special servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of the liquidation proceeds that constitute principal or interest or both.

     Additional Compensation

     The master servicer and/or special servicer will be entitled to all assumption and modification fees, late payment charges, default interest, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees (allocated and/or divided between the master servicer and the special servicer pursuant to the pooling and servicing agreement), in each case to the extent actually paid by a borrower under a mortgage loan.

     The master servicer will cover, out of its own funds, any balloon payment interest shortfalls and prepayment interest shortfalls incurred on the mortgage loans; provided, however, that with respect to those mortgage loans having due dates which fall on the determination date, the master servicer will cover prepayment interest shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated for all mortgage loans at a rate equal to a rate of [ ]% per annum.

     The master servicer and the special servicer (with respect to the REO account) will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account, the interest reserve account and the REO account, if established. The master servicer and the special servicer, respectively, will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses from its own funds without any right to reimbursement. The master servicer and special servicer will have these rights and obligations whether or not the master servicer or special servicer, as applicable, actually directs the investment of those funds.

     As compensation for performing its duties for specially serviced mortgage loans and REO properties, the special servicer will be entitled to receive all special servicing fees, liquidation fees and other fees payable to the special servicer and, except as otherwise described above, workout fees otherwise payable to the special servicer for performing those duties. The special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

     The master servicer and the special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including in the case of the master servicer, the fees of any sub-servicers retained by it.
The master servicer and the special servicer will not be

                                       74

entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement.

     As described in this prospectus supplement, the master servicer and the trustee are each entitled to receive interest at the reimbursement rate on servicing advances. The master servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account.
See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing
Compensation and Payment of Expenses" in the prospectus and "Description of the
Certificates--P&I and Servicing Advances" in this prospectus supplement.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The master servicer or the special servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and permit the release of the borrower on or any guarantor of any mortgage loan without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (1) with limited exceptions, the master servicer or the special servicer, as applicable, may not agree to any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the master servicer's or the special servicer's, as applicable, good faith and reasonable judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the master servicer's or the special servicer's, as applicable, judgment, a material default on the mortgage loan has occurred or a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

     (2) the master servicer or the special servicer, as applicable, may not extend the maturity of any mortgage loan beyond the date that is two years before the distribution date in [ ] which is the rated final distribution date;

     (3) the master servicer or the special servicer, as applicable, will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would:

          o    cause any Trust REMIC or single loan REMIC to fail to qualify as a REMIC under the Code or, except as otherwise described under
               "--REO Properties" below, result in the imposition of any tax on
               "prohibited transactions" or "contributions" after the startup date of any of those REMICs under the REMIC Provisions,

     or

                                       75

          o    cause any mortgage loan to cease to be a "qualified mortgage"
               within the meaning of Section 860G(a)(3) of the Code; provided, that, the master servicer or special servicer, as applicable, will not be liable for decisions related to the status of a mortgage loan as a "qualified mortgage" that are made in reliance on opinions of tax counsel unless it would constitute bad faith or negligence to do so;

     (4) the master servicer or the special servicer, as applicable, will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the master servicer or the special servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the master servicer or the special servicer, as applicable, deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

     (5) with limited exceptions, the master servicer or special servicer, as applicable, may not release any collateral securing an outstanding mortgage loan; provided that:

          o    the limitations, conditions and restrictions in clauses (1)
               through (4) above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the settlement date or that is solely within the control of the related borrower, and

          o    the master servicer or special servicer, as applicable, will not be required to oppose the confirmation of a plan in any
               bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, opposition would not
               ultimately prevent the confirmation of the plan or a plan that is substantially similar.

Notwithstanding the foregoing, the master servicer will not be permitted to agree to any material modification unless (i) the master servicer has notified the special servicer of its approval of such material modification, and provided its written recommendation, analysis and any other information reasonably requested by the special servicer to the special servicer, (ii) the special servicer has approved such material modification and advised the majority certificateholder of the controlling class of the request for such approval and of the master servicer's and its own approval of such material modification, and
(iii) the majority certificateholder of the controlling class has also approved such material modification; provided, however, that the special servicer will be required to advise the majority certificateholder of the controlling class of its approval (if any) of such material modification within 10 business days of its receipt of the notice, its recommendation, analysis and any reasonably requested documents from the master servicer; and, provided, further, that if the majority certificateholder of the controlling class does not respond to or approve such recommendation within 5 business days of its receipt of the special servicer's recommendation, and such other documents as the majority certificateholder of the

                                       76

controlling class may reasonably request, then the material modification will be deemed approved. Unless required by the related mortgage loan documents or the servicing standard, neither the master servicer nor the special servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification
(unless such condition has been waived by the majority certificateholder of the controlling class).

ENFORCEMENT OF ARD LOANS

     The master servicer and special servicer, as applicable, may not take any enforcement action on ARD loans for payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of the ARD loan. The master servicer and special servicer, as applicable, will still be obligated to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement. If a borrower elects not to repay the principal due and outstanding on an ARD loan on its anticipated repayment date, the master servicer or special servicer will notify the borrower of the revised rate, which may not exceed the related initial mortgage rate plus [ ]%.

SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to each of (a) the majority certificateholder of the controlling class and (b) any seller with respect to the mortgage loans it originated, in that order, an option to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or such mortgage loan is a specially serviced mortgage loan and the related borrower is delinquent as to its balloon payment).
The majority certificateholder of the controlling class shall have the exclusive right to exercise its option for 30 days, then the seller shall have the exclusive right to exercise its option for the following 30 days, after which the majority certificateholder of the controlling class will again have the exclusive right to exercise its option. The option purchase price for a defaulted mortgage loan will equal the fair market value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair market value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the controlling class or any of their affiliates then, prior to the exercise of the option, the trustee will be required to verify that the option purchase price is a fair price. In making such verification, the trustee, in accordance with the pooling and servicing agreement, will be entitled to rely on an appraisal of the mortgaged property.

     Subject to certain conditions specified in the pooling and servicing agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a rehabilitated mortgage loan, (ii) been subject to a work-out arrangement, or
(iii) been foreclosed upon or otherwise resolved

                                       77

(including by a full or discounted pay-off). See also "The Pooling and Servicing
Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

REO PROPERTIES

     The special servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as an REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust's net after-tax proceeds from the REO property. After the special servicer reviews the operation of the REO property and consults with the trustee to determine the trust's federal income tax reporting position for income it is anticipated that the trust would derive from the property, the special servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under
Section 860F of the Code--either tax referred to in this prospectus supplement as an REO tax.

     To the extent that income the trust receives from an REO property is subject to a tax on (1) "net income from foreclosure property," that income would be subject to federal tax at the highest marginal corporate tax rate and
(2) "prohibited transactions," that income would be subject to federal tax at a
100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

     Income from an REO property that is directly operated by the special servicer would be apportioned and classified as "service" or "non-service"
income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on
"prohibited transactions," and the "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions."
Any REO tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The special servicer will be required to sell any REO property acquired on behalf of the trust within the time period and in the manner described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the
prospectus.

     The special servicer will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds, other than excess liquidation proceeds, and insurance proceeds derived from each
REO property. The special servicer will use the funds in an REO account that relate to an REO property to pay for the proper operation, management, maintenance, disposition and liquidation of such REO property. If amounts in an
REO account in respect of any REO property are insufficient to make those payments, the special servicer will request that the master servicer make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable. Within one business day following the end of each collection period, the special servicer will deposit all amounts collected
or

                                       78

received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, to the certificate account. The special servicer, however, may retain permitted reserves in the REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The master servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than
$[ ], at least once every year. In addition, the special servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection and prepare a limited appraisal and summary report of the market value of each mortgaged property securing a mortgage loan that has become an REO mortgaged property as soon as practicable after such mortgage loan has attained this status, if the principal balance of such mortgage loan is $[ ] or less prior to and as of the date of such desktop estimation. The master servicer or special servicer, as applicable, will be required to prepare or cause to be prepared a written report of each inspection performed that describes the condition of the mortgaged property.

     For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the master servicer or special servicer, as applicable, will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the master servicer or special servicer, as applicable, is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.

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                       THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued under the pooling and servicing agreement.
The parties to the pooling and servicing agreement are the depositor, the master servicer, the special servicer and the trustee. Under the pooling and servicing agreement, there will be established a certificate account and a distribution account. On each master servicer remittance date or distribution date, the master servicer or the trustee may make withdrawals from the certificate account or the distribution account, as applicable, for any of the following purposes:

     (1)  to remit to the trustee for deposit in the distribution account for distributions to the certificateholders on each distribution date;

     (2)  to pay the master servicer and special servicer, as applicable, (x)
          any master servicing fees and special servicing fees, as applicable, allocable to the trust not previously retained or paid to the master servicer or special servicer, as applicable, such payments to be made out of payments and other collections of interest on the related mortgage loans as to which such fees were earned and (y) any default charges not applied to pay advance interest under clause (iv) below;

     (3)  to reimburse the master servicer or the trustee, as applicable, for unreimbursed advances made by it with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, liquidation proceeds, condemnation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made in each case, if applicable, or if in the judgment of the master servicer or the trustee, as applicable, such advances will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans (subject to certain limitations regarding workout-delayed reimbursement amounts as described in "Description of the Certificates--P&I and Servicing Advances" in this prospectus supplement);

     (4)  to pay the master servicer or the trustee, as applicable, interest accrued on the advances described in clause(iii) above incurred by it while such remain outstanding and unreimbursed, first, by application of any default charges received on the mortgage loan as to which the advance was made, and then, at or following the time the master servicer or the trustee is reimbursed for such advance, by application of collections on any of the mortgage loans and related properties;

     (5)  to pay for costs and expenses incurred for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under
          "--Realization Upon Defaulted Mortgage Loans";

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     (6)  to reimburse the master servicer, the special servicer, the depositor, the trustee or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described in this prospectus supplement under "The Pooling and Servicing
          Agreement--Certain Matters Regarding the Master Servicer, Special
          Servicer and the Depositor" and in the prospectus under "The Pooling and Servicing Agreement--Matters Regarding the Trustee";

     (7)  to pay the portion of the fees of the trustee attributable to the mortgage loan;

     (8)  to pay the master servicer or the trustee, as applicable, interest and investment income earned in respect of amounts held in the certificate account or the distribution account as additional compensation;

     (9)  to pay any servicing expenses not otherwise required to be advanced by the master servicer;

     (10) to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under "Federal
          Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual
          Certificates--Prohibited Transactions Tax and Other Taxes" in the
          prospectus;

     (11) to pay for the cost of various opinions of counsel obtained pursuant to the pooling and servicing agreement for the benefit of
          certificateholders;

     (12) to make any other withdrawals permitted by the pooling and servicing agreement; and

     (13) to clear and terminate the certificate account and distribution account upon the termination of the trust.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred and, in the special servicer's judgment, no satisfactory arrangement can be made for collection of the delinquent payments, the special servicer, on behalf of the trust, and subject to the approval of the majority certificateholder of the controlling class, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. The special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and either:

                                       81

     (1)  such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (2)  the special servicer, based solely, as to environmental matters and related costs, on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b)
          above, is reasonably likely to produce a greater recovery, taking into account the time value of money, rather than not taking such actions.
          See "Legal Aspects of Mortgage Loans--Environmental Considerations" in
          the prospectus.

     If the environmental testing contemplated above establishes that either of the conditions set forth in clauses (i) and (ii) above has not been satisfied with respect to any mortgaged property securing a defaulted mortgage loan, then the special servicer will take such action as it deems to be in the best economic interest of the trust, other than proceeding to acquire title to the mortgaged property. Upon notice to the master servicer of the necessity to take such actions, any expenditure associated with such actions taken will be paid by the master servicer as a servicing advance unless such expenditure would constitute a nonrecoverable advance. The special servicer will not be obligated to take such action or not take such action unless such person agrees to indemnify the special servicer with respect to such action or inaction, and neither the trustee nor the special servicer will be obligated to take such action or not take such action at the direction of the certificateholders unless the certificateholders agree to indemnify the trustee or the special servicer, as the case may be, with respect to such action or inaction. The special servicer will not take any action or refrain from taking any action at the direction of any person if to do so would not be in accordance with the servicing standard.

     If title to any mortgaged property is acquired by the trust, the special servicer, on behalf of the trust, and subject to the approval of the majority certificateholder of the controlling class, will be required to sell the mortgaged property within three full years after the taxable year of acquisition, unless (i) the IRS grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of an interest in the property by the trust, for longer than such period will not result in the imposition of a tax on the trust or cause the trust to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8)
at all times, that the sale of such property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section
860F(a)(2)(B), and that, in general, the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the trust acquires title to any mortgaged property, the special servicer, on behalf of the trust, may retain an independent contractor to manage and operate such property.

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The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer and/or special servicer in connection with such mortgage loan, then the trust will realize a loss in the amount of such shortfall which will be borne by the trust. See "Description of the
Certificates--Subordination; Allocation of Losses and Expenses." The master servicer and/or special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of such liquidation proceeds to certificateholders and, of amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to effect such restoration unless the special servicer and/or master servicer determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer and/or master servicer for its expenses and interest thereon and (ii) that such expenses will be recoverable from related insurance proceeds, condemnation proceeds and liquidation proceeds.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain due-on-sale and due-on-encumbrance clauses that, with limited exceptions, entitle the lender to accelerate payment of the mortgage loan upon any sale or other transfer or encumbrance of the related mortgaged property made without the lender's consent, other than as permitted under the mortgage loan documents. The master servicer or the special servicer, as applicable, will determine whether to exercise any right the trust, if any, may have under any such provision in a manner consistent with the master servicer's or the special servicer's, as applicable, normal servicing procedures. The master servicer or the special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property as set forth in the pooling and servicing agreement. See "Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus and "Description of the Mortgage Pool--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer will not be permitted to waive its right to exercise such rights with respect to any mortgage loan, unless (i) the master servicer has notified the special servicer of such waiver,
(ii) the master servicer has submitted its written recommendation and analysis to the special servicer, (iii) the master servicer has submitted to the special servicer the documents within the possession of the master servicer that are reasonably requested by the special servicer, (iv) the special servicer has approved such waiver and notified

                                       83

the majority certificateholder of the controlling class of the request for the waiver and of the master servicer's and its own approval and (v) the majority certificateholder of the controlling class has informed the special servicer that it has approved such waiver; provided, however, that if the majority certificateholder of the controlling class fails to respond within five (5)
business days following receipt of the special servicer's recommendation, and such other documents as the majority certificateholder of the controlling class may reasonably request, then the waiver will be deemed approved.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

     Each of the master servicer and the special servicer is an affiliate of the depositor and has other normal business relationships with the depositor or the depositor's affiliates. The pooling and servicing agreement provides that each of the master servicer and the special servicer may not resign from its respective obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the trustee or a successor has assumed the master servicer's or the special servicer's, as applicable, obligations and duties under the pooling and servicing agreement. The pooling and servicing agreement will also provide that, except as set forth below, none of the master servicer, the special servicer or the depositor, nor any director, officer, employee or agent of the master servicer, the special servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the depositor, or any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the master servicer, the special servicer, the depositor, and any director, officer, employee or agent of the master servicer, the special servicer or the depositor is entitled to indemnification for certain losses, liability and expenses from amounts otherwise distributable in respect of the mortgage loans, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder or by negligent disregard of obligations and duties thereunder.

     Such indemnification will survive any termination, resignation or removal of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that none of the master servicer, the special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion, may involve it in any expense or liability. The master servicer, the special servicer or the depositor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities payable from the trust to the master servicer, the special servicer or the depositor, as the case may be.

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     Any person into which the depositor, the master servicer or the special servicer, as applicable, may be merged or consolidated, any person resulting from any merger or consolidation to which the depositor, the master servicer or the special servicer, as applicable, is a party or any person succeeding to the business of the depositor, the master servicer or the special servicer will be the successor of the depositor, the master servicer or the special servicer, as applicable, under the pooling and servicing agreement, provided that,

     o    with respect to the master servicer or the special servicer, such person is qualified to service mortgage loans on behalf of FNMA or
          FHLMC, and

     o    such merger, consolidation or succession does not adversely affect the then- current ratings of the classes of certificates that have been rated.

     In addition, notwithstanding the prohibition on its resignation, the master servicer or the special servicer, as applicable, may assign its rights under the pooling and servicing agreement to any person to whom the master servicer or the special servicer, as applicable, is transferring a substantial portion of its mortgage servicing portfolio, provided the two bullet points above are satisfied. In the case of any such assignment, the master servicer or the special servicer, as applicable, will be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

                                       85

                         DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

     (1)  the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the cut-off date for that mortgage loan;

     (2)  any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

     (3)  the funds or assets that are deposited in the certificate account, any
          REO account and the interest reserve account;

     (4)  the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

     (5)  rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans.

DENOMINATIONS

     The trust will offer the offered certificates in minimum denominations of
$[ ] and multiples of $[ ] in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee initially will be Cede &
Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under "--Book-Entry Registration of the Offered
Certificates--Definitive Certificates."

     Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC's procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United
States, or Clearstream International, S.A. or Euroclear Bank S.A./N.V., as
operator of the Euroclear system, in Europe, through participants in the systems, or indirectly through organizations which are participants in

                                       86

the systems. See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in the prospectus.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     The offered certificates are expected to be available only in book-entry form through the facilities of The Depository Trust Company in the United States
or through Clearstream or Euroclear in Europe.

     Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede &
Co., as nominee of DTC. Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders.
Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

     Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

     None of the master servicer, the special servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to their beneficial ownership interest.

     Euroclear and Clearstream

     The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Clearstream or Euroclear in Europe if the
investors are participants of those systems, or indirectly through organizations that are participants in the systems. For any of the offered certificates, the record holder will be DTC's nominee. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories. The depositories, in turn, will hold positions in customers'
securities accounts in the depositories' names on the books of DTC.

                                       87

     Because of time zone differences, the securities account of a Clearstream or Euroclear participant as a result of a transaction with a participant, other than a depositary holding on behalf of Clearstream or Euroclear, will be credited during the securities settlement processing day, which must be a business day for Clearstream or Euroclear, as the case may be, immediately following the DTC settlement date. These credits or any transactions in the securities settled during the processing will be reported to the relevant
Euroclear participant or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC Participant, other than the depository for Clearstream or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant
Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants or Euroclear participants may not deliver instructions directly to the depositories.

     Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The operator of Euroclear is
Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for Euroclear on behalf of
Euroclear's participants. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of
Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear,

                                       88

withdrawals of securities and cash from Euroclear and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing payments to the certificate owners it represents or, if applicable, to indirect participants.
Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions as to any action of certificateholders of any class to the extent that participants authorize the actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders, as that term is used in the pooling and servicing agreement. Certificate owners that provide the trustee with a certification acceptable to the trustee stating that the person requesting the information is a certificate owner will be permitted to request and receive information furnished to certificateholders by the trustee.

     DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC,
Clearstream and Euroclear, but are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.
See "Annex D" hereto.

     Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and
Definitive Certificates," the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each affected class, and thereafter the trustee, the master servicer and the special servicer will recognize the holders of the definitive certificates as certificateholders.

                                       89

     For additional information regarding DTC and certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On each distribution date, the certificate balance of each class of certificates with a certificate principal balance will be reduced by any distributions of principal actually made to that class of certificates on that distribution date. The certificate balances will be further reduced by any realized losses and additional trust expenses allocated to that class of certificates on that distribution date.

     The notional amount of the Class X certificates will be equal to the aggregate certificate balances of the classes of principal balance certificates outstanding from time to time. The Class X certificates consist of [___] Class X components each corresponding to a different class of principal balance certificates.

     No class of REMIC residual certificates will have a certificate balance.

PASS-THROUGH RATES

     The annual rate at which any class of certificates accrues interest from time to time is referred to as its pass-through rate.

     The pass-through rate applicable to the Class [ ] certificates will be fixed and, at all times, will be equal to the pass-through rate specified for that class on page S-[ ] of this prospectus supplement.

     The pass-through rate applicable to the Class [ ] certificates will be equal to the lesser of a specified fixed rate for each class or the Weighted
Average Net Mortgage Rate.

     The pass-through rate applicable to the Class [____] certificates for any distribution date will be equal to the Weighted Average Net Mortgage Rate for that distribution date.

     The pass-through rate applicable to the Class X certificates for the initial distribution date will equal approximately [____]% per annum. The pass-through rate applicable to the Class X certificates for any distribution date will be variable and will be equal to the weighted average, buy certificate balance of the corresponding class of principal balance certificates, of the pass-through rates then applicable to each Class X component. The pass-through rate of each Class X component for any distribution date will equal the excess, if any, of the Weighted Average Net Mortgage Rate for that distribution date over the pass-through rate for that distribution date applicable to the related class of principal balance certificates. If a class of principal balance certificates has a pass-through rate equal to the Weighted Average Net Mortgage
Rate, the pass-through rate of the related Class X component will be zero.

     No class of REMIC residual certificates will have a specified pass-through rate.

                                       90

     If any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the Net Mortgage Rate of that interest reserve loan for any one-month period before a related due date will be equal to:

     o    the annualized rate at which interest would have to accrue on the mortgage loan on the basis of a 360-day year of twelve 30-day months to produce the aggregate amount of interest actually accrued on that mortgage loan during that one-month period at the related mortgage rate net of the related master servicing fee rate for that mortgage loan specified on Annex A to this prospectus supplement.

     However, for each such interest reserve loan, the Net Mortgage Rate for the one-month period before the due dates in January and February in each year that is not a leap year, or February only in each year that is a leap year, will be determined net of the withheld amounts (as described under "Description of the
Certificates--Interest Reserve Account"). The Net Mortgage Rate for each interest reserve loan for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts for the mortgage loan. See "Servicing of the Mortgage Loans--Servicing and Other
Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments
and Consents" in this prospectus supplement.

     The stated principal balance of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by:

     o    any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on that date, and

     o    the principal portion of any realized loss incurred on, or allocable to, the mortgage loan during the related collection period.

     The determination date will be the [ ] day of each month or, if any such
[  ] day is not a business day, the next business day.

DISTRIBUTIONS

     The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except for the final distribution on any certificate, the trustee will make distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five business days before the related record date. Distributions not made by wire transfer will be made by check mailed to the certificateholder.

                                       91

     The final distribution on any certificate, determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate, will also be made by wire transfer or check, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the final distribution. In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate at the address last shown on the books of the trustee. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

     The Available Distribution Amount

     The amount of funds that will be available for distribution to certificateholders on each distribution date is the Available Distribution
Amount for that distribution date.

     See "The Pooling and Servicing Agreements--Certificate Account" in the
prospectus.

     Application of the Available Distribution Amount

     On each distribution date, the trustee will apply the Available
Distribution Amount for that date in the following order of priority:

     (1)  to pay interest to the holders of the classes of senior certificates, up to an amount equal to all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes of senior certificates in accordance with the amounts due to each class;

     (2)  to pay principal: first to the holders of the Class [ ] certificates, and then to the holders of the Class [ ] certificates, in each case, up to an amount equal to the lesser of:

          o    the then-outstanding certificate balance of that class of
               certificates, and

          o    the Principal Distribution Amount for that distribution date;

     (3)  to reimburse the holders of the classes of Class [ ] certificates, up to an amount equal to the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

     (4)  to make payments to the holders of each class of subordinate certificates, after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation have been made under this clause (4) as follows:

                                       92

          o    first, to pay interest, up to an amount equal to all
               distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

          o    second, if the certificate balances of the Class [ ] certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation have been reduced to zero, to pay distributions of principal, up to an amount equal to the lesser of:

                    (a)  the then outstanding certificate balance of that class of certificates, and

                    (b)  the remaining portion, if any, of the Principal
                         Distribution Amount for that distribution date, or, on
                         the final distribution date resulting from the
                         termination of the trust, up to an amount equal to the
                         then-outstanding certificate balance of that class of
                         certificates; and

          o    third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust
               expenses, if any, previously allocated to that class of
               certificates and for which no reimbursement has previously been paid; and

     (5)  the remaining portion, if any, of the Available Distribution Amounts to the holders of the REMIC residual certificates.

     However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the
Class [ ] certificates will be made to the holders of the respective classes of those certificates, pro rata as among those classes in accordance with the respective then-outstanding certificate balances of those classes of certificates until paid in full.

     Distributable Certificate Interest

     The distributable certificate interest for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates' allocable share of any Net Aggregate Prepayment
Interest Shortfall for that distribution date.

     The accrued certificate interest for each class of REMIC regular certificates for each distribution date is equal to one month's interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                                       93

     The master servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any Balloon Payment Interest
Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans during the related collection period. However, for mortgage loans with due dates that fall on or before the related determination date, the master servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate of [ ]%. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

     The Net Aggregate Prepayment Interest Shortfall attributable to the mortgage loans, if any, for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates, pro rata, in accordance with the respective amounts of accrued certificate interest for each class of certificates for that distribution date.

     An assumed monthly payment is an amount deemed due for:

     o    any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

     o    the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

     o    any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

     The assumed monthly payment deemed due on any balloon loan on its stated
maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on that date if the related balloon payment had not come due, but rather the mortgage loan had continued to amortize in accordance with the balloon loan's amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the balloon loan's terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as that REO property or properties remain part of the trust, will equal the monthly payment, or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment, due or deemed due on the last due date before the acquisition of that REO property or properties.

                                       94

DISTRIBUTIONS OF PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES

     Any prepayment premium or yield maintenance charge actually collected on a mortgage loan during any collection period will be distributed on the related distribution date to the holders of the Class [ ] certificates as additional interest and not in reduction of their certificate balances in an amount up to, in the case of each class, the product of:

the prepayment premium or  x  discount rate fraction  x  principal allocation
yield maintenance charge      for that class             fraction of that class

     The discount rate fraction for any class of certificates equal to:

                    pass-through rate for
                    that class of certificates - relevant discount
                    ----------------------------------------------
                    rate mortgage rate of the
                    related mortgage loan - relevant discount rate.

     The discount fraction may not be greater than 1.0 or less than zero.

     For any prepaid mortgage loan with a prepayment premium, the relevant discount rate is the yield for "This Week" as reported by the Federal Reserve
Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date. For any prepaid mortgage loan with a yield maintenance charge, the relevant discount rate is the discount rate used to calculate such yield maintenance charge as determined under the related loan documents.

     The principal allocation fraction for any class of certificates with respect to any prepayment premiums or yield maintenance charges for any distribution date will be calculated for such class of certificates as follows:

                    the principal distribution amount to that class
                    of certificates for that distribution date the
                    ----------------------------------------------
                    sum of the principal distribution amounts to
                    each class of certificates for that
                    distribution date.

     The portion of the prepayment premium or yield maintenance charge remaining after the payment of the amount calculated as described above will be distributed to certain of the holders of the Class X certificates.

     The prepayment premiums or yield maintenance charges, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate

                                       95

certificateholders of any class for any loss in yield attributable to the related prepayments of principal.

DISTRIBUTIONS OF EXCESS INTEREST

     No excess interest collected on an ARD loan will be available for distribution to the holders of the offered certificates.

DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS

     Except to the extent realized losses have been allocated to classes of certificates that include the offered certificates, excess liquidation proceeds will not be available for distribution to the holders of the offered certificates.

     Excess liquidation proceeds are the excess of:

     o    proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

     o    the amount that would have been received if a principal payment in full had been made on the due date immediately following the date upon which the proceeds were received.

TREATMENT OF REO PROPERTIES

     A mortgage loan secured by mortgaged property that is acquired on behalf of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

     o    determining distributions on the certificates; allocating of realized losses and additional trust expenses to the certificates; and

     o    calculating the amount of master servicing fees and special servicing fees payable under the pooling and servicing agreement.

     Among other things, the REO loan will be taken into account when determining pass-through rates (to the extent such pass-through rate is determined by reference to the Weighted Average Net Mortgage Rate) and the
Principal Distribution Amount. Operating revenues and other proceeds from an REO property, after payment of costs and taxes, including some reimbursements payable to the master servicer, the special servicer or the trustee, incurred in connection with the operation and disposition of the REO property, will be applied by the master servicer in accordance with the pooling and servicing agreement as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under "--P&I and Servicing Advances"
below, the master servicer will be required to make P&I advances on the mortgage loans as if the mortgage loan had remained outstanding, subject to a determination by the master servicer of non-recoverability.

                                       96

INTEREST RESERVE ACCOUNT

     The trustee will establish and maintain an interest reserve account in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in February and each distribution date in any January in a year that is not a leap year, the trustee will deposit in the interest reserve account for each mortgage loan an amount equal to one day's interest at the related mortgage rate, net of any master servicing fee, on the stated principal balance for that mortgage loan as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that mortgage loan. Amounts so deposited in any January, if applicable, and February are referred to as withheld amounts. For each distribution date in March, the trustee will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding January, if applicable, and
February, if any, and deposit this amount into the distribution account.

SUBORDINATION; ALLOCATION OF LOSSES AND EXPENSES

     The rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of each class of
Class [ ] certificates of principal equal to the entire certificate balance of that class of certificates.

     Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of each other class of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates. The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each distribution date in the order of priority described under
"--Distributions--Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the offered certificates.

     A deficit will exist on a distribution date if the aggregate stated
principal balance of the mortgage pool immediately following that distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class [ ] certificates will be reduced, sequentially in that order until the deficit or the related certificate balance of that class is reduced to zero, whichever occurs first. If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the certificate balances of the Class [ ]certificates will be reduced, pro rata in accordance with the remaining certificate balances of those certificates, until the deficit or each of those certificate balances is reduced to zero.

                                       97

     A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust fund expenses. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X certificates.

     Any reimbursement of the master servicer or the trustee for advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions described in the definition of "Principal Distribution
Amount" in the Glossary in this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. At such time as a final recovery determination is made in regard to any mortgage loan as to which the master servicer had previously reimbursed
(from general collections on the mortgage loans on deposit in the collection account) advances determined to be nonrecoverable, the master servicer will compute the realized loss attributable to such reimbursements and such losses will then be allocated (in reverse sequential order in accordance with the loss allocation rules described above) to reduce the principal balances of the classes of certificates as described above (without accompanying principal distributions).

     Realized losses are losses on the mortgage loans arising from the inability of the master servicer or the special servicer, as applicable, to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

     The realized loss on a liquidated mortgage loan or related REO property or properties, is an amount equal to the excess, if any, of:

     o    the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate (including all related special servicing fees, liquidation fees, workout fees or other fees or expenses with respect to the mortgage loan that caused distributable certificate interest not to be paid in full during any prior interest accrual period) to, but not including, the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

     o    the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or special servicer, as applicable, or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a realized loss.

                                       98

     Additional trust expenses will reduce amounts payable to certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

     o    special servicing fees, workout fees and liquidation fees;

     o    interest on unreimbursed advances;

     o    the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the
          administration of the trust;

     o    unanticipated, non-mortgage loan-specific expenses of the trust, including indemnities and reimbursements to the trustee as described under "The Pooling and Servicing Agreements--Matters Regarding the
          Trustee" in the prospectus, indemnities and reimbursements to the master servicer, the special servicer and the depositor comparable to those for the master servicer as described under "The Pooling and
          Servicing Agreements--Matters Regarding the Master Servicer and the
          Depositor" in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under
          "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Prohibited
          Transactions Tax and Other Taxes" in the prospectus;

     o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See "The Pooling and Servicing Agreements--Realization
          Upon Defaulted Mortgage Loans" in the prospectus; and

     o    any other expense of the trust not specifically included in the calculation of realized loss for which there is no corresponding collection from a borrower.

P&I AND SERVICING ADVANCES

     On each distribution date, the master servicer will be obligated to make
P&I advances consisting of advances of delinquent principal and interest on the mortgage loans, other than balloon payments. Servicing advances and P&I advances are referred to collectively in this prospectus supplement as advances. The master servicer will make P&I advances out of its own funds or, consistent with the replacement thereof as provided in the pooling and servicing agreement, funds held in the certificate account that are not required to be part of the
Available Distribution Amount for that distribution date. Any funds advanced from the certificate account are required to be replaced by the master servicer by the next distribution date. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments, other than balloon payments, and any assumed monthly payments, in each case net of any related workout fee, that were due or deemed due on the mortgage loans during the same month as that distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of that due date or the last day of the related collection period or other specified date before that distribution date. The master

                                       99

servicer's obligations to make P&I advances on any mortgage loan will continue through liquidation of that mortgage loan or disposition of any related REO property.

     If the master servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. No advance will be required to be made by the master servicer or the trustee, if, in the judgment of that person, the advance would not be recoverable from related proceeds or any other recovery on or in respect of that mortgage loan. The trustee will be able to rely on any non recoverability determination made by the master servicer.

     If it is determined that an appraisal reduction amount exists for any required appraisal mortgage loan and subsequent delinquencies occur on the mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists. No reduction will be made in the principal portion of any P&I advance. The reduction in the interest portion of the P&I advance will be the product of the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by

     o    a fraction, the numerator of which is equal to the appraisal reduction amount, and the denominator of which is equal to the stated principal balance of that mortgage loan.

     See "--Appraisal Reductions" below.

     Servicing advances generally include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property. Servicing advances and
P&I advances are referred to collectively in this prospectus supplement as advances.

     The master servicer will be permitted to pay, or, in the case of the special servicer, to direct the master servicer to pay, some servicing expenses directly out of the certificate account. Payments for some servicing expenses, such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property, may be made without regard to the relationship between the expense and the funds from which it is being paid. The master servicer, however, may instead advance those expenses.

     A request from the special servicer to the master servicer to make a servicing advance must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The master servicer is required to make any servicing advance, other than a nonrecoverable advance or an advance that would be in violation of the servicing standard requested by the special servicer, within ten days of the master servicer's receipt of the request. The special servicer will have no obligation to make an advance that it requests the master servicer to make.

     If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then if the trustee has actual knowledge of the failure, the trustee will be required to make

                                      100

the servicing advance. The master servicer and the trustee are required to make servicing advances only to the extent that the servicing advances, together with any advance interest, are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

     The master servicer and the trustee will each be entitled to recover any advance made by it from related proceeds collected on the mortgage loan for which that advance was made. Advances will be reimbursable from future payments and other collections, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. If at any time an advance made by the master servicer or the trustee is determined to be a nonrecoverable advance, including interest on certain nonrecoverable advances, the master servicer or the trustee will be entitled to recover the amount of that advance out of funds received on or in respect of other mortgage loans. The master servicer or the trustee may, in its sole discretion, defer its recovery of any advance, provided that such deferral may not exceed six (6)months without the consent of the majority certificateholder of the controlling class or twelve
(12) months overall. Reimbursement for deferred advances will be made from amounts received in respect of principal on such other mortgage loans before being made from other amounts received on such other mortgage loans, and such amounts will be deducted from the principal distribution amount for the related distribution date. See "The Pooling and Servicing Agreement" above. In addition, if at any time an advance is made with respect to a mortgage loan on or before the date that such mortgage loan has become a corrected mortgage loan, and such mortgage loan is worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance (unless determined to be nonrecoverable, in which case such nonrecoverable advances will be reimbursable out of general collections on the mortgage loans) will be reimbursable only from amounts in the certificate account that represent principal on the mortgage loans, and any such principal collections applied to reimburse such workout-delayed reimbursement amounts will be deducted from the principal distribution amount for the related distribution date. To the extent any such nonrecoverable advances or workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs.

     If the master servicer or the trustee, as applicable, determines in its sole discretion that its ability to fully recover a nonrecoverable advance has been compromised, then the master servicer or the trustee, as applicable, shall be entitled to immediate reimbursement of nonrecoverable advances with interest.
The master servicer's or the trustee's agreement to defer reimbursement of such nonrecoverable advances as set forth above is an accommodation to the certificateholders and shall not be construed as an obligation on the part of the master servicer or the trustee or a right of the certificateholders. Nothing herein or in the pooling and servicing agreement shall be deemed to create in the certificateholders a right to prior payment of distributions over the master servicer's or the trustee's right to reimbursement for advances (deferred or otherwise).

                                      101

     The effect of any reimbursement from principal collections on mortgage loans will be to reduce the principal distribution amount for the distribution date relating to the collection period in which such reimbursement occurs.

     The master servicer and the trustee each will be entitled to interest accrued on the amount of any advance it makes at a reimbursement rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall
Street Journal, as that "prime rate" may change from time to time. Interest on any advance will be payable to the party making the advance out of default interest, late payments or other collections collected on the related mortgage loan, as applicable, or, if the advance is determined to be nonrecoverable, together with the reimbursement of that advance, out of any amounts then on deposit in the certificate account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest and late payments collected on the related mortgage loan is sufficient to pay that interest in full.

APPRAISAL REDUCTIONS

     A mortgage loan will become a required appraisal loan upon the earliest of:

     o    the date on which the mortgage loan becomes a modified mortgage loan,

     o    the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan,

     o    the 90th day following the occurrence of an uncured delinquency in any balloon payment has not been made, or 150 days following such default, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class;

     o    the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan,

     o    the 60th day following the bankruptcy of the borrower, and

     o    the date on which a mortgaged property securing the mortgage loan becomes an REO property.

     Within 30 days of a mortgage loan becoming a required appraisal loan, or longer period if the special servicer is diligently and in good faith proceeding to obtain the appraisal, the special servicer is required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser, provided that if the mortgage loan has a principal balance of less than $[ ] at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the special servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the master servicer and will be reimbursed to the master servicer as a servicing advance.

                                      102

     As a result of this appraisal, the special servicer may determine that an appraisal reduction amount exists on the required appraisal loan. The appraisal reduction amount for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of the sum of (without duplication):

     (1)  the stated principal balance of the required appraisal loan,

     (2)  to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

     (3)  all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

     (4)  all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the master servicer to cover any of these items,

     over:

     90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal (minus any downward adjustment which the special servicer deems prudent based upon its review of the appraisal and any other information the special servicer deems appropriate relating to the value of the mortgaged property or REO property as determined by the special servicer in accordance with the servicing standard (without implying any obligation to do
so)) plus all escrow and reserves with respect to such required appraisal loan
(other than amounts representing due and unpaid taxes, assessments, insurance premiums, ground rents and other amounts due and unpaid with respect to such required appraisal loan), net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in clause (4) above and were not taken into account in the calculation of the appraised value.

     If a required appraisal is not obtained within 120 days of the date that the mortgage loan became a required appraisal loan (or, in the case of any uncured delinquency in any monthly payment or balloon payment, within 120 days of the date on which such monthly payment or balloon payment was first due), then until the appraisal is obtained, the appraisal reduction amount will equal
25% of the stated principal balance of the related required appraisal loan. Upon receipt of the required appraisal, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

     Within 30 days of each anniversary of the date a mortgage loan became a required appraisal loan, the special servicer is required to order an update of the prior appraisal. Based on the update, the special servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other special servicing event or other event that would cause the

                                      103

mortgage loan to be a required appraisal loan has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

     A modified mortgage loan is any mortgage loan for which any special servicing event has occurred and that has been modified by the master servicer or special servicer in a manner that:

     o    affects the amount or timing of any payment of principal or interest due on the mortgage loan, other than, or in addition to, bringing current monthly payments on that mortgage loan;

     o    except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released; or

     o    in the reasonable good faith judgment of the master servicer or special servicer, as applicable, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports

     On each distribution date, the trustee will be required to provide or make available to each holder of a certificate as of the related record date a distribution date statement providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool.
For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the certificates, see "Description of the
Certificates--Reports to Certificateholders" in the prospectus.

     In addition, the trustee will provide or make available on each distribution date to each certificateholder, a CMSA reconciliation of funds report and, to the extent received from the master servicer, the following reports prepared by the master servicer or the special servicer, as applicable, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change, and including substantially the following information:

     (1)  A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in Annex A to this prospectus supplement in the tables under the caption "Characteristics of the
          Mortgage Loans," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement.

     (2)  A CMSA delinquent loan status report.

                                      104

     (3)  A CMSA historical loan modification and corrected loan report.

     (4)  A CMSA historical liquidation report.

     (5)  A CMSA REO status report.

     (6)  A CMSA servicer watch list.

     The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. None of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Some information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

     Before each distribution date, the master servicer will deliver to the trustee by electronic means the following reports, substantially in the form provided in the pooling and servicing agreement, which forms are subject to change:

     o    a CMSA comparative financial status report; and

     o    a CMSA loan periodic update file.

     In addition, the master servicer or special servicer, as applicable, is also required to perform for each mortgaged property and REO property:

     o    Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended [ ], a CMSA operating statement analysis report, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the mortgaged property or REO property as of the end of that calendar quarter. The master servicer or special servicer, as applicable, will deliver to the trustee by electronic means the operating statement analysis upon request.

     o    Within 30 days after receipt by the master servicer of an annual operating statement, a CMSA NOI adjustment analysis worksheet, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to "normalize" the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (1) above. The master servicer will deliver to the trustee by electronic means the
          CMSA NOI adjustment analysis worksheet upon request.

                                      105

     Certificate owners who have certified to the trustee their beneficial ownership of any offered certificate may also obtain access to any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by
DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, consistent with any statutory or regulatory requirements as may be in effect from time to time. Except as provided in this prospectus supplement, the master servicer, the special servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

INFORMATION AVAILABLE ELECTRONICALLY

     The trustee will make available each month, via its Internet website
initially located at [        ], the distribution date statement and the trustee
reports (including the CMSA investor reports described above). Such information will be restricted and made available only to such persons that are party to the pooling and servicing agreement, holders of a companion loan, rating agencies, designees of the depositor and any other person upon receipt by the trustee of a certification from such person in the form attached to the pooling and servicing agreement (which certification may also be delivered electronically via the trustee's website). The depositor may at any time instruct the trustee to post additional information, or to remove the restriction from any or all of such information. In addition, the trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the trustee's internet website. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     In connection with providing access to the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

     For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time the electronic version of this prospectus supplement was created.

OTHER INFORMATION

     The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate, originals or copies of the following items to the extent they are held by the trustee:

     o    the pooling and servicing agreement and any amendments;

                                      106

     o    all trustee reports delivered to holders of each relevant class of offered certificates since the settlement date;

     o    all officers' certificates and accountants' reports delivered to the trustee since the settlement date as described under "The Pooling and
          Servicing Agreements--Evidence as to Compliance" in the prospectus;

     o    the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property;

     o    the most recent annual operating statements, if any, collected by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property;
          and

     o    the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer or special servicer, as applicable, and delivered to the trustee.

     The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of offered certificates, is requesting the information solely for use in evaluating its investment in the certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The master servicer may, but is not required to, make information available over the internet.

     Pursuant to the pooling and servicing agreement, the master servicer and special servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from certificate owners regarding the performance and servicing of the mortgage loans and/or REO properties for which the master servicer or special servicer, as the case may be, is responsible. The master servicer and the special servicer each shall condition such disclosure upon such certificate owner entering into a confidentiality agreement regarding such disclosure to it. Neither the master servicer nor the special servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, the voting rights for the certificates will be allocated as follows:

                                      107

     o    [  ]% among the holders of the classes of principal balance certificates in proportion to the certificate balances of their certificates, adjusted as described below,

     o    [  ]% among the holders of the Class X certificates, and

     o    [  ]% allocated equally among the holders of the respective classes of
          REMIC residual certificates.

     Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement will terminate following the earliest of:

     o    the final payment, or advance of that payment, or other liquidation of the last mortgage loan and/or REO property in the trust; or

     o    the purchase of all of the assets of the trust by the master servicer or, if the master servicer elects not to make the purchase, the majority certificateholder of the controlling class, or if the majority certificateholder of the controlling class elects not to make the purchase, the depositor, when the then-aggregate stated principal balance of the mortgage pool is less than [ ]% of the initial pool balance; or

     o    the exchange of all then outstanding certificates, including the Class
          X certificates, for the mortgage loans remaining in the trust at any time the aggregate principal balances of the Class [ ] certificates have been reduced to zero, but all the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange.

     Any purchase by the master servicer, the majority certificateholder of the controlling class or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:

     o    the aggregate unpaid principal balance of all the mortgage loans plus accrued and unpaid interest, exclusive of mortgage loans for which the related mortgaged properties have become REO properties, then included in the trust; plus

     o    the aggregate fair market value of all REO properties then included in the trust, which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan, as determined by an appraiser mutually agreed upon by the special servicer and the trustee; minus

                                      108

     o    if the purchase is by the master servicer, the aggregate of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

     On the final distribution date, the aggregate amount paid by the master servicer, the majority certificateholder of the controlling class or the depositor, as the case may be, for the mortgage loans and other assets in the trust, if the trust is to be terminated as a result of the purchase of all of the assets, together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders, will be applied as described above under
"--Distributions--Application of the Available Distribution Amount."

THE TRUSTEE

     The trustee is [ ]. The trustee is at all times required to be, and will be required to resign if it fails to be,

     o    a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the
          District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000, or, in some cases, a lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates, and subject to supervision or examination by federal or state authority, and

     o    an institution whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA" or its equivalent by the rating agencies, or lower ratings that the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates.

     The corporate trust office of the trustee responsible for administration of the trust is located at [ ].

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                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     The yield to maturity of each class of certificates will depend on, among other things:

     o    the purchase price of the certificates;

     o    the applicable pass-through rate;

     o    the actual performance of the mortgage loans; and

     o    the rate and timing of payments on the mortgage loans.

THE PURCHASE PRICE OF THE CERTIFICATES

     The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend, in part, upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on, or otherwise result in, the reduction of the principal balance or notional amount, as the case may be, of that certificate. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield. Typically, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on the yield to maturity of that certificate. As a result, the effect on yield of principal payments on offered certificates occurring at a rate higher or lower than the rate anticipated during any particular period would not be fully offset by a subsequent like reduction or increase in the rate of principal payments during a later period. The yield to maturity of the Class X certificates will be highly sensitive to the rate and timing of principal payments, including by reason of prepayments, defaults and liquidations, on the mortgage loans. If you invest in the Class X certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the mortgage loans could result in your failure to fully recoup your initial investment.

     Applicable Pass-Through Rate

     The pass-through rate for each class of offered certificates will be as specified in "Description of the Certificates Pass-Through Rates." The yield on the offered certificates, other than the Class [__] certificates, will be sensitive to changes in the relative composition of the mortgage loans as a result of scheduled amortization, voluntary prepayments, liquidations of mortgage loans following default and repurchases of mortgage loans. Losses or payments of principal on the mortgage loans with higher net mortgage rates could result in a reduction in the Weighted Average Net Mortgage Rate, thereby reducing the pass-through rates for the Class [__] certificates and, to the extent that the Weighted Average Net Mortgage Rate is reduced below the

                                      110

specified fixed rate for the Class [__] certificates, reducing the pass-through rates on those classes of offered certificates.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"--Rate and Timing of Principal Payments on the Mortgage Loans" below.

     Actual Performance of the Mortgage Loans

     The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will be borne as described in "Description of the
Certificates--Subordination; Allocation of Losses and Expenses" and "Risk
Factors--Allocations of losses on the mortgage loans will reduce your payments and yield on your certificates."

     Rate and Timing of Principal Payments on the Mortgage Loans

     The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans, including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the certificate account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including, for this purpose, collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust and the allocation of such amounts under any related intercreditor agreement. Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed, and reductions in the notional amount of the Class X certificates that would otherwise have occurred, over the remaining terms of the mortgage loans. See
"Description of the Mortgage Pool--Prepayment Provisions" and "--Earnout Loans
and Additional Collateral Loans" in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon Defaulted
Mortgage Loans" and "Legal Aspects of Mortgage Loans--Foreclosure" in the
prospectus.

     The failure on the part of any borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the

                                      111

actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans being transferred to the trust.

FACTORS THAT AFFECT THE RATE AND TIMING OF PAYMENTS AND DEFAULTS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including prevailing interest rates, the terms of the mortgage loans, including prepayment premiums, prepayment lock-out periods and amortization terms that require balloon payments, the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and commercial space in those areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk
Factors" and "Description of the Mortgage Pool--Earnout Loans and Additional
Collateral Loans" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--The Effects of Prepayments on Yield" in the
prospectus.

     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

DELAY IN PAYMENT OF DISTRIBUTIONS

     Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 10 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices assuming those prices did not account for that delay.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     As described under "Description of the
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent distribution dates to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.

                                      112

WEIGHTED AVERAGE LIFE

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the holder of that certificate or, in the case of the Class X certificates, the notional amount of that certificate is reduced to zero. For purposes of this prospectus supplement, the weighted average life of a certificate is determined by:

     o    multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the settlement date to the related distribution date,

     o    summing the results, and

     o    dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

     The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced or applied in respect of nonrecoverable advances and the extent to which those payments, collections and advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs. If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of that payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables for any particular class, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity, or the anticipated repayment date, with respect to any ARD loans. The columns headed "[ ]%," "[ ]%," "[ ]%" and "[ ]%" assume that no prepayments are made on any mortgage loan during that mortgage loan's prepayment lock-out, defeasance or yield maintenance period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a prepayment lock-out period, defeasance period or yield maintenance period will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lock-out period, defeasance period or yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                      113

     A prepayment lock-out period is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A defeasance period is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A yield maintenance period is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any voluntary prepayment of the mortgage loan.

     The following tables indicate the percentage of the initial certificate balance of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of that class of certificates. The tables have been prepared on the basis of the information set forth on Annex A to this prospectus supplement and the following modeling assumptions:

     (1)  the initial certificate balance, and the pass-through rate for each class of certificates are as provided in this prospectus supplement;

     (2)  the scheduled monthly payments for each mortgage loan are based on payments of principal and interest (or of interest only, for those mortgage loans identified on Annex A to this prospectus supplement as being interest only or having an interest-only period) described on
          Annex A to this prospectus supplement;

     (3)  all scheduled monthly payments, including balloon payments, are timely received on the applicable due date each month beginning in [ ];

     (4)  there are no delinquencies or losses, extensions of maturity or appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties;

     (5)  prepayments are made on each of the mortgage loans at the indicated
          CPR percentages provided in the table without regard to any limitations in the mortgage loans on partial voluntary principal prepayments, except to the extent modified below by the assumption numbered (13);

     (6)  the ARD loans mature on their respective anticipated repayment dates;

     (7)  each mortgage loan accrues interest under the method specified in
          Annex A;

     (8)  none of the master servicer, the majority certificateholder of the controlling class or the depositor exercises its right of optional termination described in this prospectus supplement;

     (9)  no mortgage loan is repurchased or is required to be repurchased by the seller;

     (10) no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     (11) there are no additional trust expenses;

                                      114

     (12) distributions on the certificates are made on the 15th calendar day of each month, beginning in [ ];

     (13) no prepayments are received on any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period;

     (14) the prepayment provisions for each mortgage loan are as described on
          Annex A to this prospectus supplement;

     (15) no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (see
          "Annex A--Earnout Loans");

     (16) the requirements to release earnout amounts are satisfied for each earnout loan, and

     (17) the delivery date is [ ].

     To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the principal balances of the certificates may be reduced to zero and the right of the Class X certificates to receive distributions of interest may end on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the modeling assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the modeling assumptions or at the same rate. For example, some of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may affect the rate of principal payments to the certificates even if the average prepayment experience of the mortgage loans is equal to the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. You must make your own decisions as to the appropriate assumptions, including prepayment assumptions to be used in deciding whether to purchase the offered certificates.

     You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.

     Based on the modeling assumptions, the following tables indicate the resulting weighted average lives of the Class [ ] certificates and the percentage of the initial certificate balance of each class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.

                                      115

                           [ADD TABLES IN THIS FORMAT]

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS [ ] CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                                     PREPAYMENT ASSUMPTION (CPR)
                                                ----------------------------------------------------------------------
DATE                                                0% CPR       [ ]% CPR      [ ]% CPR       [ ]% CPR     [ ]% CPR
----------------------------------------------------------------------------------------------------------------------
Closing Date

Weighted Average Life (in years)
First Principal Payment Date
Last Principal Payment Date

PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent or CBE yield and weighted average life in years for each class of offered certificates, under the modeling assumptions.

     The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of the assumed stream of cash flows as of [ ] to equal the assumed purchase prices, plus accrued interest at the applicable pass-through rate on page S-[ ] from and including [ ] to but excluding the delivery date, and converting the monthly rates to semi-annual corporate bond equivalent rates. That calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99 16/32%)
and are exclusive of accrued interest.

[ADD TABLES IN THIS FORMAT]

                                      116

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS [ ] CERTIFICATES AT THE SPECIFIED CPRS

                                                       0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                     OTHERWISE AT INDICATED CPR
                                                ----------------------------------------------------------------------
ASSUMED PRICE (32NDS)                               0% CPR       [ ]% CPR      [ ]% CPR       [ ]% CPR     [ ]% CPR
---------------------                               ------       --------      --------       --------     --------

Weighted Average Life (in years)
First Principal Payment Date
Last Principal Payment Date

     Yield Sensitivity of the Class X Certificates

     The yield to maturity of the Class X certificates will be especially sensitive to the prepayment, repurchase and default experience on the mortgage loans, each of which may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class X certificates. The mortgage loans may prepay at a different rate. In addition, the pass-through rate for any Class X component relating to a class of principal balance certificates having a pass-through rate equal to the Weighted Average Net Mortgage Rate will be zero. Prospective investors in the Class X certificates should fully consider the associated risks, including the risk that investors may not fully recover their initial investment.

     The following table indicates the sensitivity of the pre-tax yield to maturity on the Class X certificates to various CPR percentages on the mortgage loans by projecting the monthly aggregate payments of interest on the Class X certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the modeling assumptions. It was further assumed that the aggregate purchase price of the Class X certificates are as specified below, in each case expressed in 32nds and interpreted as a percentage (i.e., 4-16 is 4 16/32%) of the initial notional amount without accrued interest. Any differences between these assumptions and the actual characteristics and performance of the mortgage loans and of the Class X certificates may result in yields being different from those shown in the table.
Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

     The pre-tax yields provided in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X certificates, would cause the discounted present value of the assumed stream of cash flows as of [__] to equal the assumed aggregate purchase price plus accrued interest at the initial

                                      117

pass-through rate for the Class X certificates from and including [__] to but excluding the delivery date, and by converting these monthly rates to semi-annual corporate bond equivalent rates. The calculation does not take into account shortfalls in the collection of interest due to prepayments or other liquidations of the mortgage loans or the interest rates at which you may be able to reinvest funds you receive as distributions on the Class X certificates, and accordingly does not purport to reflect the return on any investment in the
Class X certificates when the reinvestment rates are considered.

     It is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X certificates is likely to differ from those shown in the following table, even if all of the mortgage loans prepay at the indicated CPR percentages over any given time period or over the entire life of the certificates.

     The mortgage loans may not prepay in accordance with the modeling assumptions at any particular rate and the yield on the Class X certificates may not conform to the yields described in this prospectus supplement. You are urged to make your investment decision based on the determinations as to anticipated rates of prepayment under a variety of scenarios. You should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in your failure to fully recover your investments.

     In addition, holders of the Class X certificates have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates. As a result, the yield on the Class X certificates will be materially and adversely affected if the mortgage loans with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates.

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS X CERTIFICATES AT THE SPECIFIED CPRS

                                                                0% CPR DURING LOCKOUT AND DEFEASANCE
                                                                     OTHERWISE AT INDICATED CPR
                                                ----------------------------------------------------------------------
ASSUMED PRICE (32NDS)                               0% CPR       [ ]% CPR      [ ]% CPR       [ ]% CPR     [ ]% PP*
---------------------                               ------       --------      --------       --------     --------

Weighted Average Life (in years)**
First Principal Payment Date
Last Principal Payment Date

                                      118

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect, or proposed regulations, all of which may change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary is correct in all material respects in the opinion of [ ], special United States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle"
for tax purposes or as part of a "synthetic security," "conversion transaction,"
or other integrated investment comprised of the offered certificates and one or more other investments, or foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing.
Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     For federal income tax purposes, three separate REMIC elections will be made for segregated asset pools which make up the trust, other than any excess interest collected on the ARD loans. The resulting REMICs will be referred to in this prospectus supplement as the "Trust REMICs." Upon the issuance of the offered certificates, [ ], counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, each of the Trust REMICs will qualify as a REMIC under the Internal Revenue Code of 1986, as amended, called "the Code." For federal income tax purposes, each class of REMIC residual certificates will be the sole class of "residual interests" in the corresponding
Trust REMIC and, except to the extent representing the right to excess interest on the ARD loans, the offered certificates will evidence "regular interests" in, and will be treated as debt instruments of a Trust REMIC. See "Federal Income
Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The Class X certificates (subject to the discussion in the next succeeding paragraph) will be, and the offered certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes.
For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loans will pay their respective outstanding principal balances on their related anticipated repayment dates. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount" in the prospectus. The Class [___] certificates, in addition to evidencing REMIC regular interests, will also evidence undivided beneficial interests in the portion of the trust consisting of any excess interest

                                      119

collected on ARD loans. Those beneficial interests will constitute interests in a grantor trust for federal income tax purposes.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. You should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because, certain classes of certificates may bear interest at a rate based on the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting that interest
(i.e., as "qualified stated interest") would be recognized by the IRS. In addition, there is considerable uncertainty concerning the application of
Section 1272(a)(6) of the Code and the OID Regulations to REMIC certificates such as the Class X certificates. The IRS could assert that income derived from a Class X certificate should be calculated as if the Class X certificate were a certificate purchased at a premium equal to the price paid by the holder for the
Class X certificate. Under this approach, a holder would be entitled to amortize that premium only if it has in effect an election under Section 171 of the Code for all taxable debt instruments held by that holder, as described in the prospectus under "Federal Income Tax Consequences-REMICs-Taxation of Owners of
REMIC Regular Certificates-Premium." Alternatively, the IRS could assert that the Class X certificates should be taxable under regulations governing debt instruments having one or more contingent payments. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

     o    Assuming the Class X certificates are treated as having been issued with original issue discount, it appears that a reasonable method of reporting original issue discount on the Class X certificates would be to report all income for those certificates as original issue discount for each period, computing the original issue discount

     o    by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, the certificates, thereby treating the certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and

     o    by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount for that period.

See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in the prospectus.

     If the method for computing original issue discount described in the prospectus results in a negative amount to a holder of a Class X certificate for any period, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset the negative amount only against future original issue discount, if any, on the certificate.
Although the matter is not free from doubt, a holder of a Class X certificate may be permitted to

                                      120

deduct a loss to the extent that his or her remaining basis in the certificate exceeds the maximum amount of future payments to which the certificateholder is entitled, assuming no further prepayments of the mortgage loans. That loss might be treated as a capital loss.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the
IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.

     Prepayment premiums and yield maintenance charges collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums or yield maintenance charges described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of certificates entitled to a prepayment premium or yield maintenance charge. For federal income tax reporting purposes, prepayment premiums and yield maintenance charges will be treated as income to the holders of a class of certificates entitled to prepayment premiums and yield maintenance charges only after the master servicer's actual receipt of a prepayment premium or yield maintenance charge that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of that income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

     Some classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each affected class of certificates should consult their tax advisors regarding the possibility of making an election to amortize that premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Class [____] certificateholders' right to receive excess interest will be treated as "stripped coupons" under Section 1286 of the Code. Because excess interest will arise on the ARD loans only if, contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount, as described above, they do not prepay on their related anticipated repayment dates, for federal income tax information reporting purposes it will initially be assumed that no excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until excess interest actually accrues. Similarly, no portion of that holders' purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the Internal Revenue Service might conceivably disagree with this

                                      121

treatment and assert that additional income should be accrued for projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be accrued for the affected certificates, or both. Class [___] certificateholders should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that the certificates are treated as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code. Moreover, the offered certificates will be
"qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     The offered certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by residential mortgaged properties and, accordingly, investment in the offered certificates may not be suitable for certain thrift institutions. See "Description of the Mortgage Pool" in this prospectus supplement.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                                      122

                             METHOD OF DISTRIBUTION

     The depositor has agreed to sell, and [the underwriters] have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an underwriting agreement, dated on or about [ ] among the depositor, the seller and each of the underwriters.

     It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC,
Clearstream and Euroclear on or about [ ] against payment therefor in immediately available funds.

                                                                   ALLOCATION TABLE

UNDERWRITER                      CLASS [  ]   CLASS [  ]   CLASS [  ]  CLASS [  ]  CLASS [  ]  CLASS [  ]  CLASS [  ]
-----------                      ----------   ----------   ----------  ----------  ----------  ----------  ----------

     The underwriters have agreed, provided the terms and conditions of the underwriting agreement are met, to purchase all of the offered certificates if any are purchased. If any underwriter defaults, the underwriting agreement provides that, in specified circumstances, the purchase commitment of the nondefaulting underwriter may be increased or the underwriting may be terminated.

     Under the underwriting agreement, each underwriter must pay for and accept delivery of its certificates provided that specified conditions are met, including the receipt of legal opinions, that no stop order suspending the effectiveness of the depositor's registration statement is in effect, and that no proceedings for that purpose are pending before or threatened by the SEC.

     The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be approximately [ ]% of the aggregate certificate balance of the offered certificates, plus accrued interest. Each underwriter may effect transactions by selling its certificates to or through dealers. Dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The depositor will indemnify the underwriters, and under limited circumstances the underwriters will indemnify the depositor against specified civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

     A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning

                                      123

the offered certificates will be the trustee reports discussed in this prospectus supplement under "Description of the Certificates--Reports to
Certificateholders; Available Information." Except as described in this prospectus supplement under "Description of the Certificates--Reports to
Certificateholders; Available Information," any additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of that information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the depositor by [   ], and
for the underwriters by [   ].

                                     RATINGS

     The offered certificates are required to receive ratings from [  ] that are not lower than those indicated under "Summary of Series [  ] Mortgage
Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest, other than excess interest, to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all
payments of principal to which they are entitled, if any, by the [         ]
distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates.

     o    The ratings of the offered certificates do not, however, address any of the following:

     o    the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans;

     o    the degree to which prepayments might differ from those originally anticipated;

     o    whether and to what extent prepayment premiums or yield maintenance charges will be collected with prepayments or the corresponding effect on yield to investors;

     o    whether and to what extent excess interest will be collected on any
          ARD loan;

     o    whether and to what extent default interest will be collected on the mortgage loans; and

     o    the tax treatment of payments on the offered certificates.

     The ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable on the Class X certificates do not include principal. If all the

                                      124

mortgage loans were to prepay in the initial month, the Class X certificates would receive only a single month's interest, without regard to any prepayment premiums that may be collected. As a result, the Class X certificateholders would suffer a nearly complete loss of their investment. However, all amounts due to the Class X certificateholders have been paid, and this result would be consistent with the ratings assigned by the rating agencies to the Class X certificates. The ratings of the Class X certificates by the rating agencies do not address the timing or magnitude of reductions of the notional amount of the
Class X certificates, but only the obligation to pay interest timely on the notional amount of the Class X certificates, as it may be reduced from time to time as described in this prospectus supplement. The ratings do not represent any assessment of the yield to maturity of the Class X certificates or the possibility that the Class X certificateholders might not fully recover their investment if rapid prepayments of the mortgage loans, including both voluntary and involuntary prepayments, occur. The notional amount upon which interest is calculated for the Class X certificates is reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of the notional amount, but only the obligation to pay interest timely on the notional amount as reduced from time to time. As a result, you should evaluate the ratings of the Class X certificates independently from similar ratings on other types of securities.

     Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned by any rating agency rating that class.

     You should evaluate the ratings on the offered certificates independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.

                                      125

                                LEGAL INVESTMENT

     As of the date of their issuance, any offered certificates rated in the category of "AAA" or "AA" or the equivalent by at least one rating agency will be "mortgage related securities" for the purposes of the Secondary Mortgage
Market Enhancement Act of 1984 or "SMMEA". No other offered certificates will be
"mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the non-SMMEA certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the non-SMMEA certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the prospectus.

                                      126

                              ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities,
Keogh plans and entities in which those plans have invested, such as collective investment funds, insurance company separate accounts and insurance company general accounts, you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable to those "prohibited transactions." If you purchase or hold the Class [ ] certificates, on behalf of or with "plan assets" of a plan, your purchase may qualify for exemptive relief under the exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the
prospectus. To qualify for this exemption, however, a number of conditions must be met, including the requirements that:

     (1)  the plan must be an "accredited investor" as defined in Rule 501(a)(1)
          of Regulation D of the Securities and Exchange Commission under the
          Securities Act of 1933; and

     (2)  at the time of acquisition, the certificates must be rated in one of the top four, at least "BBB-" (or its equivalent) by Fitch, Moody's or
          Standard & Poor's.

     Each beneficial owner of an offered certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor,
(ii) it has acquired and is holding such offered certificates in reliance on the exemption referenced in the first paragraph above, and that it understands that there are certain conditions to the availability of this exemption, including that it is an accredited investor within the meaning of Rule 501(a)(1) of
Regulation D and that the offered certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, Moody's or
Standard & Poor's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an
"insurance company general account," as such term is defined in PTCE 95-60, and
(3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     If you are a plan fiduciary or other person considering whether to purchase an offered certificate on behalf of or with "plan assets" of a plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code may apply to your investment, and whether the exemption or any other prohibited transaction exemption may be available in connection with your purchase. See "ERISA Considerations" in the prospectus.

                                      127

                                    GLOSSARY

AVAILABLE DISTRIBUTION AMOUNT -- The Available Distribution Amount for any
distribution date will generally equal:

(1)  all amounts on deposit in the certificate account and the distribution account as of the close of business on the related determination date, excluding:

     o    monthly payments collected but due on a due date after the related collection period;

     o    prepayment premiums and yield maintenance charges;

     o    amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the master servicer, the special servicer or the trustee as compensation or to reimburse outstanding advances and amounts payable for additional trust expenses;

     o    amounts deposited in the certificate account or the distribution account, as the case may be, in error;

     o    for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

     o    amounts that represent excess interest or excess liquidation proceeds;
          plus

(2)  to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the master servicer to cover
     Prepayment Interest Shortfalls, Balloon Payment Interest Shortfalls and
     Extraordinary Prepayment Interest Shortfalls incurred during the related collection period; plus

(3)  for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under "Description of the Certificates--Interest Reserve
     Account" in this prospectus supplement; plus

(4)  for any mortgage loan with a due date after the determination date in each month, the monthly payment, other than any balloon payment, due in the same month as that distribution date if received by the related due date in that month.

BALLOON PAYMENT INTEREST EXCESS -- If the due date for any balloon payment on a balloon mortgage loan occurs on a later date than the due date in prior months, the amount of interest (net of related master servicing fees and, if applicable, excess interest) accrued on the related balloon loan for the additional number of days will, to the extent actually collected in connection with the payment of the balloon payment on or before the succeeding determination date, constitute a
Balloon Payment Interest Excess.

                                      128

BALLOON PAYMENT INTEREST SHORTFALL -- If the due date for any balloon payment on a balloon mortgage loan occurs on an earlier date than the due date in prior months, the additional amount of interest (net of related master servicing fees and, if applicable, excess interest) that would have accrued on the related balloon loan if the stated maturity date were on the later date will, to the extent not paid by the borrower, constitute a Balloon Payment Interest
Shortfall.

NET AGGREGATE PREPAYMENT INTEREST SHORTFALL -- The Net Aggregate Prepayment
Interest Shortfall for any distribution date will be the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls incurred on the mortgage pool during the related collection period, exceeds any payment made by the master servicer for that distribution date to cover those Prepayment
Interest Shortfalls.

NET MORTGAGE RATE -- The Net Mortgage Rate for any mortgage loan is an annual rate equal to the related mortgage rate in effect from time to time, minus the master servicing fee rate. However, for purposes of calculating pass-through rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or the application of the revised rate to any ARD loan.

PREPAYMENT INTEREST EXCESS -- If a borrower voluntarily prepays a mortgage loan, in whole or in part, after the due date in any collection period, the amount of interest (net of related master servicing fees and, if applicable, excess interest) accrued on the prepayment from that due date to, but not including, the date of prepayment or any later date through which interest accrues will, to the extent actually collected, constitute a Prepayment Interest Excess.

PREPAYMENT INTEREST SHORTFALL -- If a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month's interest (net of related master servicing fees and, if applicable, excess interest) on the prepayment will constitute a Prepayment Interest
Shortfall.

PRINCIPAL DISTRIBUTION AMOUNT -- The Principal Distribution Amount for any
distribution date will, generally, equal the excess of the sum of clauses (1)
through (5) below over clause (6) below:

(1)  the principal portions of all monthly payments, other than balloon payments, and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans for their respective due dates occurring during the same calendar month as that distribution date;

(2)  all voluntary principal prepayments received on the mortgage loans during the related collection period;

(3)  for any balloon loan for which the stated maturity date occurred, or any
     ARD loan for which the anticipated repayment date occurred, during or before the related collection period, any payment of principal, exclusive of any voluntary principal prepayment and any amount described in clause
     (4) below, made by or on behalf of the related borrower during the related collection period, net of any portion of the payment that represents a

                                      129

     recovery of the principal portion of any monthly payment, other than a balloon payment, due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

(4)  the portion of all liquidation proceeds (net of liquidation expenses and unreimbursed additional trust fund expenses), condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the special servicer as recoveries of principal, in each case, exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due and any excess liquidation proceeds, or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and

(5)  if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date; minus

(6)  the amount of principal collections, if any, applied to reimburse any nonrecoverable advances or workout-delayed reimbursement amounts on such distribution date (provided, however, that to the extent any such nonrecoverable advances or workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the sum of clauses (1)
     through (5) above for the distribution date related to the collection period in which such recovery occurs).

WEIGHTED AVERAGE NET MORTGAGE RATE -- The Weighted Average Net Mortgage Rate for
each distribution date is the weighted average of the Net Mortgage Rates for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

                                      130

                                     ANNEX A

                      CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this
Annex A may not equal the indicated total under such column due to rounding.

                 DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                           Percentage                                          Weighted          Weighted
Cut-Off                    of                                Minimum  Maximum  Average           Average                   Weighted
Date      Number           Aggregate Minimum Maximum Average Debt     Debt     Debt     Weighted Remaining Minimum Maximum Average
Balance   of       Cut-Off Cut-Off   Cut-Off Cut-Off Cut-Off Service  Service  Service  Average  Term to   Cut-Off Cut-Off Cut-Off
Distri-   Mortgage Date    Date      Date    Date    Date    Coverage Coverage Coverage Mortgage Maturity  Date    Date    Date
bution    Loans    Balance Balance   Balance Balance Balance Ratio    Ratio    Ratio    Rate     (mos)     LTV     LTV     LTV
--------- -------- ------- --------- ------- ------- ------- -------- -------- -------- -------  --------- ------- ------  ---------

Total/Avg./Wtd .

Avg./Min/Max:

                         DISTRIBUTION OF PROPERTY TYPES

                            Percentage                                          Weighted          Weighted
                            of                                Minimum  Maximum  Average           Average                   Weighted
         Number             Aggregate Minimum Maximum Average Debt     Debt     Debt     Weighted Remaining Minimum Maximum Average
         of         Cut-Off Cut-Off   Cut-Off Cut-Off Cut-Off Service  Service  Service  Average  Term to   Cut-Off Cut-Off Cut-Off
Property Mortgage   Date    Date      Date    Date    Date    Coverage Coverage Coverage Mortgage Maturity  Date    Date    Date
Type     Properties Balance Balance   Balance Balance Balance Ratio    Ratio    Ratio    Rate     (mos)     LTV     LTV     LTV
-------- ---------- ------- --------- ------- ------- ------- -------- -------- -------- -------- --------- ------- ------- --------

Total/Avg./Wtd .

Avg./Min/Max:

                                       A-1

               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)

                          Percentage                                            Weighted          Weighted
Range of                  of                                  Minimum  Maximum  Average           Average                   Weighted
Debt     Number           Aggregate  Minimum  Maximum Average Debt     Debt     Debt     Weighted Remaining Minimum Maximum Average
Service  of       Cut-Off Cut-Off    Cut-Off  Cut-Off Cut-Off Service  Service  Service  Average  Term to   Cut-Off Cut-Off Cut-Off
Coverage Mortgage Date    Date       Date     Date    Date    Coverage Coverage Coverage Mortgage Maturity  Date    Date    Date
Ratios   Loans    Balance Balance    Balance  Balance Balance Ratio    Ratio    Ratio    Rate     (mos)     LTV     LTV     LTV
-------- -------- ------- ---------- -------  ------- ------- -------- -------- -------- -------- --------- ------- ------- --------

Total/Avg./Wtd .

Avg./Min/Max:

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                          Percentage                                           Weighted          Weighted
                          of                                 Minimum  Maximum  Average           Average                    Weighted
Range of Number           Aggregate  Minimum Maximum Average Debt     Debt     Debt     Weighted Remaining Minimum  Maximum Average
Mortgage of       Cut-Off Cut-Off    Cut-Off Cut-Off Cut-Off Service  Service  Service  Average  Term to   Cut-Off  Cut-Off Cut-Off
Interest Mortgage Date    Date       Date    Date    Date    Coverage Coverage Coverage Mortgage Maturity  Date     Date    Date
Rates    Loans    Balance Balance    Balance Balance Balance Ratio    Ratio    Ratio    Rate     (mos)     LTV      LTV     LTV
-------- -------  ------- ---------- ------- ------- ------- -------- -------- -------- -------- --------- -------- ------- --------

Total/Avg./Wtd .

Avg./Min/Max:

                       DISTRIBUTION OF AMORTIZATION TYPES

                           Percentage                                          Weighted          Weighted
                           of                                Minimum  Maximum  Average           Average                   Weighted
          Number           Aggregate Minimum Maximum Average Debt     Debt     Debt     Weighted Remaining Minimum Maximum Average
Amorti-   of       Cut-Off Cut-Off   Cut-Off Cut-Off Cut-Off Service  Service  Service  Average  Term to   Cut-Off Cut-Off Cut-Off
zation    Mortgage Date    Date      Date    Date    Date    Coverage Coverage Coverage Mortgage Maturity  Date    Date    Date
Types     Loans    Balance Balance   Balance Balance Balance Ratio    Ratio    Ratio    Rate     (mos)     LTV     LTV     LTV
--------- -------- ------- --------- ------- ------- ------- -------- -------- -------- ------- --------- -------- ------- --------

Total/Avg./Wtd .

Avg./Min/Max:

(a)  Includes three loans with interest only periods of up to 60 months.

                                       A-2

                DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUE RATIOS

Range
of                        Percentage                                           Weighted          Weighted
Cut-Off                   of                                 Minimum  Maximum  Average           Average                    Weighted
Date     Number           Aggregate Minimum  Maximum Average Debt     Debt     Debt     Weighted Remaining Minimum  Maximum Average
Loan-to- of       Cut-Off Cut-Off   Cut-Off  Cut-Off Cut-Off Service  Service  Service  Average  Term to   Cut-Off  Cut-Off Cut-Off
Value    Mortgage Date    Date      Date     Date    Date    Coverage Coverage Coverage Mortgage Maturity  Date     Date    Date
Ratios   Loans    Balance Balance   Balance  Balance Balance Ratio    Ratio    Ratio    Rate     (mos)     LTV      LTV     LTV
-------- -------- ------- --------- -------- ------- ------- -------- -------- -------- -------- --------- -------- ------- --------

Total/Avg./Wtd .

Avg./Min/Max:

                  DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                            Percentage                                          Weighted          Weighted
                            of                                Minimum  Maximum  Average           Average                   Weighted
         Number     Cut-Off Aggregate Minimum Maximum Average Debt     Debt     Debt     Weighted Remaining Minimum Maximum Average
         of         Date    Cut-Off   Cut-Off Cut-Off Cut-Off Service  Service  Service  Average  Term to   Cut-Off Cut-Off Cut-Off
Property Mortgaged  Balance Date      Date    Date    Date    Coverage Coverage Coverage Mortgage Maturity  Date    Date    Date
State    Properties         Balance   Balance Balance Balance Ratio    Ratio    Ratio    Rate     (mos)     LTV     LTV     LTV
-------- ---------- ------- --------- ------- ------- ------- -------- -------- -------- -------- --------- ------- ------- --------

Total/Avg./Wtd .

Avg./Min/Max:

                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                                                                      Weighted
Range of                    Percentage                                           Weighted          Average
Remaining                   of                                 Minimum  Maximum  Average           Remaining                Weighted
Amorti-   Number            Aggregate Minimum  Maximum Average Debt     Debt     Debt     Weighted Term     Minimum Maximum Average
zation    of        Cut-Off Cut-Off   Cut-Off  Cut-Off Cut-Off Service  Service  Service  Average  to       Cut-Off Cut-Off Cut-Off
Terms     Mortgaged Date    Date      Date     Date    Date    Coverage Coverage Coverage Mortgage Maturity Date    Date    Date
(mos.)    Loans     Balance Balance   Balance  Balance Balance Ratio    Ratio    Ratio    Rate     (mos)    LTV     LTV     LTV
--------- --------- ------- --------- -------  ------- ------- -------- -------- -------- -------- -------- ------- ------- --------

Total/Avg./Wtd .

Avg./Min/Max:

                                       A-3

                    DISTRIBUTION OF ORIGINAL TERM TO MATURITY

Range
of                        Percentage                                          Weighted          Weighted
Original                  of                                Minimum  Maximum  Average           Average                    Weighted
Terms    Number           Aggregate Minimum Maximum Average Debt     Debt     Debt     Weighted Remaining Minimum  Maximum Average
to       of       Cut-Off Cut-Off   Cut-Off Cut-Off Cut-Off Service  Service  Service  Average  Term to   Cut-Off  Cut-Off Cut-Off
Maturity Mortgage Date    Date      Date    Date    Date    Coverage Coverage Coverage Mortgage Maturity  Date     Date    Date
(mos.)   Loans    Balance Balance   Balance Balance Balance Ratio    Ratio    Ratio    Rate     (mos)     LTV      LTV     LTV
-------- -------- ------- --------- ------- ------- ------- -------- -------- -------- -------- --------- -------- ------- --------

Total/Avg./Wtd .

Avg./Min/Max:

                   DISTRIBUTION OF REMAINING TERM TO MATURITY

          Percentag
          of                                                                   Weighted          Weighted
Range of  Aggregate                                         Minimum   Maximum  Average           Average                    Weighted
Remaining Number   Minimum Maximum Average                  Debt      Debt     Debt     Weighted Remaining Minimum  Maximum Average
Terms to  of       Cut-Off Cut-Off Cut-Off Cut-Off Cut-Off  Service   Service  Service  Average  Term to   Cut-Off  Cut-Off Cut-Off
Maturity  Mortgage Date    Date    Date    Date    Date     Coverage  Coverage Coverage Mortgage Maturity  Date     Date    Date
(mos.)    Loans    Balance Balance Balance Balance Balance  Ratio     Ratio    Ratio    Rate     (mos)     LTV      LTV     LTV
--------- -------- ------- ------- ------- ------- -------- --------- -------  -------- -------- --------- -------  ------- --------

Total/Avg./Wtd .

Avg./Min/Max:

                      DISTRIBUTION OF PREPAYMENT PROVISIONS

                            Percentage                                          Weighted          Weighted
                            of                                Minimum  Maximum  Average           Average                   Weighted
           Number           Aggregate Minimum Maximum Average Debt     Debt     Debt     Weighted Remaining Minimum Maximum Average
           of       Cut-Off Cut-Off   Cut-Off Cut-Off Cut-Off Service  Service  Service  Average  Term to   Cut-Off Cut-Off Cut-Off
Prepayment Mortgage Date    Date      Date    Date    Date    Coverage Coverage Coverage Mortgage Maturity  Date    Date    Date
Provision  Loans    Balance Balance   Balance Balance Balance Ratio    Ratio    Ratio    Rate     (mos)     LTV     LTV     LTV
---------- -------- ------- --------- ------- ------- ------- -------- -------- -------- -------- --------- ------- ------- --------

Total/Avg./Wtd .

Avg./Min/Max:

                                       A-4

                                     ANNEX B

                           SIGNIFICANT MORTGAGE LOANS

                                       B-1

                                     ANNEX C

                      STRUCTURAL AND COLLATERAL TERM SHEET

                                       C-1

                                     ANNEX D

                          GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered GMAC Commercial
Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series [ ] (the
"global securities") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC,
Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex D have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between
Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book entry form by DTC in the name of
Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

                                      D-1

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired date between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a
Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date.
Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

                                      D-2

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream participants or
Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or
Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or
Euroclear participant the following day, and receipt of the cash proceeds in the
Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a)  borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b)  borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream or
          Euroclear account to settle the sale side of the trade; or

     (c)  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the

                                      D-3

30% U.S. withholding tax that generally applies to payments of interest
(including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of
Beneficial Owner for United States Withholding) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within
30 days of that change.

     Exemption for non-U.S. Persons with effectively connected income (Form
W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S.
branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI) (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct
of a Trade or Business in the United States) or substitute form.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries
(Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of
Foreign Status of Beneficial Owner for United States Withholding) or substitute form. Form W-8BEN may be filed by the Beneficial Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for
Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and
Form W-8ECI is effective for three calendar years.

     The term "U.S. person" means (1) a citizen or resident of the United
States, (2) a corporation or partnership organized in or under the laws of the
United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S.
federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                      D-4

------------------------------------

No dealer, salesman or other person
has been authorized to give any
information or to make any                                 $[______]
representations not contained in                         (Approximate)
this prospectus supplement and the
prospectus and, if given or made,                       GMAC Commercial
such information or representations                  Mortgage Securities,
must not be relied upon as having                            Inc.
been authorized by the depositor or
by the underwriters. This                            Mortgage Pass-Through
prospectus supplement and the                     Certificates, Series [___]
prospectus do not constitute an
offer to sell, or a solicitation of
an offer to buy, the securities                      --------------------
offered hereby to anyone in any
jurisdiction in which the person                     PROSPECTUS SUPPLEMENT
making such offer or solicitation
is not qualified to do so or to                      --------------------
anyone to whom it is unlawful to
make any such offer or
solicitation. Neither the delivery
of this prospectus supplement and                   [NAMES OF UNDERWRITERS]
the prospectus nor any sale made
hereunder shall, under any                                  [DATE]
circumstances, create an
implication that information in
this prospectus supplement or
therein is correct as of any time
since the date of this prospectus.

------------------------------------

                              PROSPECTUS SUPPLEMENT

                                                                           PAGE

SUMMARY OF SERIES [ ] TRANSACTION..........................................S-
RISK FACTORS...............................................................S-
DESCRIPTION OF THE MORTGAGE POOL...........................................S-
SERVICING OF THE MORTGAGE LOANS............................................S-
THE POOLING AND SERVICING AGREEMENT........................................S-
DESCRIPTION OF THE CERTIFICATES............................................S-
YIELD AND MATURITY CONSIDERATIONS..........................................S-
FEDERAL INCOME TAX CONSEQUENCES............................................S-
METHOD OF DISTRIBUTION.....................................................S-
LEGAL MATTERS..............................................................S-
RATINGS....................................................................S-
LEGAL INVESTMENT...........................................................S-
ERISA CONSIDERATIONS.......................................................S-
GLOSSARY...................................................................S-

ANNEX D -- GLOBAL CLEARANCE, SETTLEMENT AND TAX
           DOCUMENTATION PROCEDURES........................................D-1

                                   PROSPECTUS

PROSPECTUS SUMMARY.........................................................

RISK FACTORS...............................................................

DESCRIPTION OF THE TRUST...................................................

YIELD AND MATURITY CONSIDERATIONS..........................................

THE DEPOSITOR..............................................................

GMAC COMMERCIAL MORTGAGE CORPORATION.......................................

DESCRIPTION OF THE CERTIFICATES............................................

THE POOLING AND SERVICING AGREEMENTS.......................................

DESCRIPTION OF CREDIT SUPPORT..............................................

LEGAL ASPECTS OF MORTGAGE LOANS............................................

FEDERAL INCOME TAX CONSEQUENCES............................................

STATE AND OTHER TAX CONSEQUENCES...........................................

ERISA CONSIDERATIONS.......................................................

                                       -i-

                                   (continued)

                                                                           PAGE

LEGAL INVESTMENT...........................................................

USE OF PROCEEDS............................................................

METHOD OF DISTRIBUTION.....................................................

LEGAL MATTERS..............................................................

FINANCIAL INFORMATION......................................................

WHERE YOU CAN FIND ADDITIONAL INFORMATION..................................

REPORTS TO CERTIFICATEHOLDERS..............................................

INCORPORATION OF INFORMATION BY REFERENCE..................................

RATING.....................................................................

GLOSSARY...................................................................

                                      -ii-

                                   PROSPECTUS

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES

THE DEPOSITOR MAY FROM TIME TO TIME ESTABLISH A TRUST AND ISSUE A SERIES OF
CERTIFICATES REPRESENTING INTERESTS IN THAT TRUST.

THE CERTIFICATES IN A SERIES:

o    will be paid only from the assets of the trust created for that series; and

o    may be divided into multiple classes of certificates having different rights as to payments, security and priority.

THE ASSETS UNDERLYING THE CERTIFICATES IN A SERIES WILL INCLUDE:

o    multifamily or commercial mortgage loans; or

o    securities that evidence interests in or are secured by multifamily or commercial mortgage loans; or

o    a combination of mortgage loans and mortgage-backed securities.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS
PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.

THE DATE OF THIS PROSPECTUS IS          , 2005.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the certificates in two separate documents that progressively provide more detail:

o    this prospectus, which provides general information, some of which may not apply to your series of certificates; and

o    the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o    the timing of interest and principal payments;

     o    financial and other information about the mortgage loans;

     o    any credit enhancement for each class;

     o    the ratings for each class; and

     o    the method for selling the certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A
DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE
INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE
SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from GMAC
Commercial Mortgage Securities, Inc. at (215) 328-4622 or 200 Witmer Road,
Horsham, Pennsylvania 19044-8015. See "Where You Can Find Additional
Information" and "Incorporation of Information by Reference" in this prospectus.
We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a Glossary where capitalized terms used in this prospectus are defined beginning on page 115 in this prospectus.

                                                                            PAGE

PROSPECTUS SUMMARY.............................................................3
  The Mortgage Asset Pools and Other Assets of the Trusts......................3
  The Mortgage Loan Sellers....................................................3
  The Master Servicer, the Special Servicer and the Administration

  Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans............................6
  Modifications to mortgage loans or extensions of the maturity date agreed to by the servicer may not ultimately increase the present value of proceeds to certificateholders....................................7
  Credit support is limited....................................................8
  Each class of certificates will have different yield
    and prepayment considerations..............................................9
  Assignments of leases and rents may affect payments
    to certificateholders.....................................................11
  Environmental conditions may subject the mortgaged property

                                       -i-

                                   (continued)

                                      -ii-

                                   (continued)

                                      -iii-

                               PROSPECTUS SUMMARY

This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.

THE MORTGAGE ASSET POOLS AND OTHER ASSETS OF THE TRUSTS

The depositor will from time to time deposit a pool of mortgage assets and related property and interests into a trust.

The mortgage assets for each series of certificates may consist of mortgage loans with various payment provisions and related rights and limitations. See
"Description of the Trust--Payment Provisions of the Mortgage Loans" in this prospectus.

The mortgage assets for each series of certificates also may include or consist of mortgage-backed securities. These mortgage-backed securities will represent an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans in this prospectus. See
"Description of the Trust--MBS" in this prospectus.

The mortgage loans will be secured by first or junior liens on multifamily residential properties or commercial properties. The mortgage loans may be secured by liens on real estate projects under construction. See "Description of the Mortgage Pool" in your prospectus supplement for a description of the mortgage asset pool applicable to your series of certificates.

THE MORTGAGE LOAN SELLERS

The depositor will purchase the mortgage loans for each series of certificates from the mortgage asset seller or sellers specified in your prospectus supplement. Some or all of the mortgage loans in any trust may have been originated by GMAC Commercial Mortgage Corporation, another affiliate of the depositor or the depositor. See "Description of the Trust--Mortgage Loans" in this prospectus.

THE MASTER SERVICER, THE SPECIAL SERVICER AND THE ADMINISTRATION OF THE TRUSTS

If a trust includes mortgage loans, then your prospectus supplement will name the servicer or the master servicer for that trust. The master servicer for any series of certificates may be GMAC Commercial Mortgage Corporation or another affiliate of the depositor. If a trust includes mortgage loans, then your prospectus supplement will also name any special servicer for that trust or will describe the circumstances under which a special servicer may be appointed or replaced.

The master servicer may also be the special servicer for that series and, in that dual capacity, would be referred to as the servicer. A special servicer for any series may be an affiliate of the depositor, the master servicer or an underwriter. See "GMAC Commercial Mortgage Corporation" and "The Pooling and
Servicing Agreements--Matters Regarding the Master Servicer and the Depositor"
in this prospectus.

If a trust includes mortgage-backed securities, then your prospectus supplement will name the entity responsible for administering those mortgage-backed securities. If an entity other than the trustee or the master servicer is the mortgage-backed securities administrator, that entity will be referred to as the manager in this

                                       3

prospectus. The manager for any series of certificates may be an affiliate of either the depositor or the master servicer. See your prospectus supplement for a description of the servicing and administration of the mortgage-backed certificates and the trust related to your certificates.

THE CERTIFICATES

Each trust will issue a series of certificates. A series of certificates may consist of a single class of certificates entitled to all of the principal and interest up to a specified rate on the mortgage assets in the related trust.

Alternatively, a series of certificates may consist of multiple classes. If the series of certificates has multiple classes, the prospectus supplement for that series will set forth for each class of certificates:

o    the initial principal balance if that class receives principal;

o    the initial interest rate if that class receives interest;

o    whether that class is subordinated;

o    whether each class will receive distributions from all or a portion of the mortgage loans; and

o    any other characteristics of that class and any limitations on the payments to be made to each class of certificates. See "Description of the
     Certificates" in this prospectus.

DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

Principal and interest will be paid on a distribution date which may occur monthly or on other scheduled dates over the life of the certificates. The distribution date or dates for each will be described in the related prospectus supplement.

INTEREST

Each certificate of a series will be entitled to receive payments of interest to the extent described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    priority in receiving interest payments;

o    payment dates;

o    interest rates; or

o    methods for computing interest.

Each class of certificates may have a fixed or variable interest rate. Some classes may not be entitled to receive any distributions of interest. Some classes may not be entitled to distributions of interest until after the occurrence of specific events, such as the retirement of one or more other classes of certificates. The interest that is accrued on these certificates will either be added to their certificate balance or otherwise deferred as described in your prospectus supplement. Distributions of interest on some classes may be reduced to the extent of delinquencies, losses or other contingencies described in this prospectus and in your prospectus supplement. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations,"
"Yield and Maturity Considerations--Shortfalls in Collections of Interest" and
"Description of the Certificates--Distributions of Interest on the Certificates"
in this prospectus.

                                       4

PRINCIPAL

Each certificate of a series will be entitled to receive payments of principal as described in your prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    its priority of principal payments;

o    periods during which certificateholders receive principal payments;

o    the amount of scheduled principal it is entitled to receive on each payment date; or

o    the amount of prepayments it is entitled to receive on each payment date.

NOT ALL CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE AND SOME
CLASSES MAY NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

One or more classes of certificates in a series may be protected in part by some form of credit support.

The accompanying prospectus supplement will provide the following information:

o    whether credit support covers any classes of certificates;

o    the type, amount and extent of coverage;

o    the identity of any entity providing the coverage; and

o    the terms of any subordination.

Any credit enhancement will be limited and certificateholders will bear any losses allocated after the credit enhancement coverage for a particular class is depleted. See "Risk Factors--Credit support is limited," "Description of Credit
Support" and "Description of the Trust--Cash Flow Agreements" in this prospectus.

RATINGS

At issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and in your prospectus supplement.

                                       5

                                  RISK FACTORS

     You should consider the following risk factors in addition to the risk factors in the prospectus supplement in deciding whether to purchase any of the certificates.

IT MAY NOT BE POSSIBLE TO FIND    The underwriters may assist in resales of
AN INVESTOR TO PURCHASE YOUR      certificates, but they are not required to do
CERTIFICATES                      so. A secondary market for your certificates
                                  may not develop. If a secondary market does
                                  develop, it might not continue or it might not
                                  be sufficiently liquid to allow you to resell
                                  any of your certificates. Illiquidity also
                                  could have an adverse effect on the market
                                  value of your certificates. The related
                                  prospectus supplement will state whether the
                                  certificates will be listed on any securities
                                  exchange.

THE CERTIFICATES ARE NOT          Unless so specified in your prospectus
GUARANTEED                        supplement, no governmental agency or any
                                  other person guarantees or insures payments on
                                  the certificates of a particular series or any
                                  of the underlying mortgage assets. The
                                  depositor, the mortgage loan seller(s), the
                                  master servicer and the special servicer will
                                  have limited obligations and will not be
                                  obligated to make payments on the
                                  certificates. See "The certificates will only
                                  be paid from trust assets" above.

INVESTMENT IN COMMERCIAL AND      Each trust generally will consist of a smaller
MULTIFAMILY MORTGAGE LOANS        number of higher balance loans than would a
IS RISKIER THAN INVESTMENT        pool of single-family loans of comparable
IN SINGLE-FAMILY MORTGAGE         aggregate unpaid principal balance.
LOANS                             Accordingly, the concentration of default,
                                  foreclosure and loss risks in individual
                                  mortgage loans in a particular trust generally
                                  will be greater than for pools of
                                  single-family loans. A description of material
                                  considerations associated with investments in
                                  mortgage loans is included in this prospectus
                                  under "Legal Aspects of Mortgage Loans." See
                                  also "Description of the Trust--Default and
                                  Loss Considerations for the Mortgage Loans" in
                                  this prospectus.

                                  In contrast to single-family loans, the
                                  ability of a borrower to repay a loan secured
                                  by an income-producing property typically
                                  depends mainly on the operating income
                                  produced by that property, not on the
                                  independent income or assets of the borrower.
                                  If the net operating income of the property is
                                  reduced, the borrower's ability to repay the
                                  loan may be impaired and losses may be
                                  realized on the mortgage loans. As a result,
                                  mortgage loans made on the security of

                                       6

                                  multifamily or commercial property may have a
                                  greater likelihood of delinquency and
                                  foreclosure, and a greater likelihood of loss,
                                  delinquency and foreclosure than loans made on
                                  the security of owner-occupied single-family
                                  residential property.

                                  Your investment in the certificates will
                                  subject you to the risks of owning an interest
                                  in commercial and multifamily real estate.
                                  Your investment in the mortgage assets may be
                                  adversely affected by factors that affect the
                                  value of interests in real property and of
                                  loans secured by those interests including:

                                  o  changes in general or local economic
                                     conditions or specific industry segments;

                                  o  declines in real estate values;

                                  o  declines in rental or occupancy rates;

                                  o  increases in interest rates, real estate
                                     tax rates and other operating expenses;

                                  o  changes in governmental rules, regulations
                                     and fiscal policies, including
                                     environmental legislation; and

                                  o  natural disasters and civil disturbances
                                     such as earthquakes, hurricanes, floods,
                                     eruptions or riots.

                                  o  Factors that adversely affect the mortgage
                                     assets for a particular series may cause
                                     the rates of delinquencies, foreclosures
                                     and losses on those mortgage assets to be
                                     higher than would otherwise be the case. To
                                     the extent your certificates are not
                                     covered by credit support, you will bear
                                     all of the risks resulting from defaults by
                                     borrowers.

MODIFICATIONS TO MORTGAGE         To maximize recoveries on defaulted mortgage
LOANS OR EXTENSIONS OF THE        loans, the master servicer or a special
MATURITY DATE AGREED TO BY        servicer may, under certain limited
THE SERVICER MAY NOT              circumstances, extend the maturity date of and
ULTIMATELY INCREASE THE           otherwise modify mortgage loans that are in
PRESENT VALUE OF PROCEEDS         default or as to which a payment default is
TO CERTIFICATEHOLDERS             reasonably foreseeable. See "The Pooling and
                                  Servicing Agreements--Realization Upon
                                  Defaulted Mortgage Loans" in this prospectus.
                                  There is no guarantee, however, that an
                                  extension or modification will in fact
                                  increase the present value of receipts from,
                                  or proceeds

                                       7

                                  of, the affected mortgage loans.

                                  See "Description of the Mortgage Pool" in the
                                  accompanying prospectus supplement for a
                                  description of these or other types of special
                                  risk loans in the mortgage asset pool
                                  applicable to your certificates.

CREDIT SUPPORT IS LIMITED         The prospectus supplement for your series of
                                  certificates may specify that credit support
                                  will provide protection against losses on the
                                  underlying mortgage assets up to specified
                                  amounts and for the benefit of specified
                                  classes of certificates. If any losses are
                                  incurred on the mortgage loans that are not
                                  covered by the credit enhancement for your
                                  class of certificates, you will bear the risk
                                  of these losses. See "Credit Support" in your
                                  prospectus supplement for a description of any
                                  forms of credit support that apply to your
                                  certificates.

                                  Although credit support is intended to reduce
                                  the likelihood of temporary shortfalls on the
                                  certificates, you should be aware that:

                                       8

                                  o  The amount of coverage usually is limited.

                                  o  The amount of coverage usually will be
                                     reduced over time according to a schedule
                                     or formula.

                                  o  Credit support may not cover all potential
                                     losses on the mortgage loans. For example,
                                     credit support may not cover loss by reason
                                     of fraud or negligence by a mortgage loan
                                     originator or other parties.

                                  o  Credit support may provide coverage only to
                                     some certificates and not other
                                     certificates of the same series. If
                                     principal payments on one or more classes
                                     are made in a specified order of priority,
                                     any related credit support may be exhausted
                                     before the principal of the later paid
                                     classes has been repaid in full. As a
                                     result, losses and shortfalls experienced
                                     on the mortgage assets may have a greater
                                     impact upon those classes having a later
                                     right of payment.

                                  o  If the applicable rating agencies believe
                                     that the rating on the certificates will
                                     not be adversely affected, credit support
                                     may be reduced or terminated without the
                                     consent of certificateholders.

                                  o  The loss experience on the related mortgage
                                     assets underlying your certificates may
                                     exceed the levels of losses covered by the
                                     amount of credit support for your
                                     certificates. If this happens, you will
                                     bear the losses on the mortgage assets in
                                     excess of available credit support for your
                                     class. See "Description of the
                                     Certificates--Allocation of Losses and
                                     Shortfalls" and "Description of Credit
                                     Support" in this prospectus.

EACH CLASS OF CERTIFICATES        The price you paid for your certificates and
WILL HAVE DIFFERENT YIELD AND     the rate of principal payments on the mortgage
PREPAYMENT CONSIDERATIONS         assets in the applicable trust will affect the
                                  yield to maturity of your certificates. The
                                  rate of principal payments depends on
                                  scheduled payments of interest and principal,
                                  the rate of prepayments, liquidations due to
                                  defaults and repurchases. If the rate of
                                  prepayments on the mortgage assets related to
                                  your certificates is higher or lower than you
                                  anticipated, the yield to maturity on your
                                  certificates may be adversely affected. The
                                  yield on some types of

                                       9

                                  certificates is more sensitive to variations
                                  in prepayments than others. For example,
                                  certificates that receive only payments of
                                  interest are especially sensitive to
                                  variations in the rate of prepayments. If the
                                  rate of prepayments is high, or if a
                                  redemption or call feature of the certificates
                                  or the underlying mortgage assets occurs, the
                                  holders of these certificates may not fully
                                  recover their initial investment. In addition,
                                  the following types of certificates also may
                                  be particularly sensitive to the rate of
                                  prepayment on the related mortgage assets:

                                  o  classes that receive distributions of
                                     interest or principal commencing only after
                                     the occurrence of specific events;

                                  o  classes that are only entitled to receive
                                     distributions of interest accrued on a
                                     notional principal balance;

                                  o  classes that are entitled to receive
                                     disproportionately small or no interest
                                     distributions;

                                  o  certificates with a pass-through rate that
                                     fluctuates inversely with an index; or

                                  o  classes of a series that includes multiple
                                     classes of certificates.

                                  The rate of principal payments on groups of
                                  mortgage loans varies within and among pools.
                                  Principal payments are influenced by economic,
                                  demographic, geographic, social, tax, legal
                                  and other factors, including prevailing
                                  mortgage market interest rates and the
                                  particular terms of the mortgage loans, such
                                  as provisions that prohibit voluntary
                                  prepayments during specified periods or impose
                                  penalties on voluntary prepayments. There is
                                  no guarantee as to the actual rate of
                                  prepayment on the mortgage assets in any
                                  trust, or that the rate of prepayment will
                                  conform to any model described in this
                                  prospectus or in any prospectus supplement.
                                  See "Yield and Maturity Considerations" in
                                  this prospectus. See also "Risk Factors" and
                                  "Yield and Maturity Considerations" in your
                                  prospectus supplement for more information
                                  concerning the prepayment risks applicable to
                                  your certificates.

                                       10

ASSIGNMENTS OF LEASES AND         If a mortgaged property is subject to leases,
RENTS MAY AFFECT PAYMENTS TO      the related mortgage loan typically will be
CERTIFICATEHOLDERS                secured by an assignment of leases and rents.
                                  Under this assignment, the borrower assigns
                                  its right under the leases to the lender and
                                  upon default, the lender is entitled to
                                  collect rents.

                                  Some state laws may require the lender to take
                                  possession of the mortgaged property and
                                  obtain a judicial appointment of a receiver
                                  before the lender is entitled to collect
                                  rents. The lender's ability to collect rents
                                  also may be adversely affected if bankruptcy
                                  or similar proceedings are commenced by or
                                  against a borrower. If a lender is prevented
                                  or delayed in collecting rents, payments on
                                  your certificates may be reduced or delayed.
                                  See "Legal Aspects of Mortgage Loans--Leases
                                  and Rents" in this prospectus.

ENVIRONMENTAL CONDITIONS MAY      Real property pledged as security for a
SUBJECT THE MORTGAGED             mortgage loan may be subject to environmental
PROPERTY TO LIENS OR IMPOSE       risks. Under some state laws, contamination of
COSTS ON THE PROPERTY OWNER       real property may give rise to a lien on the
                                  property to assure the costs of cleanup. In
                                  several states, that lien has priority over an
                                  existing mortgage lien on the property. In
                                  addition, under the laws of some states and
                                  under the federal Comprehensive Environmental
                                  Response, Compensation and Liability Act of
                                  1980, a lender, either before or after
                                  foreclosure of the mortgage, may be liable, as
                                  an "owner" or "operator," for costs of
                                  addressing releases or threatened releases of
                                  hazardous substances at a property. This
                                  liability may exist if agents or employees of
                                  the lender have become sufficiently involved
                                  in the operations of the borrower. This
                                  liability may exist regardless of whether the
                                  environmental damage or threat was caused by
                                  the borrower or a prior owner.

                                       11

                            DESCRIPTION OF THE TRUST

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust to be formed by the depositor. The primary assets of each trust will be mortgage loans or a combination of mortgage loans and mortgage-backed securities or MBS. Each mortgage asset will be selected by the depositor for inclusion in a trust from among those purchased, either directly or indirectly, from a mortgage asset seller. The mortgage asset seller may or may not be the originator of that mortgage loan or the issuer of that MBS. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust.

MORTGAGE LOANS

     The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of:

o    multifamily properties that are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or

o    commercial properties that are office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or other types of income-producing properties or unimproved land.

     The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then the term of any leasehold will exceed the term of the mortgage note by the period specified in the related prospectus supplement. The originator of any mortgage loan may be the depositor, GMAC Commercial Mortgage
Corporation, another affiliate of the depositor, an affiliate of the underwriter or an unrelated party.

     Mortgage assets for a series of certificates may include mortgage loans secured by junior liens. The loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are

                                       12

delinquent or non-performing as of the date the certificates are issued. The related prospectus supplement will include as to each delinquent or non-performing mortgage loan,

o    available information as to the period of the delinquency or non-performance;

o    any forbearance arrangement then in effect;

o    the condition of the related mortgaged property; and

o    the ability of the mortgaged property to generate income to service the mortgage debt.

     DEFAULT AND LOSS CONSIDERATIONS FOR THE MORTGAGE LOANS

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on the loan.

     Annual debt service means for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date or, for any mortgage loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of the interest only period.

     The Underwritten Cash Flow of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income, and for a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative, may be affected by the condition of the applicable real estate market or area economy or both. In addition, properties typically leased, occupied or used on a short-term basis, such as some health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. As a result, the Underwritten Cash Flow of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses.
However, the existence of net of expense provisions will result in stable
Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default.

                                       13

     Unless more specifically described in the related prospectus supplement, the value of a mortgaged property will be its fair market value determined in an appraisal obtained by the originator at the origination of the loan. The lower the Loan-to-value Ratio, the greater the borrower's equity in a mortgaged property, and the greater the incentive of the borrower to perform under the terms of the related mortgage loan to protect its equity and the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon factors including changes in economic conditions and the real estate market.
Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.

     Appraised values of income-producing properties are typically based on:

o    the market comparison method based on recent resale values of comparable properties at the date of the appraisal;

o    the cost replacement method based on the cost of replacing the property at that date;

o    the income capitalization method based on a projection of value of the property's projected net cash flow; or

o    a selection from or interpolation of the values derived from these methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance.
As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will also be affected and a liquidation loss may occur.

     While the depositor believes that the considerations described above are important factors in assessing credit risk on loans secured by liens on income-producing real estate, there can be no assurance that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

                                       14

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     To the extent specified in the related prospectus supplement, all of the mortgage loans will have had original terms to maturity of not more than 40 years and provide for scheduled payments of principal, interest or both, to be made on specified due dates that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan:

o    may provide for no accrual of interest or for accrual of interest at a mortgage rate that is fixed over its term, that adjusts from time to time or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate or from a fixed to an adjustable mortgage rate,

o    may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specific events, and may permit negative amortization,

o    may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

o    may prohibit prepayments over its term or for a specified lock-out period which ends on a lock-out date or may require payment of a prepayment premium consisting of a premium or a yield maintenance penalty in connection with prepayments, or both, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain an equity participation provision that entitles the lender to a share of appreciation in value of the related mortgaged property, or profits realized from the operation or disposition of the mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information about the mortgage loans in the related trust, which may include the following:

o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

o    the type or types of property that provide security for repayment of the mortgage loans,

o    the earliest and latest origination date and maturity date of the mortgage loans,

o    the original and remaining terms to maturity of the mortgage loans, or ranges of assigned and remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

                                       15

o    the Loan-to-value Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Loan-to-value Ratios, and the weighted average of the Loan-to-value Ratios,

o    the mortgage rates borne by the mortgage loans, or range of mortgage rates, and the weighted average mortgage rate borne by the mortgage loans,

o    for mortgage loans with adjustable mortgage rates or ARM loans, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the mortgage loan,

o    information regarding the payment characteristics of the mortgage loans, such as balloon payment and other amortization provisions, lock-out periods and prepayment premiums,

o    the Debt Service Coverage Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Debt Service
     Coverage Ratios, and the weighted average of the Debt Service Coverage
     Ratios,

o    the geographic distribution of the mortgaged properties on a state-by-state basis, and

o    information describing material provisions of leases and the nature of tenants of the mortgaged properties.

     If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement. Specific information will be provided in a report which will be available to purchasers of those certificates at or before their initial issuance and prior to sales of the offered certificates and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following the issuance.

     MBS

     MBS may include:

o    private-label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any agency or instrumentality of the United States; or

o    certificates insured or guaranteed by the Federal Home Loan Mortgage
     Corporation or FHLMC, the Federal National Mortgage Association or the
     Governmental National Mortgage Association or the Federal Agricultural
     Mortgage Corporation. To the extent described in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

                                       16

     Any MBS will have been issued under an MBS agreement consisting of a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. Either or both of the issuer of the MBS and the servicer of the underlying mortgage loans will have entered into the MBS agreement, with a trustee, or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions on the MBS will be made by the MBS issuer, the MBS servicer or the
MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a specified date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided for the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and usually will have been established on the basis of the requirements of any nationally recognized statistical rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available,

o    the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust,

o    the original and remaining term to stated maturity of the MBS, if applicable,

o    the pass-through or bond rate of the MBS or the formula for determining those rates,

o    the payment characteristics of the MBS,

o    the MBS issuer, MBS servicer and MBS trustee, as applicable,

o    a description of the credit support, if any,

o    the circumstances under which the related underlying mortgage loans, or the
     MBS themselves, may be purchased before their maturity,

o    the terms on which mortgage loans may be substituted for those originally underlying the MBS,

o    the type of mortgage loans underlying the MBS and, to the extent available to the depositor and appropriate under the circumstances, other information about the underlying mortgage loans described under "--Mortgage Loan
     Information in prospectus supplements," and

                                       17

o    the characteristics of any cash flow agreements that relate to the MBS.

     CERTIFICATE ACCOUNTS

     Each trust will include one or more certificate accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced or the mortgage assets and other assets in the trust will be deposited into the certificate account(s) to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and
Servicing Agreements--Certificate Account."

     CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust will include guaranteed investment contracts under which moneys held in the funds and accounts established for the series will be invested at a specified rate. The trust may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any cash flow agreement, including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the cash flow agreement.

                        YIELD AND MATURITY CONSIDERATIONS

     The yield on any certificate offered hereby will depend on the price paid by the holder, the pass-through rate of interest at which the certificate accrues interest and the amount and timing of distributions on the certificate.
See "Risk Factors--Each class of certificates will have different yield and prepayment considerations." The following discussion contemplates a trust that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can be expected to have the same effect on the yield to maturity and weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

     PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust. The prospectus supplement for any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate, as well as the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates.

                                       18

     The prospectus supplement will also indicate whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under any cash flow agreement consisting of:

o    guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

o    other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuation on the mortgage assets or on one or more classes of certificates.

     PURCHASE PRICE CONSIDERATION

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust are in turn distributed on those certificates or, in the case of a class of stripped interest certificates, result in the reduction of the notional amount thereof. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust could result in an actual yield to you that is lower than the anticipated yield. You should also consider, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount or premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower or faster than the rate you anticipated during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase or decrease in the rate of principal payments.

     PAYMENT DELAYS

     For each series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to certificateholders on the date they were due.

     SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is typically charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued and distributable on any series of certificates on any distribution date will typically correspond to interest accrued on the mortgage loans to their respective due dates during the related due period. As more specifically described in the prospectus supplement for a series of certificates, a due period will be a specified time period running from a specified day of one month to the immediately preceding day of the next month, inclusive. All scheduled

                                       19

payments on the mortgage loans in the related trust that are due during a given due period will, to the extent received by a specified date called the determination date or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of the series on the next distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest thereon to the due date for that mortgage loan in the related due period, then the interest charged to the borrower net of servicing and administrative fees may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. To the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on that class will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any shortfalls will be allocated among the classes of certificates of that series. The related prospectus supplement will also describe any amounts available to offset shortfalls.

     THE EFFECTS OF PREPAYMENTS ON YIELD

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust and the allocation of those payments to reduce the principal balance or notional amount, if applicable, of the certificate. The rate of principal payments on the mortgage loans in any trust will be affected by the amortization schedules thereof. In the case of ARM loans, amortization schedules may change periodically to accommodate adjustments to the mortgage rates of those loans, the dates on which any balloon payments are due, and the rate of principal prepayments. Because the rate of principal prepayments on the mortgage loans in any trust will depend on future events and a variety of factors, no assurance can be given as to that rate.

     Principal prepayments include:

     o    voluntary prepayments by borrowers;

     o    prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties; and

     o    purchases of mortgage loans out of the related trust.

     A lower than anticipated rate of principal prepayments on the mortgage loans in the related trust will negatively affect the yield to investors in any class of certificates that are stripped principal certificates. A higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in any class of certificates that are stripped interest certificates. In general, the notional amount of a class of stripped interest certificates will either be based on the principal balances of some or all of the mortgage assets in the related trust or equal to the initial stated principal amounts or certificate balance of one or more of the other classes of certificates of the same series. If the offered certificates of a series include any stripped interest certificates, the related prospectus supplement will include a table showing the effect of various constant

                                       20

assumed levels of prepayment on yields on those certificates. The purpose of the tables are to illustrate the sensitivity of yields to various constant assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     The depositor is not aware of any publicly available or authoritative statistics that relate to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust may be affected by a number of factors, including:

o    the availability of mortgage credit,

o    the relative economic vitality of the area in which the mortgaged properties are located,

o    the quality of management of the mortgaged properties,

o    the servicing of the mortgage loans,

o    possible changes in tax laws, and

o    other opportunities for investment.

     In addition, the rate of principal payments on the mortgage loans in any trust may be affected by

     o    the existence of lock-out periods;

     o    requirements that principal prepayments be accompanied by prepayment premiums; and

     o    the extent to which those prepayment premium provisions may be practicably enforced.

     To the extent enforceable, prepayment premium provisions could constitute either an absolute prohibition in the case of a lock-out period or a disincentive in the case of a prepayment premium to a borrower's voluntarily prepaying its mortgage loan.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the interest rate specified in the mortgage loan, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on those ARM loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either converting to a fixed rate loan and thereby locking in the rate or taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions, some borrowers may sell mortgaged properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged

                                       21

properties before the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust, as to the relative importance of those factors, as to the percentage of the principal balance of those mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

     WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Unless more specifically described in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments is paid to that class. For this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or CPR prepayment model or the Standard Prepayment Assumption or SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month expressed as an annual percentage relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month expressed as an annual percentage of the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of
100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.
Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. As a result, it is unlikely that the prepayment experience of the mortgage loans included in any trust will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, specifying the projected weighted average life of each class of offered certificates of that series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement.
The assumptions will include assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or
SPA, or at other rates specified in that prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted

                                       22

average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

     OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity.

     Some or all of the mortgage loans included in a trust may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, mortgage loans that require balloon payments may default at maturity, or the maturity of a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of those certificates and, if those certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization.

     The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on the loan would, in the case of an ARM loan, be expected during a period of increasing interest rates to amortize at a slower rate and perhaps not at all than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which any negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM loan that:

o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate,

                                       23

o    provides that its scheduled payment will adjust less frequently than its mortgage rate, or

o    provides for constant scheduled payments even if its mortgage rate has been adjusted.

     Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage rate, thereby resulting in the accelerated amortization of the mortgage loan. Any acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust of mortgage loans that permit negative amortization, will depend upon whether that offered certificate was purchased at a premium or a discount and the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of a stripped interest certificate, delay or accelerate the reduction of the notional amount thereof. See "--The Effects of
Prepayments on Yield" above.

     Foreclosures and Payment Plans.

     The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made for the mortgage loans, including the use of payment plans before a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and on the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets.

     The yield to holders of the offered certificates of any series will directly depend on the extent to which those holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust and the timing of those losses and shortfalls. The earlier that any loss or shortfall occurs, usually the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations may be effected by a reduction in the entitlements to interest and certificate balances of one or more of those classes of certificates, or by establishing a priority of payments among those classes of certificates or both.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust.

                                       24

     Additional Certificate Amortization.

     In addition to entitling the holders thereof to a specified portion, which may, during specified periods, range from none to all, of the principal payments received on the mortgage assets in the related trust, one or more classes of certificates of any series, including one or more classes of offered certificates of that series, may provide for distributions of principal from:

o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates on which distributions of interest may not commence until the occurrence of specific events, such as the retirement of one or more other classes of certificates,

o    Excess Funds or

o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources is likely to have any material effect on the rate at which the certificates are amortized and the yield to be realized on the certificates.

     Optional Early Termination.

     If provided in the related prospectus supplement, the master servicer, the depositor or the holder of the residual interest in a REMIC may at its option either effect early retirement of a series of certificates through the purchase of the assets in the related trust or purchase, in whole but not in part, the certificates specified in the related prospectus supplement. The optional termination would occur under the circumstances and in the manner described under "Description of the Certificates--Termination; Retirement of Certificates"
in this prospectus and in the related prospectus supplement. Any early retirement of a class of offered certificates would shorten their weighted average life and, if those certificates were purchased at premium, reduce the yield realized on those certificates.

                                  THE DEPOSITOR

     GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of
GMAC Commercial Mortgage Corporation which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan corporation. The depositor was incorporated in the State of Delaware on June 22, 1995. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 200 Witmer Road,
Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3164. The depositor does not have, nor is it expected in the future to have, any significant assets.

                                       25

                      GMAC COMMERCIAL MORTGAGE CORPORATION

     Unless we tell you otherwise in the related prospectus supplement, GMAC
Commercial Mortgage Corporation, an affiliate of GMAC Commercial Mortgage
Securities, Inc. and a corporation duly organized and existing under the laws of the State of California, will act as the master servicer or manager for each series of certificates.

     GMAC Commercial Mortgage Corporation originates mortgage loans through its own originating network and buys mortgage loans from mortgage loan originators or sellers nationwide. GMAC Commercial Mortgage Corporation services mortgage loans for its own account and for others. GMAC Commercial Mortgage Corporation's principal executive offices are located at 200 Witmer Road, Horsham,
Pennsylvania 19044. Its telephone number is (215) 328-4622. GMAC Commercial
Mortgage Corporation conducts operations from its headquarters in Pennsylvania and from offices located in 26 states and the District of Columbia.

     General Motors Acceptance Corporation is engaged in discussions with a consortium of investors regarding a sale of a majority stake in GMAC Commercial
Holding Corp., which is the direct or indirect parent of GMAC Commercial
Mortgage Corporation and GMAC Commercial Mortgage Securities, Inc. No assurance can be given as to the likelihood, nature or timing of any such transaction.

                         DESCRIPTION OF THE CERTIFICATES

     Each series of certificates will represent the entire beneficial ownership interest in the trust created under the related pooling and servicing agreement or other agreement specified in the related prospectus supplement. Either agreement is referred to as a pooling and servicing agreement. The certificates of each series may consist of one or more classes of certificates that:

o    provide for the accrual of interest on the certificate balance or notional amount at a fixed, variable or adjustable rate;

o    constitute senior certificates or subordinate certificates;

o    constitute stripped interest certificates or stripped principal certificates;

o    provide for distributions of interest or principal that begins only after the occurrence of specified events, such as the retirement of one or more other classes of certificates of the series;

o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust;

o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

o    provide for distributions based on collections on the mortgage assets in the related trust attributable to prepayment premiums and equity participations.

     A class of certificates may have two or more component parts that each have different characteristics. For example, a class of certificates may have a certificate balance on which it accrues interest at a fixed, variable or adjustable rate. The same class of certificates may also have features of a stripped interest certificate that entitles its holders to distributions of interest accrued on a notional amount at a different fixed, variable or adjustable rate. In addition, a class

                                       26

of certificates may accrue interest on one portion of its certificate balance at one fixed, variable or adjustable rate and on another portion of its certificate balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of classes of stripped interest certificates or REMIC residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. One or more classes of offered certificates of any series may be issued as definitive certificates in fully registered, definitive form or may be offered as book-entry certificates in book-entry format through the facilities of The
Depository Trust Company or DTC. If issued as definitive certificates, the offered certificates of each series may be transferred or exchanged at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Any transfer or exchange of the certificates must comply with any restrictions on transfer described in the related prospectus supplement. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

     DISTRIBUTIONS

     The trustee will make distributions on the certificates of each series on each distribution date from the Available Distribution Amount for that series on that distribution date. The distribution date for a series of certificates will be a specified day of each month, or, if that day is not a business day, the next business day, beginning in the month specified in the related prospectus supplement.

     To the extent specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the record date or last business day of the month preceding the month in which the applicable distribution date occurs. All distributions on each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class in proportion to the respective percentage interests evidenced thereby to the extent specified in the related prospectus supplement.
Payments may be made by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has provided the person required to make the payments with wiring instructions no later than the related record date or another date specified in the related prospectus supplement and the certificateholder holds certificates in any requisite amount or denomination specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. However, the final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

                                       27

     DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than stripped principal certificates that are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest and other than some classes of REMIC residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Interest on the certificates of each series will be calculated on the basis described in the related prospectus supplement.

     A class of accrual certificates will be entitled to distributions of accrued interest beginning only on the distribution date, or under the circumstances, specified in the related prospectus supplement. Some classes of stripped principal certificates or REMIC residual certificates are not entitled to any distributions of interest. Distributions of interest on all other classes of certificates will be made on each distribution date based on the Accrued
Certificate Interest for that class and that distribution date, to the extent of the portion of the Available Distribution Amount allocable to that class on that distribution date.

     Before the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

     Stripped interest certificates are entitled to distributions of interest, with disproportionate, nominal or no distributions or principal. To the extent described in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be calculated like the Accrued Certificate Interest for other classes except that it will accrue on a notional amount rather than a certificate balance. The notional amount is either based on the principal balances of some or all of the mortgage assets in the related trust or equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount for a class of stripped interest certificates is solely for convenience in making calculations and does not represent the right to receive any distributions of principal.

     The amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, one or more classes of the certificates of a series may be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of
Interest," exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

     The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies. These contingencies include

                                       28

delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations" and "Yield and Maturity Considerations--Shortfalls in Collections of Interest."

     DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of REMIC residual certificates, will have a certificate balance. The certificate balance for a class, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made to that class. If provided in the related prospectus supplement, the outstanding certificate balance of a class will be reduced further by any losses incurred on the related mortgage assets allocated to that class.

     The outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or for the related mortgage assets being allocated to that class. The outstanding certificate balance of each class of accrual certificates will be increased before the distribution date on which distributions of interest thereon are required to begin, by the amount of any Accrued Certificate Interest on that class, as reduced by any prepayment interest shortfalls.

     Except to the extent specified in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified cut-off date, after taking into account all scheduled payments due on or before that date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. To the extent described in the related prospectus supplement, distributions of principal on a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the certificate balances of those certificates have been reduced to zero. Distributions of principal on one or more classes of certificates may be made at a rate that is faster than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more classes of certificates may not begin until the occurrence of specific events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more controlled amortization classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal on one or more companion classes of certificates may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust are

                                       29

received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class or on another basis specified in the related prospectus supplement.

     ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered by any credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner specified in the related prospectus supplement. The allocations may be effected by a reduction in the entitlements to interest or the certificate balances of one or more classes of certificates, or both, or by establishing a priority of payments among those classes of certificates. See
"Description of Credit Support."

     ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement and, if a trust includes mortgage loans, the master servicer, a special servicer, the trustee, the fiscal agent, if any, any provider of credit support or any other specified person may be obligated to advance, or have the option of advancing an amount up to the aggregate of any payments of principal, other than the principal portion of any balloon payments, and interest that were due on or for those mortgage loans during the related due period and were delinquent on the related determination date. The person responsible will make advances on or before each distribution date, from its own funds or from Excess Funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled to receive those amounts, rather than to guarantee or insure against losses.
Consistent with this principle, all advances made out of an entity's own funds will be reimbursable out of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds on the mortgage loans on which payments are delinquent and any credit support or other specific sources that are identified in the related prospectus supplement. One source, in the case of a series that includes one or more classes of subordinate certificates, is collections on other mortgage assets in the related trust that would otherwise be distributable to the holders of one or more classes of the subordinate certificates. No advance will be required to be made by a master servicer, special servicer, fiscal agent or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or another specifically identified source. If previously made by a master servicer, special servicer, fiscal agent or trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, fiscal agent, trustee or other entity from Excess Funds in a certificate account, that person will be required to replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. The obligation of a master servicer, special servicer, fiscal agent, trustee or other entity to make advances may be secured by a cash advance

                                       30

reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be provided in the related prospectus supplement.

     If provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on advances for a specified period during which the advances are outstanding at the rate specified in the prospectus supplement. The entity making advances will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust before any payment to the related series of certificateholders or as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

     REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each holder, a distribution date statement that will set forth, among other things, in each case to the extent applicable and to the extent described in the related prospectus supplement:

o    the amount of that distribution to holders of that class of offered certificates that was applied to reduce the certificate balance thereof;

o    the amount of that distribution to holders of that class of offered certificates that was applied to pay Accrued Certificate Interest;

o    the amount, if any, of that distribution to holders of that class of offered certificates that was allocable to:

     o    prepayment premiums; and

     o    payments for equity participations;

o    the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

o    if the related trust includes mortgage loans, the aggregate amount of advances included in that distribution;

o    if the related trust includes mortgage loans, the amount of servicing compensation received by the related master servicer, and, if payable directly out of the related trust, by any special servicer and any sub-servicer;

o    if the related trust includes MBS, the amount of administrative compensation received by the REMIC administrator;

                                       31

o    information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

o    if the related trust includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent;

o    if the related trust includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made on those mortgage loans during the related Prepayment Period;

o    the certificate balance or notional amount, as the case may be, of that class of certificates at the close of business on that distribution date--separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses on the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, if Accrued Certificate Interest has been added to that balance;

o    if that class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for that distribution date and, if determinable, for the next succeeding distribution date;

o    the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

o    if the related trust includes one or more instruments of credit support, such as a letter of credit, an insurance policy or a surety bond, the amount of coverage under each instrument as of the close of business on that distribution date; and

o    the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished under the first three points above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will, upon request, furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information provided in the first three points above, aggregated for that calendar year or the applicable portion thereof during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided under any requirements of the Internal Revenue Code of 1986 as are from time to time in force. See, however, "--Book-Entry Registration and Definitive
Certificates" below.

                                       32

     If the trust for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received for the MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement for each series of certificates, other than limited payment and notice obligations of the applicable parties, will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the pooling and servicing agreement following the earlier of:

o    the final payment or other liquidation or disposition, or any advance made for the last mortgage asset in the trust for that series or of any property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan in the trust for that series, and

o    the purchase by the master servicer, the depositor or, if specified in the related prospectus supplement, by the holder of the REMIC residual certificates from the trust for that series of all remaining mortgage assets therein and property, if any, acquired in respect of the mortgage loans therein. See "Federal Income Tax Consequences" below.

     In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner provided in the related prospectus supplement. Upon the purchase of those certificates or at any time thereafter, at the option of the master servicer or the depositor, the mortgage assets may be sold, the certificates retired and the trust terminated, or the certificates so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer and any special servicer because of the termination.

     Any purchase of mortgage assets and other property will be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. Before the right to purchase can be exercised, however, the aggregate principal balance of the mortgage assets for that series must be less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets at the cut-off date for that series. The prospectus supplement for each series of certificates will describe the amounts that the holders of those certificates will be entitled to receive upon early retirement. Early termination may adversely affect the yield to holders of some classes of certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

                                       33

     BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of the series will be offered in book-entry format through the facilities of DTC, and each class so offered will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants maintain accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the
New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the
National Association of Securities Dealers, Inc. Access to the DTC system also is available to other indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate or certificate owner is in turn to be recorded on the direct and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except if use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

                                       34

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in
"street name", and will be the responsibility of each participant, and not of
DTC, the depositor or any trustee or master servicer, consistent with any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, certificate owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only
"certificateholder," as the term is used in the related pooling and servicing agreement, of book-entry certificates will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     If provided in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if:

o    the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for those certificates and the depositor is unable to locate a qualified successor or

o    the depositor, at its option, elects to terminate the book-entry system through DTC for those certificates.

     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

                                       35

                      THE POOLING AND SERVICING AGREEMENTS

     The certificates of each series will be issued under a pooling and servicing agreement. The parties to a pooling and servicing agreement will typically include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. A pooling and servicing agreement that relates to a trust that includes MBS may include a manager as a party, but may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. An affiliate of the depositor, or the mortgage asset seller or an affiliate thereof, may perform the functions of a special servicer, manager or a master servicer called either a servicer or master servicer. Any party to a pooling and servicing agreement or any affiliate thereof may own certificates issued under that agreement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust. The following summaries describe provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust includes MBS, will summarize all of the material provisions of the related pooling and servicing agreement. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of those provisions in the related prospectus supplement.

     The depositor will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to it at its principal executive offices specified under "The Depositor".

     ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, the depositor will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust, together with, to the extent described in the related prospectus supplement, all principal and interest to be received on or for those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with that assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust for that series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement.
The schedule will include detailed information that pertains to each mortgage loan included in the related trust, which information will typically include:

o    the address of the related mortgaged property and type of property;

                                       36

o    the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

o    the original and remaining term to maturity;

o    the original amortization term; and

o    the original and outstanding principal balance.

     In addition, to the extent provided in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust, deliver, or cause to be delivered, to the related trustee or to a custodian appointed by the trustee:

o    the mortgage note endorsed, without recourse, either in blank or to the order of the trustee or its nominee, the mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office;

o    an assignment, which may be a blanket assignment covering mortgages on mortgaged properties located in the same county if permitted by law, of the mortgage in blank or to the trustee or its nominee in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon, except for any assignment not returned from the public recording office; and

o    if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents at the times provided in the related pooling and servicing agreement.

     A trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee or custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of the mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered to the related trustee or custodian the mortgage or assignment with evidence of recording after receipt from the public recording office. If the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related pooling and servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of that mortgage or assignment with evidence of recording.

     As specified in the related prospectus supplement, assignments of mortgage to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the

                                       37

trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     The trustee or a custodian appointed by the trustee for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt, and the trustee or custodian will hold those documents in trust for the benefit of the certificateholders of that series. Unless we tell you otherwise in the related prospectus supplement, if any mortgage loan document is found to be missing or defective, and the omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee or custodian will be required to notify the master servicer and the depositor, and one of them will be required to notify the relevant mortgage asset seller. If the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of the notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee.

     If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, instead of repurchasing a mortgage loan for which there is missing or defective loan documentation, will have the option, exercisable upon specific conditions or within a specified period after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans. Any replacement of a mortgage loan must comply with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage asset documentation when the related prospectus supplement provides for additional remedies. Neither the depositor nor, unless it is the mortgage asset seller, the master servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to hold title to the mortgage loans in any trust and to maintain possession and review the documents relating to those mortgage loans as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the certificates will be provided in the related prospectus supplement. Any custodian may be an affiliate of the depositor or the master servicer.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the prospectus supplement for a series of certificates, the depositor will, for each mortgage loan in the related trust, make or assign, or cause to be made or assigned, representations and warranties made by a warranting party covering, for example:

o    the accuracy of the information for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

                                       38

o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller; however, the warranting party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, a special servicer or another person acceptable to the depositor. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     If provided in the related prospectus supplement, the master servicer or the trustee or both will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If the warranting party cannot cure the breach within a specified period following the date on which it was notified of the breach, then, if provided in the related prospectus supplement, it will be obligated to repurchase the mortgage loan from the trustee at the applicable
Purchase Price.

     If provided in the related prospectus supplement, a warranting party, instead of repurchasing a mortgage loan for which a breach has occurred, will have the option to replace the mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This option will be exercisable upon the conditions and within the time period specified in the related prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a warranting party unless the related prospectus supplement provides for additional remedies. Unless it is the warranting party, neither the depositor nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     Representations and warranties may be made in respect of a mortgage loan as of a date before the date upon which the related series of certificates is issued, and therefore may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the mortgage loans in any trust were made will be specified in the related prospectus supplement.

     COLLECTION AND OTHER SERVICING PROCEDURES

     As more specifically described in the related prospectus supplement, the master servicer for any mortgage pool, directly or through sub-servicers, will be obligated under the related pooling and servicing agreement to service and administer the mortgage loans in that mortgage pool. The master servicer will act for the benefit of the related certificateholders, in accordance with applicable law and with the terms of the pooling and servicing agreement, the mortgage loans and any instrument of credit support included in the related trust. Subject to these servicing obligations, the master servicer will have full power and authority to do any and all things in connection with the servicing and administration that it may deem necessary and desirable.

                                       39

     As part of its servicing duties, a master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow the collection procedures as it would follow for mortgage loans that are comparable to the mortgage loans and held for its own account. These procedures must be consistent with the terms of the related pooling and servicing agreement and not impair recovery under any instrument of credit support included in the related trust. Consistent with these servicing obligations, the master servicer will be permitted to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan to the extent provided in the related prospectus supplement.

     Under a pooling and servicing agreement, a master servicer or special servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. To the extent provided in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable on a mortgage loan, the master servicer or special servicer will be permitted, subject to any specific limitations provided in the related pooling and servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of the mortgage loan. These modifications, waivers or amendments may include deferring payments, extending the stated
maturity date or otherwise adjusting the payment schedule. Each modification, waiver or amendment must be reasonably likely to produce a greater recovery on the mortgage loan on a present value basis than would liquidation and will not adversely affect the coverage under any applicable instrument of credit support.

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required:

o    to monitor any mortgage loan that is in default;

o    evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property;

o    initiate corrective action in cooperation with the mortgagor if cure is likely;

o    inspect the related mortgaged property; and

o    take other actions as it deems necessary and appropriate.

     A significant period of time may elapse before the master servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose or accept a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders of the related series may vary considerably.
The variation will depend on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable

                                       40

party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. The master servicer will not approve a request if a REMIC election has been made and the request would, in the opinion of independent counsel, result in the imposition of a tax on the trust or cause the trust or any designated portion thereof to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Any fee collected by the master servicer for processing the request will be retained by the master servicer as additional servicing compensation.

     For mortgage loans secured by junior liens on the related mortgaged properties, to the extent provided in the related prospectus supplement, the master servicer will be required to file, or cause to be filed, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest. This request for notice will be filed where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings to foreclose the junior lienholder's equity of redemption. To the extent provided in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action described below to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder:

o    has accelerated or intends to accelerate the obligations secured by the related senior lien;

o    has declared or intends to declare a default under the mortgage or the promissory note secured thereby; or

o    has filed or intends to file an election to have the related mortgaged property sold or foreclosed,

then, to the extent provided in the related prospectus supplement, the master servicer will be required to take, on behalf of the related trust, whatever actions are necessary to protect the interests of the related certificateholders or to preserve the security of the related mortgage loan or both, subject to the application of the REMIC provisions.

     Unless we tell you otherwise in the related prospectus supplement, the master servicer will be required to advance the necessary funds to cure the default or reinstate the senior lien, if the advance is in the best interests of the related certificateholders and the master servicer

                                       41

determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

     The master servicer for any trust, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of mortgage loans, including:

o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

o    attempting to collect delinquent payments;

o    supervising foreclosures;

o    negotiating modifications;

o    conducting property inspections on a periodic or other basis; managing or overseeing the management of REO properties or mortgaged properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

o    maintaining servicing records relating to the mortgage loans.

To the extent provided in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See
"Description of Credit Support."

     SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans it services to one or more third-party sub-servicers. To the extent specified in the related prospectus supplement, the master servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor or master servicer. To the extent specified in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer will provide for servicing of the applicable mortgage loans consistent with the related pooling and servicing agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, even if the master servicer's compensation under the related pooling and servicing agreement is insufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for expenditures which it makes, to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing
Compensation and Payment of Expenses."

                                       42

     SPECIAL SERVICERS

     One or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate certificates of the series. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus for a master servicer. In general, a special servicer's duties will relate to defaulted mortgage loans, including instituting foreclosures and negotiating work-outs. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, provided in the related prospectus supplement. The master servicer may be appointed the special servicer.

     CERTIFICATE ACCOUNT

     For each trust that includes mortgage loans, the master servicer, the trustee or a special servicer will establish and maintain a certificate account that will comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding distribution date in permitted investments consisting of United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. To the extent provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or mortgage asset seller or with a depository institution that is an affiliate of any of them or of the depositor if the account complies with applicable rating agency standards. If permitted by each applicable rating agency, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and other funds representing payments on mortgage loans owned by the related master servicer or special servicer, or serviced by either of them on behalf of others.

     Deposits.

     To the extent described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or any special servicer after the cut-off date, other than payments due on or before the cut-off date, are to be deposited in the certificate account for each trust that includes mortgage loans. Each deposit will be made within a specified period following receipt:

(1)  all payments of principal, including principal prepayments, on the mortgage loans;

(2)  all payments of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

                                       43

(3)  all insurance proceeds received under any hazard, title or other insurance policy that provides coverage for a mortgaged property or the related mortgage loan, other than proceeds applied to the restoration of the property or released to the related borrower;

(4)  all condemnation proceeds received in connection with the condemnation or other governmental taking of all or any portion of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower;

(5)  any other amounts disposition proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise;

(6)  together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust through foreclosure or otherwise;

(7)  any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

(8)  any advances made for delinquent scheduled payments of principal and interest on the mortgage loans;

(9)  any amounts paid under any cash flow agreement;

(10) all proceeds of the purchase of any mortgage loan, or REO property by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and
     "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization
     Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination;
     Retirement of Certificates", together with insurance proceeds, condemnation proceeds and disposition proceeds, liquidation proceeds;

(11) to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations for the mortgage loans;

(12) all payments required to be deposited in the certificate account for any deductible clause in any blanket insurance policy described under "--Hazard
     Insurance Policies";

(13) any amount required to be deposited by the master servicer or the trustee to cover losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(14) any other amounts required to be deposited in the certificate account as described in the related prospectus supplement.

                                       44

     Withdrawals.

     To the extent described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for a trust that includes mortgage loans for any of the following purposes:

o    to make distributions to the certificateholders on each distribution date;

o    to pay the master servicer or a special servicer any servicing fees out of payments and other collections of interest on the particular mortgage loans on which those fees were earned;

o    to pay costs and expenses incurred by the trust for environmental site assessments performed for mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

o    to reimburse the master servicer, the depositor, the trustee, or any of their respective directors, officers, employees and agents for specified expenses, costs and liabilities incurred by them, as described under
     "--Matters Regarding the Master Servicer and the Depositor" and "--Matters
     Regarding the Trustee";

o    to the extent described in the related prospectus supplement, to pay the fees of the trustee and any provider of credit support;

o    to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

o    to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

o    to pay any servicing expenses not otherwise required to be advanced by the master servicer, a special servicer or any other specified person;

o    if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as described under
     "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and
     Other Taxes;"

o    to pay the cost of various opinions of counsel obtained under the related pooling and servicing agreement for the benefit of certificateholders;

o    to make any other withdrawals described in the related prospectus supplement; and

o    to clear and terminate the certificate account upon the termination of the trust.

                                       45

     To the extent provided in the related prospectus supplement, withdrawals from the certificate account can also be made to reimburse the master servicer, a special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and specified unreimbursed servicing expenses incurred by it, for mortgage loans in the trust and REO properties. This reimbursement is available from amounts that represent late payments and liquidation proceeds on the particular mortgage loans on which advances were made, and net income collected on any REO properties for which the advances were made or the expenses were incurred.
Reimbursements of advances can also be made from amounts drawn under any form of credit support. If in the judgment of the person making the advance, those advances or expenses or both will not be recoverable from those amounts, the reimbursement will be available from amounts collected on other mortgage loans in the same trust or to the extent described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series.

     To the extent described in the related prospectus supplement, withdrawals can also be made to pay the master servicer, a special servicer or any other specified person interest accrued on these advances and servicing expenses while they remain outstanding and unreimbursed.

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the master servicer's judgment, a payment default is imminent, the master servicer, on behalf of the trustee, may at any time

o    institute foreclosure proceedings,

o    exercise any power of sale contained in the related mortgage,

o    obtain a deed in lieu of foreclosure, or

o    otherwise acquire title to the related mortgaged property, by operation of law or otherwise.

     Except to the extent specified in the related prospectus supplement, unless the master servicer has previously received a report prepared by a person who regularly conducts environmental audits, the master servicer may not acquire title to any mortgaged property or take any other action relating to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the mortgaged property within the meaning of federal environmental laws. The environmental report will be an expense of the trust, and the report must indicate that either:

(1)  (A) the mortgaged property is in compliance with applicable environmental laws and regulations and (B) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                                       46

(2)  the master servicer, based solely, as to environmental matters and related costs, on the information provided in the report, determines that taking actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(B) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions. See "Legal Aspects of Mortgage
     Loans--Environmental Considerations."

     A pooling and servicing agreement may grant to any or all of the master servicer, a special servicer, a provider of credit support and the holder or holders of classes of the related series of certificates a right of first refusal to purchase from the trust, at a predetermined Purchase Price any mortgage loan on which a specified number of scheduled payments are delinquent.
The predetermined Purchase Price will be specified on the prospectus supplement if it is insufficient to fully cover all amounts due on the related mortgage loan. In addition, to the extent provided in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if the master servicer determines, consistent with its normal servicing procedures, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. If the master servicer does not sell the mortgage loan, it will proceed against the related mortgaged property, subject to the discussion below.

     If title to any mortgaged property is acquired by a trust as to which a
REMIC election has been made, the master servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition or within another period specified in the related prospectus supplement, unless:

o    the IRS grants an extension of time to sell the property or

o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust for longer than that period will not result in the imposition of a tax on the trust or cause the trust, or any designated portion thereof, to fail to qualify as a REMIC under the
     Code at any time that any certificate is outstanding.

     Subject to this and any other tax-related limitations, the master servicer will generally be required to attempt to sell any REO property on the same terms and conditions it would if it were the owner. To the extent provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section
860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust of any income from non-permitted assets as described in
Code Section 860F(a)(2)(B), and that the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), for the property. If the trust acquires title to any mortgaged property, the master servicer, on behalf of the trust, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage the mortgaged property as required under the related pooling and servicing agreement.

                                       47

     If liquidation proceeds collected on a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan plus the aggregate amount of reimbursable expenses incurred by the master servicer related to that mortgage loan, then the trust will realize a loss in the amount of the shortfall to the extent that the shortfall is not covered by any instrument or fund constituting credit support.
The master servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan, of any:

o    amounts that represent unpaid servicing compensation for the mortgage loan,

o    unreimbursed servicing expenses incurred on the mortgage loan, and

o    any unreimbursed advances of delinquent payments made on the mortgage loan.

     The master servicer will be entitled to receive these reimbursements before any distributions of liquidation proceeds are made to certificateholders. In addition, if provided in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer on any servicing expenses and advances.

     If any mortgaged property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to restore the property unless, and to the extent not otherwise provided in the related prospectus supplement, it determines that:

o    the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and

o    the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds, liquidation proceeds or amounts drawn on any instrument or fund constituting credit support.

     HAZARD INSURANCE POLICIES

     Unless we tell you otherwise in the related prospectus supplement, each pooling and servicing agreement will require the master servicer to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage if the mortgage permits the holder of the mortgage to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the coverage as is consistent with the master servicer's normal servicing procedures. The coverage will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property.

     The ability of a master servicer to assure that insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any insurance policy and upon whether information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under any insurance policy covering the mortgaged

                                       48

property, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower consistent with the master servicer's normal servicing procedures or the terms and conditions of the related mortgage and mortgage note, will be deposited in the related certificate account.

     The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust. If the blanket policy contains a deductible clause, the master servicer will be required, if a casualty covered by the blanket policy occurs, to deposit in the related certificate account all additional sums that would have been deposited in that account under an individual policy but were not because of the deductible clause.

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws and different applicable state forms, policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin and domestic animals. As a result, a mortgaged property may not be insured for losses arising from any of these causes unless the related mortgage specifically requires, or permits the holder thereof to require, that coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage of typically 80% to 90% of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses typically provide that the insurer's liability if there is a partial loss does not exceed the lesser of:

o    the replacement cost of the improvements less physical depreciation; and

o    the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under any due-on-sale provision in a manner consistent with the master servicer's normal servicing procedures. To the extent provided in the related prospectus supplement, the master servicer will be entitled to retain as additional

                                       49

servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance."

     SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As described in the related prospectus supplement, a master servicer's primary servicing compensation for a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust. Because this compensation is based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease with the amortization of the mortgage loans.

     A master servicer's compensation may also include:

o    an additional specified portion of the interest payments on each defaulted mortgage loan serviced by the master servicer;

o    a fixed percentage of some or all of the collections and proceeds received on any defaulted mortgage loan for which it negotiated a work-out or that it liquidated; and

o    any other amounts specified in the related prospectus supplement.

     To the extent provided in the related prospectus supplement, the master servicer may retain, as additional compensation, all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation specified expenses incurred in the administration of the related trust, including:

o    payment of the fees and disbursements of independent accountants,

o    payment of fees and disbursements of the trustee and any custodians, and

o    payment of expenses incurred related to distributions and delivery of reports to certificateholders.

     Other expenses, including expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on these expenses at the rate specified therein, and the fees of any special servicer, may be borne by the trust.

     Servicing advances will be reimbursable from future payments and other collections, including related proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the

                                       50

servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will require that on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the related trustee regarding the servicing of the mortgage loans. The statement will be to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America for the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for
FHLMC, the servicing of mortgage loans under the agreements, including the related pooling and servicing agreement, substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit
Program for Mortgage Bankers or the Audit Program for mortgages serviced for
FHLMC requires it to report. In rendering its statement the firm may rely, regarding the matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage
Bankers or the Audit Program for mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants for those sub-servicers which also have been the subject of an examination.

     Each pooling and servicing agreement will also provide that, on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, the master servicer will deliver to the trustee a statement regarding its servicing. The statement will be signed by one or more of its officers and be to the effect that, to the best knowledge of that officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year. If, however, there has been a material default in the fulfillment of any of its obligations, the statement will specify each known default and the nature and status of the default. The statement may be provided as a single form making the required statements for more than one pooling and servicing agreement.

     If provided in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by certificateholders upon written request to the trustee.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     Any master servicer may have other normal business relationships with the depositor or the depositor's affiliates. To the extent provided in the related prospectus supplement, the master servicer for that series will not be permitted to resign from its obligations and duties under the pooling and servicing agreement unless performance of those duties is no longer permissible under applicable law or unless there is a permitted transfer of servicing. No resignation of the

                                       51

master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. No person, however, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans. No person, however, will be protected against any loss, liability or expense otherwise reimbursable under the pooling and servicing agreement or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be obligated to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion, undertake an action that it deems necessary or desirable for the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders. The legal expenses and costs of those actions and any resulting liability will be covered by the trust, and the master servicer or the depositor, as the case may be, will be reimbursed out of funds otherwise distributable to certificateholders.

     If provided in the related pooling and servicing agreement, any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that:

(1)  the person is qualified to service mortgage loans on behalf of Federal
     National Mortgage Association or FHLMC; and

(2)  the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates of the related series that have been rated.

     Notwithstanding the prohibition on its resignation, the master servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer is

                                       52

transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied. The master servicer will then be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it before the time of the assignment.

     EVENTS OF DEFAULT

     If provided in the related prospectus supplement, events of default under the pooling and servicing agreement in respect of a series of certificates, will include:

o    failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment, for 5 or more days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of certificates of the class evidencing 25% or more of the aggregate percentage interests of that class;

o    failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement for that series of certificates that continues unremedied for 30 days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of any class of certificates of the series evidencing 25% or more of the aggregate percentage interests of that class; and

o    specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add thereto or to make them more restrictive, will be specified in the related prospectus supplement. A default under the terms of any MBS included in any trust will not constitute an event of default under the related pooling and servicing agreement.

RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing
51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust, the trustee will, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement covering that trust and in and to the related mortgage loans and the proceeds thereof, other than any rights of the master servicer as certificateholder and other than any rights of the master servicer to payment or reimbursement for previously earned servicing fees and outstanding advances. Then, the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under that pooling and servicing agreement, other than the obligation to purchase mortgage loans, and will be entitled to similar compensation arrangements.

                                       53

     If the trustee would be obligated, but is unwilling to succeed the master servicer, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a Federal
National Mortgage Association- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise provided in the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which may not be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding under that pooling and servicing agreement unless:

o    the holder previously gave the trustee written notice of default and the continuance thereof; and

o    the holders of certificates of any class evidencing 25% or more of the aggregate percentage interests constituting that class have:

     o    made written request upon the trustee to institute that proceeding in its own name as trustee;

     o    offered to the trustee reasonable indemnity; and

     o    for 60 days after receipt of the request and indemnity, the trustee has neglected or refused to institute the proceeding.

     However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under or in relation to it at the request, order or direction of any of the holders of certificates covered by that pooling and servicing agreement, unless those certificateholders have offered to the trustee reasonable security or indemnity against the related costs, expenses and liabilities that may be incurred.

     AMENDMENT

     Each pooling and servicing agreement may be amended by its parties, without the consent of any of the certificateholders covered by that pooling and servicing agreement,

(1)  to cure any ambiguity,

(2)  to correct or supplement any provision that may be inconsistent with any other provision in the agreement or to correct any error,

(3)  to change the timing, the nature or both, of deposits in the certificate account, provided that:

                                       54

     o    the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel; and

     o    the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

(4)  if a REMIC election has been made for the related trust, to modify, eliminate or add to any of its provisions

     o    to the extent necessary or desirable to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that:

          o    the action is necessary or desirable to maintain the
               qualification or to avoid or minimize that risk, and

          o    the action will not adversely affect in any material respect the interests of any certificateholder covered by the pooling and servicing agreement, or

     o    to restrict the transfer of the REMIC residual certificates, provided that:

          o    the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and

          o    that the amendment will not give rise to any tax on the transfer of the REMIC residual certificates to a non-permitted transferee,

(5)  to make any other provisions as to matters or questions arising under the pooling and servicing agreement or any other change, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

(6)  to amend specified provisions that are not material to holders of any class of offered certificates.

     Unless more specifically described in the related prospectus supplement, the parties to a pooling and servicing agreement may amend it with the consent of the holders of certificates of each class affected thereby evidencing, in each case, 66% or more of the aggregate percentage interests constituting that class. The amendment may be for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders covered by that pooling and servicing agreement, except that the amendment may not:

     o    reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of that certificate; or

                                       55

     o    reduce the percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of that class covered by that pooling and servicing agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made for the related trust, the trustee will not be required to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates.

     DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage asset or related document. The trustee will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

     MATTERS REGARDING THE TRUSTEE

     To the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. Indemnification, however, will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the agreement, or by reason of its reckless disregard of those obligations or duties.

                                       56

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties under the agreement either directly or by or through agents or attorneys.

     RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time. The depositor will then be obligated to appoint a successor trustee. The depositor may also remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. The holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust may remove the trustee at any time. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                       57

                          DESCRIPTION OF CREDIT SUPPORT

     Credit support may be provided for one or more classes of the certificates of any series, or for the related mortgage assets. Credit support may be in the form of:

o    a letter of credit,

o    the subordination of one or more classes of certificates,

o    the use of a pool insurance policy or guarantee insurance,

o    the establishment of one or more reserve funds,

o    another method of credit support described in the related prospectus supplement, or

o    any combination of these.

     To the extent provided in the related prospectus supplement, any of the forms of credit support may provide credit enhancement for one or more classes or series.

     Unless more specifically described in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of offered certificates of one or more series will be disproportionately benefited by the credit support to the detriment of the holders of offered certificates of one or more other series.

     If credit support is provided for one or more classes of certificates of a series, or for the related mortgage assets, the related prospectus supplement will include a description of:

o    the nature and amount of coverage under the credit support,

o    any conditions to payment thereunder not otherwise described in this prospectus,

o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced, and

o    the material provisions relating to the credit support.

     The related prospectus supplement will provide information regarding the obligor, if any, under any instrument of credit support. See "Risk
Factors--Credit support is limited."

                                       58

     SUBORDINATE CERTIFICATES

     One or more classes of certificates of a series may be subordinate to one or more other classes of certificates in entitlement to distributions on the certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of classes that are senior in entitlement.
If so provided in the related prospectus supplement, the subordination of a class may apply only if specific types of losses or shortfalls occur. The related prospectus supplement will provide information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

     If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets before distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

     INSURANCE OR GUARANTEES FOR MORTGAGE LOANS

     Mortgage loans included in a trust may be covered for some default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of the default risks and the extent of any coverage.

     LETTER OF CREDIT

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by one or more letters of credit, issued by a bank or other financial institution. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. The letter of credit may permit draws only if specific types of losses and shortfalls occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for a series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.

     CERTIFICATE INSURANCE AND SURETY BONDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, for one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions provided in or determined in the manner specified in the related

                                       59

prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any instrument.

     RESERVE FUNDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the related prospectus supplement. The reserve fund for a series may also be funded over time by a specified amount of some collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. Reserve funds may be established to provide protection only against specific types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     Amounts deposited in any reserve fund may be invested in permitted investments. Unless more specifically described in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust unless we tell you otherwise in the related prospectus supplement.

     CREDIT SUPPORT FOR MBS

     Any MBS included in the related trust or the related underlying mortgage loans or both may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above for each type of credit support, to the extent that information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the
Trust--Mortgage Loans." For purposes of the following discussion, mortgage loan includes a mortgage loan underlying an MBS.

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to

                                       60

secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as mortgages in this prospectus. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.

     The priority of the lien created or interest granted may depend on:

o    the terms of the mortgage,

o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

o    the knowledge of the parties to the mortgage, and

o    the order of recordation of the mortgage in the appropriate public recording office.

     The lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

     TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor that is the borrower and usually the owner of the subject property and a mortgagee that is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor that is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary that is the lender for whose benefit the conveyance is made.
Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and typically with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the debt is repaid. If the borrower is a land trust, there is an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. The land trustee is not personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, federal laws and, in some deed of trust transactions, the directions of the beneficiary.

     LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the

                                       61

lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property or obtain a court-appointed receiver or both before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are usually pledged by the borrower as additional security for the loan. In general, the lender must file financing statements to perfect its security interest in the room rates and must file continuation statements, usually every five years, to maintain perfection of the security interest. Mortgage loans secured by hotels or motels may be included in a trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will usually be required to commence a foreclosure action or otherwise take possession of the property to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, in light of revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994, constitute cash collateral and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. Adequate protection may take the form of cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws."

     PERSONALTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender usually must file UCC financing statements to perfect its security interest therein, and must file continuation statements, usually every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in a trust even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

     FORECLOSURE

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are

                                       62

available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure.

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Typically, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court typically issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
Sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Provisions.

     United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but before a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale.

     In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is typically accomplished by a non-judicial trustee's sale under a power of sale typically granted in

                                       63

the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted typically following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, before the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.
Typically, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount to preserve its right to seek a deficiency judgment if it is available under state law and under the terms of the mortgage loan documents. The mortgage loans, however, are expected to be non-recourse. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

     Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

                                       64

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, non-statutory right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation.

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.

                                       65

Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations.

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a mortgageable ground lease.
Some mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cross-Collateralization.

     Mortgage loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgages in a particular order rather than simultaneously to ensure that the lien of the mortgages is not impaired or released.

     BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien or may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, if specific substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between that

                                       66

value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest or an alteration of the repayment schedule or both, with or without affecting the unpaid principal balance of the loan, or by an extension, or shortening, of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearage over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure before the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy
Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the
Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted
previously in the section entitled "--Leases and Rents," the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver before activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition. In addition, the Bankruptcy Code provides that a trustee or debtor-in-possession may, subject to approval of the court,

o    assume the lease and retain it or assign it to a third party, or

o    reject the lease.

     If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor as to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

                                       67

     Under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

o    the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

o    when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

     ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity.
Environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. A lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to a "superlien."

     CERCLA.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 or CERCLA, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
or the Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order

                                       68

for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws.

     Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act or RCRA.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under
CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination before transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action, for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that those costs could become a liability of the trust and result in a loss to certificateholders.

     To reduce the likelihood of a loss, unless we tell you otherwise in the related prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation

                                       69

unless the master servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The
Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. Disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments.

     In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time before the issuance of the related certificates.
Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. However, the
Garn-St Germain depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limitations as provided in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

     SUBORDINATE FINANCING

     The terms of some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have

                                       70

more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on either or both of the senior loan and any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties or both. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

     APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations do not apply to some types of residential, including multifamily, first mortgage loans originated by specified lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where
Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by
Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges or both.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust unless:

o    the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state, or

o    the mortgage loan provides that its terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

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     SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a
borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on affected mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless we tell you otherwise in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter.

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                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of offered certificates. The summary is based on current provisions of the Internal Revenue Code of 1986, called the
Code, as well as Treasury regulations and administrative and judicial rulings and practice. The current tax laws and regulations, rulings and court decisions may be changed, possibly retroactively. Any of these changes could alter or modify the validity of the statements and conclusions set forth below. This summary does not address all federal income tax matters that may be relevant to particular holders. For example, it does not address all relevant tax consequences to investors subject to special rules under the federal income tax laws, such as

     o    banks,

     o    insurance companies,

     o    tax-exempt organizations,

     o    electing large partnerships,

     o    dealers in securities or currencies,

     o    mutual funds,

     o    REITs,

     o    RICs,

     o    S corporations,

     o    estates and trusts,

     o    investors that hold the certificates as part of a hedge, straddle, integrated or conversion transaction, or

     o    holders whose "functional currency" is not the United States dollar.

     Additionally, this summary is addressed only to original purchasers of the certificates who are United States investors, and who hold the certificates as capital assets within the meaning of Section 1221 of the Code. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the certificates. We recommend that you consult your tax advisors about the federal, state, local, or other tax consequences of the purchase, ownership and disposition of the certificates.

     The master servicer or the trustee may elect to have a trust, or a portion of the trust, treated as a "real estate mortgage investment conduit", called a
REMIC under Sections 860A through 860G of the Code, referred to in this summary as the REMIC Provisions. Beneficial

                                       73

ownership interests in a trust that has made a REMIC election are referred to in this summary as REMIC certificates, and are divided into regular interests, called REMIC regular certificates and residual interests, called REMIC residual certificates. The prospectus supplement for each series of certificates will indicate whether a REMIC election(s) will be made for the related trust and, if an election is to be made, will identify all regular interests and residual interests in the REMIC. If a REMIC election will not be made for a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be provided in the related prospectus supplement.
In the following summary, references to a certificateholder or a holder are to the beneficial owner of a certificate.

     The following discussion applies only to offered certificates. Further, this discussion applies only if the mortgage assets held by a trust consisting solely of mortgage loans. If other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences of the inclusion of these assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with these cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust--Cash Flow Agreements."

     Additionally, the following discussion is based in part upon the rules governing original issue discount, called "OID", that are provided in Sections
1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, called the "OID Regulations," and in part upon the "REMIC
Provisions" and the Treasury regulations issued thereunder, called the "REMIC
Regulations." The OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

     REMICS

     Classification of REMICs.

     Upon the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates issued by the REMIC will be considered to evidence ownership of
REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the requirements for REMIC status during any taxable year, the entity will not be treated as a REMIC for that year or for any following year. If the electing entity is not a REMIC, the entity may be taxable as a corporation under
Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief if there is an inadvertent termination of REMIC status, these regulations have not been issued.
If relief is provided, it may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement related to each REMIC will include provisions designed to

                                       74

maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

     Tiered REMIC Structures.

     For some series of REMIC Certificates, two or more separate elections may be made to treat portions of the trust as REMICs, called "Tiered REMICs," for federal income tax purposes. Upon the issuance of any series of REMIC
Certificates representing an interest in a Tiered REMIC, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC
Provisions.

     Taxation of Owners of REMIC Regular Certificates.

     Except as otherwise stated in this discussion, the certificates of each series that constitute regular interests in a REMIC, called REMIC regular certificates, will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Further, if you are a holder of a REMIC regular certificate, and you otherwise report income under a cash method of accounting, you will be required to report income for REMIC regular certificates under an accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with
OID, within the meaning of Section 1273(a) of the Code. If you hold REMIC regular certificates issued with OID, you will generally be required to include
OID in income as it accrues, under the method described below, in advance of the receipt of the cash on that income. In addition, the Code provides special rules for REMIC regular certificates and other debt instruments issued with OID.
Regulations have not been issued under these rules.

     The Code requires that a prepayment assumption be used for mortgage loans held by a REMIC in computing the accrual of OID on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the OID to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations. As noted above, those regulations have not been issued. The conference committee report accompanying the Tax
Reform Act of 1986, called the committee report, indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used in reporting OID for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The OID, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular

                                       75

certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or before the date of their initial issuance, the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under Code provisions and the OID
Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, or at a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates with adjustable interest rates, the determination of the total amount of OID and the timing of the inclusion of that OID will vary according to the characteristics of the REMIC regular certificates. If the OID rules apply to the certificates, the related prospectus supplement will describe the manner in which the OID rules will be applied to those certificates in preparing information returns for the certificateholders and the IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment on those certificates to be made more than one month after the date of issuance, a longer period than the remaining monthly intervals between interest payments. Assuming the accrual period defined below for OID is each monthly period that ends on a distribution date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as OID. Because interest on REMIC regular certificates must be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins before the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect this accrued interest. If the purchase price includes this accrued interest, information returns provided to you and to the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods before the closing date is part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the
REMIC regular certificate. However, the OID Regulations state that all or some portion of this accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date.
It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

     OID on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. The weighted average life of the REMIC regular certificate is computed as the sum

                                       76

of the amounts determined, for payment included in the stated redemption price of the REMIC regular certificate, by multiplying

o    the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

o    a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the
     REMIC regular certificate.

     Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of this de minimis OID and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also permit you to elect to accrue de minimis OID into income currently based on a constant yield method. See
"--Market Discount" for a description of this election under the OID
Regulations.

     If OID on a REMIC regular certificate is in excess of a de minimis amount, you must include in ordinary gross income the sum of the daily portions of OID for each day during your taxable year that you held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of OID will be determined as described in the next two paragraphs.

     As to each accrual period, meaning, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the OID that accrued during the accrual period. The portion of OID that accrues in any accrual period will equal the excess, if any, of

o    the sum of

     o    the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods, and

     o    the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

o    the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

                                       77

     The present value of the remaining distributions referred to in the preceding sentence will be calculated:

     o    assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption, and

     o    using a discount rate equal to the original yield to maturity of the certificate.

     For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of
OID that accrued for the certificate in prior accrual periods, and reduced by the amount of any distributions made on the REMIC regular certificate in prior accrual periods of amounts included in the state redemption price. The OID accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of OID for each day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any OID for the certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio this excess bears to the aggregate OID remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of:

o    the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and

o    the daily portions of OID for all days during the accrual period before that day, less

o    any payments other than qualified stated interest payments made during the accrual period before that day.

     If the method for computing original issue discount results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount (if any) attributable to the certificates.

     Market Discount. If you purchase a REMIC regular certificate at a market discount, meaning, in the case of a REMIC regular certificate issued without
OID, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with OID, at a purchase price less than its adjusted issue price, you will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section
1276 of the Code you will generally be required to allocate the portion of each distribution

                                       78

representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.
You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis as prescribed in the preceding sentence. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit you to elect to accrue all interest, discount, including de minimis market discount or OID, and premium in income as interest, based on a constant yield method. If this election were made for a REMIC regular certificate with market discount, you would be deemed to have made an election to include market discount in income currently for all other debt instruments having market discount that you acquire during the taxable year of the election or any following year. Similarly, if you made this election for a certificate that is acquired at a premium, you would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, the market discount on a REMIC regular certificate will be considered de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the
REMIC regular certificate multiplied by the number of complete years to maturity after the date of its purchase. Under a similar rule regarding OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule would apply for market discount, presumably taking into account the prepayment assumption.
If market discount is treated as de minimis under this rule, it appears that the discount would be treated in a manner similar to de minimis OID. See "--Original
Issue Discount" above. This treatment may result in the inclusion of discount in income more slowly than discount would be included in income using the method described above.

     Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing the method for accruing market discount on debt instruments with principal payable in installments. Until regulations are issued, certain rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at your option:

o    on the basis of a constant yield method,

o    in the case of a REMIC regular certificate issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

o    in the case of a REMIC regular certificate issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the REMIC regular certificate at the beginning of the accrual period.

                                       79

     Further, the prepayment assumption used in calculating the accrual of OID is also used in calculating the accrual of market discount. Because the regulations described in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a
REMIC regular certificate purchased at a discount in the secondary market.

     The effect of these rules on REMIC regular certificates which provide for monthly or other periodic distributions throughout their term may be to require market discount to be included in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were OID. In any event, you will generally be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income equal to the amount of the market discount accrued to the date of disposition under one of the methods described above, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If you elect to include market discount in income currently as it accrues on all market discount instruments you acquire in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any amount attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. In this event, you may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments with amortizable bond premium that you own or subsequently acquire. Amortizable premium will be treated as an offset to interest income on the related debt instrument, and not as a separate interest deduction. The OID Regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which require use of a prepayment assumption in accruing market discount on REMIC Regular
Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.
However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal

                                       80

balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and OID for the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any of these reductions ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     The certificates of each series that constitute the residual interests in a
REMIC, called REMIC residual certificates, will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     As a holder of a REMIC residual certificate, you will generally be required to report your daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that you owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     If you purchased your REMIC residual certificate from a prior holder of the certificate, you will also be required to report on your federal income tax return amounts representing your daily share of the taxable income, or net loss, of the REMIC for each day that you hold the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased its REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis defined below, such REMIC residual certificate would have had in the hands of an

                                       81

original holder of the certificate. The REMIC Regulations, however, do not provide for these modifications.

     Any payments received by you in connection with the acquisition of the
REMIC residual certificate will be taken into account in determining your income for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income you will be required to report, or the tax liability associated with this income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, you should have other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, residual interests without significant value and noneconomic residual interests discussed below. The fact that the tax liability associated with the income allocated to you may exceed the cash distributions received by you for the corresponding period may significantly adversely affect your after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC regular certificates, less the deductions allowed to the REMIC for interest, including OID, and reduced by any premium on issuance, on the REMIC regular certificates, and on any other class of REMIC Certificates constituting regular interests in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt losses on the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. That aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the interests to determine the basis of the
REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income and market discount income on mortgage loans that it holds will be equivalent to the method for accruing OID income for holders of REMIC regular certificates,

                                       82

that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC holding mortgage loans with market discount.

     A mortgage loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the
REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing OID on the REMIC regular certificates. It is anticipated that each REMIC will elect to amortize any premium on the mortgage loans. Premium on any mortgage loan to which an election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. Further, an election would not apply to any mortgage loan originated on or before September 27, 1985.
Instead, premium on these mortgage loans should be allocated among the principal payments on those loans and be deducted by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest, including OID, on the
REMIC regular certificates, and including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, were indebtedness of the REMIC. OID will be considered to accrue for this purpose as described above under
"--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus described in that section will not apply.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, with this excess being called issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year on the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing OID described above under "--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be

                                       83

allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of
Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, this excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in your income with respect to a
REMIC residual certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to you.

     You will not be allowed to take into account any net loss for any calendar quarter in the amount that the net loss exceeds your adjusted basis in your
REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. Your ability to deduct net losses may be subject to additional limitations under the Code. You should consult your tax advisor about these limitations.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed your adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds its adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. You may be entitled to distributions early in the term of a REMIC in which you own certain REMIC residual certificates under circumstances in which your bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as non-taxable returns of capital. Your bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by your allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to you. To the extent your initial bases are less than the distributions to you, and increases in your initial bases either occur after the distributions or, together with your initial bases, are less than the amount of the distributions, gain will be recognized to you on the distributions and will be treated as gain from the sale of your REMIC residual certificates.

     The effect of these rules is that you may not amortize your basis in a
REMIC residual certificate, but may only recover your basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of your REMIC residual certificate. See "--Sales of REMIC Certificates"
below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates" above.

     Excess Inclusions. Any excess inclusions for a REMIC residual certificate will be subject to federal income tax in all events.

                                       84

     In general, the excess inclusions for a REMIC residual certificate for any calendar quarter will be the excess, if any, of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by you. Your daily accruals will be determined by allocating to each day during a calendar quarter your ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a
REMIC residual certificate as of the beginning of any calendar quarter will be equal to its issue price increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions on the
REMIC residual certificate before the beginning of the quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."

     For REMIC residual certificateholders, excess inclusions:

o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

o    will not be eligible for any rate reduction or exemption under any applicable tax treaty as to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     Additionally, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and alternative minimum taxable income (which, for this specific purpose is determined without regard to the special rule that taxable income cannot be less than excess inclusions) may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, called a REIT, the aggregate excess inclusions for those REMIC residual certificates, reduced, but not below zero, by the REIT taxable income within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by those shareholders from the REIT, and any amount so allocated will be treated as an excess inclusion on a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated

                                       85

investment companies, common trust and some cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard the transfer of any "noneconomic residual interest" (described below) for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay the taxes due on its share of the taxable income of the REMIC. If a transfer is disregarded, the transferor would generally be liable for any taxes due on the income from the residual interest, notwithstanding that it is not the owner of the residual interest for any non-tax purpose.

     A residual interest is considered to be noneconomic for this purpose unless at the time of the transfer:

     o    the present value of the expected future distributions thereon at least equals the product of the present value of anticipated excess inclusions and the highest marginal corporate income tax rate for the year of the transfer, and

     o    the transferor reasonably expects that, for each anticipated excess inclusion, the transferee will receive distributions from the REMIC at or after the time taxes accrue on the anticipated excess inclusion in an amount sufficient to satisfy the accrued taxes.

     Because the determination of whether a residual interest is noneconomic is made at the time of each transfer, a residual interest that is economic for part of its life can become noneconomic (and thus have restricted transferability) at a later time.

     Under a safe-harbor rule, a taxpayer is presumed not to have improper knowledge if:

     o    the transferor conducts at the time of the transfer a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, finds that the transferee historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to do so,

     o    the transferee represents to the transferor that it understands that as a holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows on the residual interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due,

     o    the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S. income tax treaty) of the transferee or another U.S.
          taxpayer, and

     o    either the inducement payment to the transferee equals or exceeds a minimum amount established under a formula (the "formula test"), or the transferee satisfies certain asset requirements (the "asset test"), each as discussed below.

     The formula test relating to a minimum inducement payment is met for a transfer of a residual interest if it does not constitute a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S. income tax treaty) of a

                                       86

domestic transferee, and the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:

     o    the inducement payment (including the present value of a future payment or payments) to the transferee,

     o    the present value of the expected future distributions on the interest; and

     o    the present value of the expected tax savings associated with holding the interest.

     In applying the formula test, the transferee is assumed to pay tax at the highest marginal corporate tax rate (or, in certain cases, at the alternative minimum tax rate), and present values are computed using a discount rate equal to any of the published, short-term federal rate for the month of the transfer and the compounding period used by the taxpayer. The regulation does not indicate how expected prepayments and losses are to be taken into account.

     In lieu of meeting the formula test, a transfer of a noneconomic residual interest may still rely on the safe-harbor presumption if the transferee meets the asset test. The asset test has the following requirements:

o    at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, excluding from consideration obligations of certain related persons and any other asset if a principal purpose for holding or acquiring such asset was to permit the transferee to meet the asset test,

o    the transferee is a taxable domestic C corporation that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction that is eligible for the safe-harbor presumption, and the transferor does not know or have reason to know that the transferee will not honor those restrictions,

o    the transfer must not involve a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable U.S. income tax treaty) of a domestic corporation, and

o    a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the residual interest will not be paid.

     All transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee. In this regard, the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Before purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with these rules, resulting in the retention of tax liability by the purchaser.

                                       87

     Prospective investors should assume that all Residual Certificates will be treated as noneconomic residual interests unless the related prospectus supplement discloses otherwise; provided, however, that any disclosure that a
REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions on transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Under mark-to-market provisions, a securities dealer is required to mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, unless the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that, for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the REMIC residual certificates of that REMIC. The applicable Treasury regulations indicate, however, that as to a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the REMIC residual certificates in their entirety and not to the holders of the REMIC regular certificates.

     For holders of REMIC residual certificates or REMIC regular certificates that receive an allocation of fees and expenses in accordance with the preceding discussion and that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section
67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or other sections of the
Code may be substantial. In addition, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, these
REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any of these investors should consult with their tax advisors before making an investment in the certificates.

     Sales of REMIC Certificates. If you sell a REMIC certificate, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal

                                       88

your cost for the REMIC regular certificate, increased by income on the REMIC regular certificate reported by you, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the
REMIC regular certificate received by you and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any gain or loss from a sale will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code. Generally, you will receive long-term capital gain treatment on the sale of a REMIC regular certificate if you have held the certificate for at least 12 months.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income in the amount by which the gain does not exceed the excess, if any, of the amount that would have been includible in your income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable
Federal rate determined as of the date of purchase of the REMIC regular certificate, over the amount of ordinary income actually includible in your income before the sale. In addition, gain recognized on the sale of a REMIC regular certificate that you purchased at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period you held the REMIC certificate, reduced by any market discount included in income under the rules described above under "--Market
Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     Except as may be provided in Treasury regulations yet to be issued, if you sell and reacquire a REMIC residual certificate, or you acquire any other residual interest in a REMIC (and possibly a FASIT) or any similar interest in a
"taxable mortgage pool," as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss you realize on the sale will not be deductible, but instead will be added to your adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on
REMICs equal to 100% of the net income derived from "prohibited transactions"
called a prohibited transactions tax. In general, subject to specified exceptions, a prohibited transaction includes the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property, called a contributions tax. Each pooling and servicing

                                       89

agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The pooling and servicing agreement provides that a special servicer shall cause or permit to be earned with respect to any REO property any "net income from foreclosure property" that is subject to tax by reason of the REMIC provisions only if it has determined that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of the certificateholders than an alternative method of operation or rental of such property that would not be subject to such a tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, special servicer, manager or trustee in any case out of its own funds, provided that person has sufficient assets to do so, and provided further that the tax arises out of a breach of that person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any tax not borne by a master servicer, special servicer, manager or trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations. If a REMIC residual certificate is transferred to a disqualified organization (as defined below), a tax would be imposed in an amount equal to the product of:

o    the present value, discounted using the applicable Federal rate, computed and published monthly by the IRS, for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, of the total anticipated excess inclusions for the REMIC residual certificate for periods after the transfer, and

o    the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the
REMIC's organizational documents. If imposed, this tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event

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be liable for this tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Further, an entity will not qualify as a
REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by disqualified organizations and information necessary for the application of the tax described in this paragraph will be made available. Restrictions on the transfer of REMIC residual certificates and other provisions intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC residual certificate.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

o    the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization, and

o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity the holder's social security number and a statement under penalties of perjury that social security number is that of the record holder or a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the preceding paragraph is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

     For these purposes, a disqualified organization means:

o    the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the entities just listed, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the
     Federal Home Loan Mortgage Corporation,

o    any organization, other than a cooperative described in Section 521 of the
     Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

o    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a pass-through entity means any regulated investment company, REIT, trust, partnership or other entities described in Section
860E(e)(6) of the Code. In

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addition, a person holding an interest in a pass-through entity as a nominee for another person will be treated as a pass-through entity for these purposes.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. If the last distribution on a REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code only, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners.
Unless otherwise stated in the related prospectus supplement, the trustee or the master servicer, which generally will hold at least a nominal amount of REMIC residual certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the tax matters person for the REMIC.

     As the tax matters person, the trustee or the master servicer, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and on behalf of you for any administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. You will generally be required to report these REMIC items consistently with their treatment on the
REMIC's tax return and you may in some circumstances be bound by a settlement agreement between the trustee or the master servicer, as tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC tax return may require you to make corresponding adjustments on your return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of your return. No REMIC will be registered as a tax shelter under
Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any OID, on any REMIC regular certificates is required annually, and may be required more frequently under
Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of
REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and OID income information and the information provided in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.
The REMIC must also comply with rules requiring a REMIC regular certificate issued with OID to disclose on its face the amount of OID and the issue date, and requiring this information to be reported to the IRS. Reporting for REMIC

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residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information about the holder's purchase price that the REMIC may not have, the regulations only require that information about the appropriate method of accruing market discount be provided. See
"--Market Discount."

     Unless we tell you otherwise in the related prospectus supplement, the responsibility for complying with the reporting rules discussed above will be borne by either the trustee or the master servicer.

     Backup Withholding with Respect to REMIC Certificates.

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax if you fail to furnish to the payor information, including your taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to you would be allowed as a credit against your federal income tax. Penalties may be imposed on you by the IRS if you fail to supply required information in the proper manner.
We advise you to consult your tax advisors about the backup withholding tax rules, including your eligibility for, and the procedure for obtaining, exemption from this tax.

     Foreign Investors in REMIC Certificates.

     A REMIC regular certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the
Certificateholder is not a United States Person and providing the name and address of the certificateholder. For these purposes, "United States Person"
means:

     o    a citizen or resident of the United States,

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     o    a corporation, partnership or other entity treated as a corporation or a partnership created or organized in, or under the laws of, the
          United States or any political subdivision of the United States,

     o    an estate whose income is subject to United States income tax regardless of its source, or

     o    a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the tax exemption discussed above should not apply to a REMIC regular certificate held by a foreign certificateholder that is related to a person that owns directly or indirectly a
10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued OID, to the holder may be subject to a tax rate of 30%, unless reduced by an applicable tax treaty.

     Further, it appears that a REMIC regular certificate generally would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of
REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

     GRANTOR TRUSTS

     Classification of Grantor Trusts.

     Counsel to the depositor will deliver its opinion upon issuance of each series of grantor trust certificates, to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust.

     For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust, net of normal administration fees, and interest paid to the holders of grantor trust fractional interest certificates will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

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     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     As a holder of a grantor trust fractional interest certificate, you will generally be required to report on your federal income tax return your share of the entire income from the mortgage loans and will be entitled to deduct your share of any reasonable servicing fees and other expenses. Because of stripped interests, market discount, OID, or premium, the amount includible in income on a grantor trust fractional interest certificate may differ significantly from the amount distributable on that certificate from interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only in the amount of the holder's aggregate miscellaneous itemized deductions less two percent of the holder's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either
Section 67 or other sections of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class of certificates benefits from the services. In the absence of statutory or administrative clarification as to the method to be used, it is currently intended to base information returns or reports to the IRS and certificateholders on a method that allocates expenses among classes of grantor trust certificates for each period based on the distributions made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The IRS has established safe harbors for purposes of determining what constitutes reasonable servicing fees for various types of mortgages. The servicing fees paid for servicing of the mortgage loans for some series of grantor trust certificates may be higher than the safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates necessary to determine whether the preceding safe harbor rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with OID, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Market Discount" below. Under the stripped bond rules, you will be required to report interest income from your grantor trust fractional interest certificate for each month in an amount equal to the income that accrues

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on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to OID.

     The OID on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate will be equal to the price you paid for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--If Stripped Bond Rules Do Not Apply"
for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of your adjusted basis in the grantor trust fractional interest certificate at the beginning of the month (see
"--Sales of Grantor Trust Certificates" below) and your yield on the grantor trust fractional interest certificate. The yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount your share of future payments on the mortgage loans, would cause the present value of those future payments to equal your price for the certificate.
In computing yield under the stripped bond rules, your share of future payments on the mortgage loans will not include any payments made on any ownership interest in the mortgage loans retained by the depositor, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include your share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing OID and adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, for some categories of debt instruments. Such categories include any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, it appears that
Section 1272(a)(6) would apply to the certificates. It is unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or at the time of purchase of the grantor trust fractional interest certificate by each specific holder. You are advised to consult your tax advisor about OID in general and, in particular, how a prepayment assumption should be used in reporting OID with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.
However, for a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

     When a mortgage loan prepays in full, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

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     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1(b), some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of these bonds is to account for any discount on the bond as market discount rather than
OID. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

o    there is no OID, or only a de minimis amount of OID, or

o    the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

     The related prospectus supplement will disclose whether interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans. If the
OID or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated
redemption price multiplied by the weighted average maturity of the mortgage loans, then this OID or market discount will be considered de minimis. OID or market discount of only a de minimis amount will be included in income in the same manner as de minimis OID and market discount described in "--If Stripped
Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on
OID, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, you will be required to report your share of the interest income on the mortgage loans in accordance with your normal method of accounting.

     Recently enacted amendments to Section 1272(a)(6) of the Code require the use of a prepayment assumption in determining the existence and accrual of original issue discount associated with pools of debt instruments whose yield may be affected by prepayments. No regulations have been issued interpreting the application of this provision to securities such as the grantor trust fractional interest certificates nor do the committee reports prepared by those
Congressional committees that examined such provision in the course of its enactment provide guidance as to its intended application to such securities. In the absence of such guidance, various interpretations are possible. For example, the provision could be interpreted as requiring the pool of mortgage loans underlying the grantor trust fractional interest certificates to be

                                       97

segregated into two subpools consisting respectively of those mortgage loans that had original issue discount upon their origination and those mortgage loans that did not have original issue discount upon their origination. If so interpreted, you would be required to report your share of the interest income on the mortgage loans in the non-OID pool in accordance with your normal method of accounting and, to the extent that the portion of your purchase price for such certificates properly allocable to your interest in the non-OID pool were less than its share of the aggregate principal amount of the mortgage loans in the non-OID pool, you would be subject to the market discount rules described above under "REMICs--Market Discount" or below, under "--Market Discount." In that event, you would be required to treat the portion of your certificate representing an interest in the OID pool as a single debt instrument issued on the closing date with original issue discount equal to its pro rata share of the aggregate of the unaccrued original issue discount on the mortgage loans in the
OID pool as of such date and subject to the rules for reporting original issue discount described under "REMICs--Original Issue Discount." To the extent that the portion of your purchase price for your certificate properly allocable to the OID pool represented a discount greater than your pro rata share of the aggregate original issue discount on the mortgage loans in the OID pool, you would be subject to the market discount rules described above under
"REMICs--Market Discount."

     Alternatively, a grantor trust fractional interest certificate could be treated as a single debt instrument issued on the closing date and subject to the rules described under "REMICs--Original Issue Discount" and "--Market
Discount." Other interpretations of the application of the original issue discount rules to grantor trust fractional interest certificates are possible.
You are urged to consult your tax advisor concerning the application and effect of such rules on your investment in such certificates.

     The trustee will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     The determination as to whether OID will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See
"--REMICs--Original Issue Discount" above.

     In the case of mortgage loans with adjustable or variable interest rates, the related prospectus supplement will describe the manner that the OID rules will be applied to those mortgage loans by the trustee or master servicer, in preparing information returns to you and to the IRS.

     If OID is in excess of a de minimis amount, all OID with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with OID. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to you and to the IRS on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, a prepayment assumption may be required for computing yield on all mortgage-backed securities. You are advised to consult your tax advisors about the use of a prepayment

                                       98

assumption in reporting OID on grantor trust fractional interest certificates.
The prospectus supplement for each series will specify whether and in what manner the OID rules will apply to mortgage loans in each series.

     If you purchased a grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust, you will also be required to include in gross income the certificate's daily portions of any
OID on the mortgage loans. However, each daily portion will be reduced, if your cost for the grantor trust fractional interest certificate is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate
OID remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of:

o    the adjusted issue price, or, in the case of the first accrual period, the issue price, of that mortgage loan at the beginning of the accrual period that includes that day, and

o    the daily portions of OID for all days during the accrual period before that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of that mortgage loan, increased by the aggregate amount of OID on that mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on that mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, will provide to any holder of a grantor trust fractional interest certificate any information as the holder may reasonably request from time to time about OID accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, you may be subject to the market discount rules of the Code. The amendment to Section 1272(a)(6) of the Code described under "--If Stripped Bond Rules Do Not Apply" above, could be interpreted as requiring the use of a prepayment assumption in connection with the determination, accrual and inclusion in income of market discount. If such a requirement were applicable, a grantor trust fractional interest certificate would probably be treated as a single aggregate debt instrument to which the rules described under "REMICs--Market Discount" would apply. Alternatively, if the requirement of a prepayment assumption were not applicable, the rules described in the succeeding paragraphs of this section would be applicable either on a mortgage loan-by-mortgage loan basis or on such a basis with respect to the non-OID pool and on an aggregate basis with respect to the OID pool.
Other interpretations of the effect of the amendment to Section 1272(a)(6) on the determination and accrual of market discount are possible. You are advised to consult your tax advisor concerning the application of the market discount rules to grantor trust fractional interest certificates.

     If a prepayment assumption generally is not required in the application of the market discount rules to pools of debt instruments, a grantor trust fractional interest certificate may be

                                       99

subject to the market discount rules to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, for a mortgage loan issued without OID, at a purchase price less than its remaining stated redemption price, or for a mortgage loan issued with OID, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, you will generally be required to include in income in each month the amount of discount that has accrued through that month that has not previously been included in income, but limited, in the case of the portion of that discount that is allocable to any mortgage loan, to the payment of stated
redemption price on the mortgage loan that is received by, or, for accrual basis certificateholders, due to, the trust in that month. You may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to you rather than including it on a deferred basis in accordance with this paragraph under rules similar to those described in "--REMICs--Market Discount" above.

     The Treasury Department is authorized to issue regulations on the method for accruing market discount on debt instruments, the principal of which is payable in installments. Until regulations are issued, rules described in the committee report apply. Under those rules, in each accrual period, market discount on the mortgage loans should accrue, at the holder's option:

o    on the basis of a constant yield method,

o    in the case of a mortgage loan issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated
     interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

o    in the case of a mortgage loan issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining at the beginning of the accrual period.

     The prepayment assumption, if any, used in calculating the accrual of OID is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of discount income.
Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated
redemption price, any discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were OID.

     Market discount on mortgage loans considered to be de minimis will be includible in income under de minimis rules similar to those described in
"--REMICs--Original Issue Discount" above with the exception that it is unclear whether a prepayment assumption will be used in the application of these rules to the mortgage loans.

     Further, under the rules described in "--REMICs--Market Discount," any discount that is not OID and exceeds a de minimis amount may require the deferral of interest expense

                                      100

deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If you are treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, you may elect to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985.
Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when these payments are due.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, if you hold a grantor trust fractional interest certificate acquired at a premium, you should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize the premium, it appears that this loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated
redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required for differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates.

     The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped
Bond Rules Apply," no regulations or published rulings under these rules have been issued and some uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, you should consult your tax advisor about the method for reporting income or loss on grantor trust strip certificates.

     The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the OID sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible
Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that OID will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of the month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on the price you paid

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for that grantor trust strip certificate and the payments remaining to be made on the certificate at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid on the mortgage loans. See "--Taxation of
Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules
Apply" above.

     As noted above, the Code requires that a prepayment assumption be used in computing the accrual of OID on debt instruments the yield on which may be affected by reason of prepayment, and that adjustments be made in the amount and rate of accrual of this OID when prepayments do not conform to the prepayment assumption. Accordingly, it appears that Section 1272(a)(6) would apply to the grantor trust strip certificates. It is also unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, at the time of purchase of the grantor trust strip certificate by each specific holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and to you on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price. You should consult your tax advisor regarding the use of the prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to you. If a grantor trust strip certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield on the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, then when a mortgage loan is prepaid, you should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the prepaid mortgage loan.

     Possible Application of Contingent Payment Rules. The contingent payment rules do not apply to any debt instrument that is subject to Section 1272(a)(6).
As noted above in "--If Stripped Bond Rules Apply," Section 1272(a)(6) applies to any pool of debt instruments the yield on which may be affected by reason of prepayments. Section 1272(a)(6) also applies to any debt instrument if payments under such debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Accordingly, it appears that the contingent payment rules will not apply to the grantor trust strip certificates.

     If the contingent payment rules under the OID Regulations were to apply, the issuer of a grantor trust strip certificate would determine a projected payment schedule with respect to such

                                      102

grantor trust strip certificate. You would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the grantor trust strip certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a grantor trust strip certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. You would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month. In addition, income that might otherwise be capital gain may be recharacterized as ordinary income.

     You should consult your tax advisor concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates.

     Except as provided below, any gain or loss recognized on the sale or exchange of a grantor trust certificate (equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis) will be capital gain or loss if you hold the grantor trust certificate as a capital asset. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income you reported on the grantor trust certificate, including OID and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions on the grantor trust certificate. Capital losses may not, in general, be offset against ordinary income.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. In addition, if the contingent payment rules applied, certain income realized upon the sale of a certificate may be characterized as ordinary.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates to include the net capital gain in total net investment income for that taxable year. A taxpayer would make this election for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer will furnish to you with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest at the related pass-through rate on the underlying mortgage loans. In addition, the trustee or master servicer will furnish, within a

                                      103

reasonable time after the end of each calendar year, to you provided you held a grantor trust certificate at any time during the year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and other customary factual information as the depositor or the reporting party deems necessary or desirable to enable you to prepare your tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium on the grantor trust certificates are uncertain, there is no assurance the IRS will agree with the trustee's or master servicer's, information reports of these items of income and expense. Additionally, the information reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders that bought their certificates at the initial offering price used in preparing the reports.

     Backup Withholding.

     In general, the rules described in "--REMICs--Backup Withholding with
Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investors.

     In general, the discussion with respect to REMIC regular certificates in
"--REMICs--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from
U.S. withholding tax, subject to the conditions described in that discussion, only if the related mortgage loans were originated after July 18, 1984.

     If the interest on a grantor trust certificate would be exempt under
Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, you should consult your tax advisors about the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or "ERISA"
and Section 4975 of the Code impose requirements on employee benefit plans and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some entities in which the plans have invested, such as collective investment funds, insurance company separate accounts, and some insurance company general accounts. We refer to the plans collectively, as "benefit plans." In addition, ERISA imposes duties on

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persons who are fiduciaries of plans subject to ERISA in connection with the investment of plan assets. Governmental plans and some church plans are not subject to ERISA requirements but are subject to the provisions of other applicable federal and state law which may be substantially similar to ERISA or
Section 4975 of the Code.

     ERISA imposes on plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a benefit plan's investments be made in accordance with the documents governing the benefit plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a benefit plan and certain persons, called "parties in interest," who have specified relationships to the benefit plan. Unless an exemption is available, a benefit plan's purchase or holding of a certificate may result in a prohibited transaction if any of the depositor, the trustee, the master servicer, the manager, the special servicer or a sub-servicer is a party in interest with respect to that benefit plan. If a party in interest participates in a prohibited transaction that is not exempt, it may be subject to excise tax and other liabilities under ERISA and the Code.

     PLAN ASSET REGULATIONS

     If a benefit plan purchases offered certificates, the underlying mortgage loans, MBS and other assets included in the related trust may be deemed "plan assets" of that benefit plan. A regulation of the United States Department of
Labor or "DOL" at 29 C.F.R. Section 2510.3-101 provides that when a benefit plan acquires an equity interest in an entity, the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors," i.e., benefit plans and some employee benefit plans not subject to ERISA or Section 4975 of the Code, is not "significant," both as defined in the regulation. Equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates, excluding certificates held by the depositor or any of its affiliates (other than those that are benefit plan investors), is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of benefit plan assets, and any person who provides investment advice with respect to benefit plan assets for a fee, is a fiduciary of the investing benefit plan. If the mortgage loans, MBS and other assets included in a trust constitute benefit plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer, any sub-servicer, the manager, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates of those parties may be deemed to be a plan "fiduciary" and may be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing plan. In addition, if the mortgage loans, MBS and other assets included in a trust constitute plan assets, the purchase of certificates by, on behalf of or with assets of a plan, as well as the operation of the trust, may result in a prohibited transaction under
ERISA or Section 4975 of the Code.

                                      105

     PROHIBITED TRANSACTION EXEMPTION

     On March 29, 1994, the DOL issued an individual exemption (Prohibited
Transaction Exemption 94-29, 59 Fed. Reg. 14675) to certain of the depositor's affiliates, which was amended by three additional exemptions dated July 21, 1997
(Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021), November 13, 2000
(Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 and August 22,
2002 (Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487). We refer to these four exemptions, together, as the "exemption." The exemption provides relief from the prohibited transaction provisions of Section 406 of ERISA, and under Section 4975 of the Code, for certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through securities or securities denominated as debt instruments that represent interests in an investment pool, if:

o    the depositor, or an affiliate, is the sponsor and an entity which has received from the DOL an individual prohibited transaction exemption which is similar to the exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a selling or placement agent,
     or

o    the depositor or an affiliate is the sole underwriter or a manager or co-manager of the underwriting syndicate or a selling or placement agent,

provided that conditions provided in the exemption are satisfied. The prospectus supplement for each series will indicate whether the exemption may be available for that series.

     Each transaction involving the purchase, sale and holding of the offered certificates must satisfy the following general conditions before it will be eligible for relief under the exemption:

o    the acquisition of offered certificates by or with assets of a plan must be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

o    the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of secured consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount, including certain mortgage obligations secured by real property
     (the offered certificates are generally expected to be issued in designated transactions);

o    no mortgage loan (or mortgage loan underlying any MBS or other asset)
     included in the related trust has an LTV at the date of issuance of the offered certificates which exceeds 100%;

o    the offered certificates, at the time of acquisition by or with assets of a plan, must be rated in one of the four highest generic rating categories by
     Standard & Poor's Ratings

                                      106

     Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors
     Service, Inc., or Fitch, Inc;

o    the trustee cannot be an affiliate of any member of the "restricted group"
     other than an underwriter. The restricted group consists of any underwriter, the depositor, the master servicer, any special servicer, any sub-servicer, any obligor under any credit enhancement mechanism, any manager, any mortgagor with respect to the assets constituting the related trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets in the related trust as of the date of initial issuance of the certificates, and their affiliates;

o    the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor under the assignment of the trust assets to the related trust must represent not more than the fair market value of these obligations; and the sum of all payments made to and retained by the master servicer, any special servicer, any sub-servicer and any manager must represent not more than reasonable compensation for the person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith;

o    the investing benefit plan must be an accredited investor as defined in
     Rule 501(a)(1) of Regulation D under the Securities Act; and

o    "pre-funding" is limited to a period of no longer than 90 days following the closing date, and additional receivables equal to no greater than 25%
     of the principal amount of securities issued.

     The exemption also requires that each trust meet the following requirements:

o    the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

o    securities evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the rating agencies specified above for at least one year before the acquisition of securities by or with assets of a plan pursuant to the exemption; and

o    securities in such other investment pools must have been purchased by investors other than plans for at least one year before any acquisition of securities by or with assets of a plan pursuant to the exemption.

     In addition, the exemption requires that the corpus of the trust consist solely of some specified types of assets, including mortgage obligations such as those held in the trusts and property which had secured those obligations.
However, it is not clear whether some certificates that may be offered by this prospectus would constitute "securities" for purposes of the exemption, including but not limited to:

                                      107

o    certificates evidencing an interest in mortgage loans secured by liens on real estate projects under construction, unless some additional conditions are satisfied;

o    certificates evidencing an interest in a trust including equity participations; and

o    certificates evidencing an interest in a trust including cash flow agreements.

In promulgating the exemption, the DOL did not consider interests in pools of the exact nature described in this paragraph.

     If you are a fiduciary or other investor using plan assets of a benefit plan, and you are contemplating purchasing an offered certificate, you must make your own determination that the general conditions set forth above will be satisfied with respect to your purchase.

     If the general conditions of the exemption are satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of
ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of offered certificates by or with assets of a benefit plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the
acquisition or holding of an offered certificate on behalf of an "excluded plan"
by any person who has discretionary authority or renders investment advice with respect to assets of that excluded plan. For purposes of the certificates, an excluded plan is a benefit plan sponsored by any member of the restricted group.

     If specific conditions of the exemption are also satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the
Code by reason of Section 4975(c)(1)(E) of the Code, in connection with the direct or indirect sale, exchange or transfer of the offered certificates in the initial issuance of the offered certificates between the depositor or an underwriter and a benefit plan when the fiduciary of that benefit plan is also a mortgagor, only if, among other requirements,

o    the fiduciary, or its affiliate, is a mortgagor with respect to 5% or less of the fair market value of the trust assets and is otherwise not a member of the restricted group;

o    the benefit plan is not an "excluded plan" (as described above);

o    a benefit plan's investment in each class of offered certificates does not exceed 25% of all of the offered certificates of such class outstanding at the time of the acquisition;

o    immediately after the acquisition, no more than 25% of the assets of the benefit plan with respect to which such fiduciary has discretionary authority or renders investment advice are invested in securities representing an interest in issuers, including the relevant trust, containing assets sold or serviced by the master servicer; and

                                      108

o    in the case of the acquisition of the offered certificates in connection with their initial issuance, at least 50% of each class of the offered certificates are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group.

     Further, the exemption may provide relief from the restrictions imposed by
Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by
Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of mortgage assets. This relief requires that, in addition to the general requirements described above, (a) transactions are carried out in accordance with the terms of a binding pooling and servicing agreement (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing benefit plans before their purchase of offered certificates issued by the trust and (c) the defeasance of any mortgage obligation and substitution of a new mortgage obligation meets the terms and conditions for such defeasance and substitution as are described in the prospectus or offering memorandum for such securities, which terms and conditions have been approved by one of the rating agencies and does not result in a reduction in the rating of such securities.
The depositor expects these specific conditions will be satisfied with respect to the certificates.

     The exemption also may provide relief from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if restrictions would otherwise apply merely because a person is deemed to be a party in interest, with respect to an investing plan by virtue of providing services to the plan, or by virtue of having certain specified relationships to that person, solely as a result of the plan's ownership of certificates.

     Before purchasing an offered certificate, if you are a fiduciary or other investor of plan assets, you should confirm for yourself:

o    that the certificates constitute "securities" for purposes of the exemption, and

o    that the specific and general conditions required by the exemption and the other requirements provided in the exemption are satisfied.

     REPRESENTATION FROM INVESTING PLANS

     If you purchase, including by transfer, offered certificates with the assets of one or more benefit plans in reliance on the exemption, you will be deemed to represent that each of those benefit plans qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act.
You may not purchase or hold the offered certificates with the assets of a benefit plan unless those certificates are rated in one of the top four rating categories by at least one rating agency at the time of purchase, unless the benefit plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections
I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Investors in
offered certificates should consider the possibility that the rating of a security may change during the period the security is held. If the rating of an offered certificate were to

                                      109

decline below "BBB-" (or its equivalent), the certificate could no longer be re-sold to a benefit plan in reliance on the exemption.

     The exemption does not provide relief for the purchase, sale or holding of classes of offered certificates rated below the top four rating categories. The trustee will not register transfers of such offered certificates to you if you are a benefit plan, if you are acting on behalf of any benefit plan, or if you are using benefit plan assets to effect that acquisition unless you represent and warrant that:

o    the source of funds used to purchase those certificates is an "insurance company general account" as that term is defined in PTCE 95-60, and

o    that general account is eligible for, and satisfies all of the conditions of Sections I and III of PTCE 95-60 as of the date of the acquisition of those certificates.

     In addition to making your own determination that exemptive relief is available under the exemption, you should consider your general fiduciary obligations under ERISA and other applicable laws in determining whether to purchase any offered certificates with assets of a benefit plan. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the exemption, PTCE 95-60 or any other
DOL exemption, with respect to the certificates offered by that prospectus supplement.

     If you are a fiduciary or other plan investor and you would like to purchase offered certificates on behalf of or with assets of a benefit plan, you should consult with your counsel about whether ERISA and the Code impose restrictions on the investment, and whether the exemption or any other prohibited transaction exemption may provide relief from those restrictions.
These exemptions may not apply to your investment in the offered certificates.
Even if an exemption does apply, it may not apply to all prohibited transactions that may occur in connection with an investment.

     TAX EXEMPT INVESTORS

     A "tax-exempt investor" or a plan that is exempt from federal income taxation under Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a tax-exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Excess Inclusions."

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. Accordingly,
investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

                                      110

     Usually, only classes of offered certificates that:

o    are rated in one of the two highest rating categories by one or more rating agencies and

o    are part of a series evidencing interests in a trust consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as some multifamily loans, and originated by types of originators specified in SMMEA,

will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United
States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created under or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation before October 3, 1991 that specifically limits the legal investment authority of any such entities as to "mortgage related securities," offered certificates would constitute legal investments for entities subject to that legislation only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities provided in 12
U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle
Community Development and Regulatory Improvement Act of 1994 and subject to any limitations the regulations may impose, a modification of the definition of
"mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures."
In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until
September 23, 2001 any state may enact legislation limiting the extent to which
"mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal
Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the
OTS. The policy statement indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, before purchase, a depository institution will be

                                      111

required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of certificates, including offered certificates, will be treated as high-risk under the policy statement.

     The predecessor to the Office of Thrift Supervision or OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include some classes of offered certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include some classes of offered certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of investors either to purchase some classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of the investor's assets. The depositor will make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions.
These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement for each series will describe the method of offering for that series and will state the net proceeds to the depositor from the sale.

                                      112

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of the following methods:

o    by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

o    by placements by the depositor with institutional investors through dealers; and

o    by direct placements by the depositor with institutional investors.

     In addition, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust for those certificates or to one or more of its affiliates.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as provided in the related prospectus supplement. The depositor or the underwriters may sell certificates to affiliates of the depositor. The related prospectus supplement will identify those affiliates and the method or methods by which the affiliates may resell those certificates. The managing underwriter or underwriters for the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of those certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters, and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

                                      113

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered certificates of that series.

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities
Act, in connection with reoffers and sales by them of offered certificates.
Holders of offered certificates should consult with their legal advisors in this regard before any reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus and the applicable prospectus supplement will also be used by GMAC
Commercial Holding Capital Corp., an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which Commercial Holding
Capital Corp. acts as principal. Sales will be made at negotiated prices determined at the time of sales.

                                  LEGAL MATTERS

     Unless we tell you otherwise in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York or Orrick, Herrington &
Sutcliffe LLP, New York, New York.

                              FINANCIAL INFORMATION

     A new trust will be formed for each series of certificates, and no trust will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     The depositor has filed a registration statement with the Commission relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information.

     We will file with the Commission all required annual, monthly and special
Commission reports, as well as other information about the trusts.

     You may read and copy any reports, statements or other information we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington,
D.C. 20549. You may obtain information on the operation of the Public Reference
Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the
Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding

                                      114

issuers that file electronically with the Commission. The address of the
Commission's Internet site is www.sec.gov.

     At such time as may be required under relevant rules and regulations promulgated by the Commission, we may provide static pool information in response to Item 1105 of Regulation AB through an Internet web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

                          REPORTS TO CERTIFICATEHOLDERS

     Monthly statements will be sent to you by the master servicer, manager or trustee, as applicable. These statements will keep you informed about the trust for your series of certificates. See "Description of the Certificates--Reports to Certificateholders." These monthly reports will present financial information that no independent certified public accountant will have examined.

                    INCORPORATION OF INFORMATION BY REFERENCE

     The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to documents which contain that information. Exhibits to these documents may be omitted, unless the exhibits are specifically incorporated by reference in the documents. Information incorporated in this prospectus by reference is considered to be part of this prospectus. Certain information that we will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special Commission reports filed by or on behalf of the trust until we terminate our offering of the certificates. At your request, we will send you copies of these documents and reports at no charge. Send your written request to:

     GMAC Commercial Mortgage Securities, Inc.
     200 Witmer Road
     Horsham, Pennsylvania 19044
     Attn: Structured Finance Manager

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any,
Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower

                                      115

than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.
Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      116

                                    GLOSSARY

     ACCRUED CERTIFICATE INTEREST--For each class of certificates, other than some classes of stripped interest certificates and some REMIC residual certificates, the Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period, generally the most recently ended calendar month, on the outstanding certificate balance of that class of certificates immediately before that distribution date.

     AVAILABLE DISTRIBUTION AMOUNT--As more specifically described in the related prospectus supplement, the Available Distribution Amount for any series of certificates and any distribution date will refer to the total of all payments or other collections or advances made by the servicer in lieu of those payments on the mortgage assets and any other assets included in the related trust that are available for distribution to the holders of certificates of that series on that date.

     DEBT SERVICE COVERAGE RATIO--Unless more specifically described in the related prospectus supplement, the debt service coverage ratio means, for any mortgage loan, or for a mortgage loan evidenced by one mortgage note, but secured by multiple mortgaged properties,

o    the Underwritten Cash Flow for the mortgaged property or mortgaged properties, divided by

o    the annual debt service for the mortgage loan.

     EXCESS FUNDS--Unless we tell you otherwise in the related prospectus supplement, Excess Funds will, generally, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

o    interest received or advanced on the mortgage assets in the related trust that is in excess of the interest currently accrued on the certificates of that series, or

o    prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust that do not constitute interest thereon or principal thereof.

     LOAN-TO-VALUE RATIO--Unless more specifically described in the related prospectus supplement, the Loan-to-value Ratio of a mortgage loan at any given time is the ratio expressed as a percentage of

o    the then outstanding principal balance of the mortgage loan and any loans senior to the mortgage loan that are secured by the related mortgaged property; to

o    the value of the related mortgaged property.

     PREPAYMENT PERIOD--The Prepayment Period is the specified period, generally corresponding to the related due period, during which prepayments and other unscheduled

                                      117

collections on the mortgage loans in the related trust must be received to be distributed on a particular distribution date.

     PURCHASE PRICE--The Purchase Price will be equal to either the unpaid principal balance of the mortgage loan, together with accrued but unpaid interest through a date on or about the date of purchase, or another price specified in the related prospectus supplement.

     UNDERWRITTEN CASH FLOW--Underwritten Cash Flow for any mortgaged property is an estimate of cash flow available for debt service in a typical year of stable, normal operations. Unless more specifically described in the related prospectus supplement, it is the estimated revenue derived from the use and operation of the mortgaged property less the sum of

o    estimated operating expenses, such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising;

o    fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments; and

o    capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.

     Underwritten cash flow generally does not reflect interest expense and non-cash items, such as depreciation and amortization.

     UNDIVIDED PERCENTAGE INTEREST--The Undivided Percentage Interest for an
offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the certificate by the initial certificate balance or notional amount of that class.

                                      118

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

         The expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are as set forth below.

         Filing Fee for Registration Statement.....................................  $            706,200
         Legal Fees and Expenses...................................................             8,300,000
         Accounting Fees and Expenses..............................................             3,320,000
         Trustee's Fees and Expenses
         (including counsel fees)..................................................             1,660,000
         Blue Sky Fees and Expenses................................................               415,000
         Printing and Engraving Fees...............................................             1,660,000
         Rating Agency Fees........................................................             4,150,000
         Miscellaneous.............................................................               830,000

         Total.....................................................................           $21,041,200
                                                                                       ==================

INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

         The Pooling and Servicing Agreements will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the
Certificateholders, except for such person's own willful misfeasance, bad faith, negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements will further provide that, with the exceptions stated above, a director, officer, employee or agent of the
Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing
Agreements and related Certificates other than such expenses related to particular Mortgage Assets.

         Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the
Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

         Subsection (a) of Section 145 of the General Corporation Law of
Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably

                                      II-1

incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses
(including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the
Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

         The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i)
shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the
Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Certain controlling persons of the Registrant may also be entitled to indemnification from General Motors Acceptance Corporation, an indirect parent of the Registrant. Under Section 145, General Motors Acceptance Corporation may
or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance as follows:

                                      II-2

         (a) The Certificate of Incorporation, as amended, of General Motors
Acceptance Corporation provides that no director shall be personally liable to
General Motors Acceptance Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to General Motors Acceptance
Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174, or any successor provision thereto, of the Delaware Corporation
Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         (b) Under Article VI of its By-Laws, General Motors Acceptance
Corporation shall indemnify and advance expenses to every director and officer
(and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (a "proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of General Motors Acceptance Corporation, or is or was serving at the request of General Motors Acceptance Corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. General Motors Acceptance
Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the
Board of Directors of General Motors Acceptance Corporation. General Motors
Acceptance Corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay full amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VI of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article VI of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by General Motors
Acceptance Corporation, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article VI of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors of General Motors
Acceptance Corporation or otherwise. The obligation, if any, of General Motors
Acceptance Corporation to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

                                      II-3

         As a subsidiary of General Motors Corporation, General Motors
Acceptance Corporation is insured against liabilities which it may incur by reason of the foregoing provisions of the Delaware General Corporation Law and directors and officers of General Motors Acceptance Corporation are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said General Corporation Law.

         Pursuant to resolutions adopted by the Board of Directors of General
Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors and officers of the company, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

                                      II-4

EXHIBITS (ITEM 16 OF FORM S-3).

         Exhibits --

                  1.1      --       Form of Underwriting Agreement.*
                  3.1      --       Certificate of Incorporation.*
                  3.2      --       By-Laws.*
                  4.1      --       Form of Pooling and Servicing Agreement.*
                  5.1      --       Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality.**
                  5.2      --       Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.**
                  8.1      --       Opinion of Mayer, Brown, Rowe & Maw LLP with respect to certain tax matters
                                    (included with Exhibit 5.1).**
                  8.2      --       Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.**
                  23.1     --       Consent of Mayer, Brown, Rowe & Maw LLP (included as part of Exhibit 5.1 and
                                    Exhibit 8.1).**
                  23.2     --       Consent of Orrick, Herrington & Sutcliffe LLP (included as part of Exhibit 5.2 and Exhibit 8.2).**
                  24.1     --       Power of Attorney (included on signature page to the Registration Statement).**

*  Incorporated by reference from the Registration Statement on Form S-3 (File
   No. 33-94448).

** Previously filed with original Registration Statement on April 8, 2005.

                                      II-5

UNDERTAKINGS (ITEM 17 OF FORM S-3).

A.       UNDERTAKINGS PURSUANT TO RULE 415.

         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED HOWEVER, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the
Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration
Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

B.       UNDERTAKING IN RESPECT OF INDEMNIFICATION.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed

                                      II-6

in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the
Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-7

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form
S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham,
Commonwealth of Pennsylvania, on the 26th day of April, 2005.

                                   GMAC COMMERCIAL MORTGAGE
                                   SECURITIES, INC.

                                   By:  /s/  David E. Creamer
                                        --------------------------
                                             David E. Creamer
                                             Director and President

         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                            TITLE                              DATE

/s/  David E. Creamer                       Director and President                               April 26, 2005
------------------------------------        (Chief Executive Officer)
David E. Creamer

/s/  Wayne D. Hoch*                         Chief Financial Officer, Controller                  April 26, 2005
------------------------------------        and Vice President
Wayne D. Hoch                               (Chief Financial Officer and
                                            Chief Accounting Officer)

/s/  Charles E. Dunleavy, Jr.*              Director                                             April 26, 2005
------------------------------------
Charles E. Dunleavy, Jr.

/s/  David C. Walker*                       Director                                             April 26, 2005
------------------------------------
David C. Walker

/s/  Charles J. Pringle*                    Director                                             April 26, 2005
------------------------------------
Charles J. Pringle

/s/  Donald J. Puglisi*                     Director                                             April 26, 2005
------------------------------------
Donald J. Puglisi

*By:     /s/  David E. Creamer
         ---------------------------
         David E. Creamer

         Attorney-in-fact pursuant to a power of attorney
         previously filed with the Registration Statement